U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

Gyrotron Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	51-0382375
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3412 Progress Drive

Bensalem, Pennsylvania 19020

(Address of principal executive offices)

(215) 244-4740

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Securities registered pursuant to Section 12(g) of the Exchange Act: Common Stock, $0.001 par value

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

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Forward-Looking Statements

This Form 10 contains forward-looking information. This document contains forward-looking statements. Any statements contained in this document that are not statements of historical fact may be deemed to be forward-looking statements. You can identify forward-looking statements as those that are not historical in nature, particularly those that use terminology such as “may”, “will”, “should”, “expects”, “anticipates”, “contemplates”, “estimates”, “believes”, “plans”, “projects”, “predicts”, “potential” or “continue” or the negative of these similar terms. In evaluating these forward-looking statements, you should consider various factors, including the following: (a) those risks and uncertainties related to general economic conditions, (b) whether we are able to manage our planned growth efficiently and operate profitably, (c) whether we are able to generate sufficient revenues or obtain financing to sustain and grow our operations, and (d) whether we are able to successfully fulfill our primary requirements for cash. The Company’s actual results may differ significantly from the results projected in the forward-looking statements. The Company assumes no obligation to update forward-looking statements.

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Item 1. Description of Business.

Overview

Gyrotron Technology, Inc., was incorporated in Delaware on April 13, 1998 to capitalize on the industrial potential of the gyrotron beam. The Company’s operations include (i) developing and licensing industrial technologies based on the gyrotron beam, and (ii) selling a patented, continuous in-line process for the lamination of architectural flat glass and displays, and encapsulation of solar modules (the “Gyrotron Laminating System”, or “GLS”). The gyrotron beam is produced by a gyrotron unit, a generator of high-power concentrated electromagnetic energy, invented over 25 years ago in the former USSR and is a source of energy that shares some characteristics with the laser and the microwave, while possessing unique capabilities. We believe that these capabilities allow improvements and breakthroughs both in industrial processes and product development in a broad range of industries and that we can provide novel methods for heating for industrial processing that have the potential for major cost savings over conventional manufacturing techniques. The Company has developed numerous industrial processes and process concepts based on the use of the gyrotron, primarily for the glass, semiconductor, food plastics and solar cell industries.

The Company has developed and intends to sell the GLS, which it believes offers revolutionary advantages over conventional laminating systems. The process is fully developed and ready for commercialization. We are currently seeking a manufacturer who can cost effectively produce the GLS.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

Gyrotron Beam

The Gyrotron Beam:

•	is able to achieve high power density over large areas;
•	can take any size and form;
•	can heat uniformly or selectively heat to a desired depth or inside materials to a desired plane;
•	is capable of variable heating rates, including ultra-sharp pulses;
•	can be space-saving; and
•	is highly energy efficient.

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The gyrotron beam’s efficiency as an industrial heat source for materials processing make it suitable for processing and/or producing glass, semiconductors, polymers, composites, ceramics and other nonmetallic materials, and, in certain instances, even metal.

The Company believes that, in a variety of heating applications (e.g., annealing, melting, drying and curing), functions normally performed by extensive tunnel furnaces can be performed by a less costly, more efficient and much smaller gyrotron installation. The gyrotron beam’s ability to heat adjacent materials to different temperatures can allow high-performance configurations of materials that otherwise cannot be used together due to their different tolerance of heat.

The Company has developed gyrotron beam applications in numerous fields of materials processing, including:

•	Glass heating, melting, cutting, bending, sealing and tempering;
•	Semiconductor fabrication;
•	Solar cell processing;
•	Ceramic firing, heating, coating and sealing;
•	Multilayer processing, including joining or transforming composite materials, differential heating and adhesive processing;
•	Annealing, curing, drying, coating and enameling; and
•	Food decontamination.

The Company intends to continue its focus on the application of gyrotron beam technology to glass products manufacturing, sterilization, plastics, composites and semiconductor fabrication. In glass products manufacturing, the Company believes the gyrotron beam provides superior alternatives for heating, melting, cutting, bending, tempering and sealing. The unique features of the gyrotron beam allow the manufacture of semiconductor chips with ultra-shallow junctions and high concentrations of active carriers (dopants), thereby enhancing performance and lowering cost. The use of gyrotron beam technology in the manufacture of solar cells allows for the growth of superior crystals and more efficient activation of dopants.

Food-born pathogens on meat and produce are a well-known major public health issue. We have technologies for decontaminating meat and solid and semi-solid produce (e.g. cantaloupes, cucumbers and fruit) and believe that such technology may provide a significant improvement over currently available approaches for reducing the risk of foodborne pathogens. In our laboratory scale tests, heating surfaces of meat and certain kinds of produce for a small fraction of a second with the gyrotron, reduced the bacteria count on those surfaces by a factor of greater than 100,000, without compromising appearance. We have filed a provisional patent application for certain aspects of our food decontamination technologies.

In late 2010, the Company executed an agreement which to date has generated approximately $650,000 in revenues. In connection with that agreement the customer installed a gyrotron on a new customer built line in mid-2012 and since has been perfecting production techniques for a range of low volume high specification products on that line. In the fourth quarter of 2013, the customer began also using that line for some commercial production. The Company receives a volume based royalty for such commercial production. The Company believes that there are substantial further opportunities with this manufacturer and is currently in discussions with the manufacturer on several other projects. The Company is also in discussions with other manufacturers on a number of glass related projects.

In mid-2013, a large multinational consumer products company paid $45,000 to study the feasibility of using the gyrotron in a high-volume application. During testing, the Company successfully demonstrated its ability to cure specialized material to customer specifications in a fraction of the time, and using a fraction of the energy required by conventional technology. In April 2014, said company entered into a further $120,000 development agreement with us. Two phases of this agreement were successfully completed in the second quarter of 2014, and we received $90,000 in the second quarter. In August, said company informed the Company that it wished to commence negotiations regarding a pilot installation, that it did not require the third and final phase of the work under the agreement to be completed and paid the remaining $30,000 due under the agreement in the third quarter. The Company is prohibited from doing work for competitors of this company until mid-2015.

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The Company hopes that gyrotron beam technology will be the primary driver for the Company’s growth due to the diversity of uses for this technology across a broad spectrum of materials processing disciplines. The Company is not aware of any other commercial group focused on developing gyrotron technology for broad commercial use. The Company’s model for commercializing its gyrotron beam applications contemplates engineering design services and technology licensing. The Company will work with its customers to create gyrotron beam installations tailored to their individual needs, collaborating on system design, providing ongoing engineering support, assisting in the customer’s procurement of system components and hardware and licensing the use of its technology.

The Company believes that the superiority of its gyrotron beam applications is compelling. Nevertheless, realization of the commercial potential of the gyrotron beam technology has lagged because of the lack of development and marketing resources. The Company’s ability to hire engineering staff and to purchase additional research and development (R&D) equipment has thus far been limited. The Company does not have the resources to create pilot setups in-house on an appropriate scale to fully demonstrate its technologies. Successful commercialization has also been hampered by the absence of a sustained, multidisciplinary marketing effort, which the Company has been unable to mount as a result of, among other reasons, the lack of sufficient capital.

Commercialization of gyrotron beam technologies has also lagged because of issues related to procuring the gyrotron machine. Although there are a number of gyrotron manufacturers worldwide, the gyrotron that the Company considers the best-suited and most cost effective manufacturer of gyrotrons for its applications is a Russian manufacturer with no U.S. presence. The Company believes that CPI International, Inc., a manufacturer of microwave and radio frequency products headquartered in Palo Alto, California (“CPI”), can over time be a viable alternative source of procurement for gyrotron units suited to applications developed by the Company. However, at this time CPI’s products would be more expensive than those of Russian manufacture and have a longer lead time to delivery.

In July 2014, the Company entered into an agreement to lease a new gyrotron and associated equipment from a vendor pursuant to a capital lease. The lease requires four payments aggregating $220,000, of which $40,000 is due up-front, $45,000 is due upon successful launch, and $75,000 and $60,000 is due at the first and second anniversary of launch, respectively. The lease contains a $1 bargain purchase option following the completion of payments made by the Company. Gabriel Capital LP, a major shareholder of the Company, lent the Company $40,000 in July, 2014 for the initial payment. This informal interest-free loan is to be repaid on July 1, 2015, or earlier, to the extent the Company has cash in excess of $250,000.

The Company will also need to acquire a cyromagnet from a US manufacturer in order to use the new gyrotron it is leasing. The terms for the cyromagnet are expected to be approximately $150,000 payable over two years. Gabriel Capital has informally informed the Company that if necessary, it would loan the Company the funds to make a down payment to purchase the cyromagnet.

Gyrotron Laminating System (“GLS”)

The Company believes that the GLS process is a revolutionary advance over conventional methods of glass lamination. Glass lamination involves sandwiching plastic film between two or more layers of glass to create a composite glass product that is resistant to breakage and other stresses.

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Conventional laminating processes are labor-intensive, occupy substantial floor space, operate using autoclave technology at high pressures, require aggressive climate and moisture control and have long cycle times, all of which reduce efficiencies and contribute to cost. Because of the demanding operational environment, breakage and other product defects are common, reducing yield.

Compared with traditional laminating processes, the GLS process does not require the use of an autoclave as a finishing step, and offers the advantages of reduced capital requirements, significantly lower energy consumption, increased throughput, reduced labor and operating costs and a more efficient spatial footprint. There is virtually no breakage, and the system can easily be configured or scaled for glass of different size, thickness and composition.

The GLS process can also be used for encapsulation, which refers to application of a protective layer of plastic film over sensitive components, and in particular for protection of electrodes in solar cells.

The Company believes that existing laminating lines can be retro-fitted to GLS with minimal operational disruption. Because construction is a major source of demand for laminated glass products, the recent worldwide recession has resulted in reduced demand and overcapacity. The Company believes, however, that GLS has potential for profit as the construction market improves, and by targeting specific market applications if adequate marketing resources are available.

Commercialization Models. The Company intends to market and sell complete GLS installations and use third party equipment manufacturers for the production of the required hardware. The Company also expects to offer design, consulting and maintenance services for GLS installations. The Company’s business model for commercialization of the GLS system includes both sales of GLS systems as well as ongoing royalty arrangements based upon production square footage of laminate product. The Company intends to explore global licensing or joint venturing with established equipment manufacturers having global marketing and servicing capabilities.

Current Economic Environment. We believe that, among other factors, recent levels of sales have been hampered as a result of overcapacity of laminating equipment since 2008. Demand for glass fabrication equipment, as well as for semiconductor components and solar panels, is generally depressed. Activity in the construction industry, a substantial source of demand for glass products and solar panels, continues to be depressed. The Company may therefore seek to promote interest in GLS from manufacturers of specialty glass, such as high value art glass, and solar cell products that cannot tolerate the high pressure environment of conventional encapsulation processes, as well as touch panels.

Products and Applications

The Company’s current product offerings fall into two broad categories - a suite of material processing applications based on the unique heating characteristics of the gyrotron beam and a GLS market-ready autoclave-free system for glass lamination and encapsulation.

We believe that the gyrotron beam can provide advantages in multiple applications; some are described below;

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Glass

Heating. The gyrotron beam offers what the Company believes is the most efficient industrial method for glass heating. Conventional heating processes use infrared radiation, which is absorbed at the surface of the glass, resulting in a temperature differential between the inner and outer surfaces. The gyrotron beam, which emits microwave radiation, can be made to penetrate the glass uniformly across any desired thickness. The Company also believes that the gyrotron beam also has the unmatched ability to heat the mid-plane of a glass sheet while keeping the front and back planes at lower temperature, opening up new possibilities for tempering technology.

Melting. The gyrotron beam provides an energy-efficient mechanism for glass melting. Melting is the most energy-intensive and costly part of glass production. The energy-efficient gyrotron beam can be applied without the inefficiencies and heat loss of conventional heating apparatus such as gas-fired heaters. It can be activated on an on-demand basis, with energy consumption only as needed. When used to form gas-free pellets, the gyrotron saves space by eliminating the need for big glass tanks. Also, gyrotron beam technology allows glass to be heated directly, rapidly and kept under controlled temperature with high accuracy, improving output quality. This is especially important in the manufacture of specialty glass. It could also allow the use of small melting tanks for fiberglass, beads, and tubing production.

Cutting. Glass cutting with the gyrotron beam offers many advantages, including a superior quality edge, without chips or other defects; the absence of residual stress and dust; the ability to cut a wide range of glass thickness; elimination of the need for cleaning, grinding, and polishing; and high speed, accuracy and yield. For example, the plastic film in laminated glass makes cutting glass laminates particularly difficult. Cutting requires specialized equipment, which is subject to the limitations of conventional glass cutting techniques. With gyrotron beam technology, glass laminates can be cut quickly, cleanly and efficiently. The cutting characteristics of the gyrotron beam make it particularly well suited for cutting liquid crystal display (“LCD”) glass, with its sensitive inlay of conductive and display elements, as well as thick and very thin glass.

Bending/Shaping. The gyrotron beam can be used to shape glass into complex geometries that are difficult to achieve with conventional methods. Its use can improve optical properties by lowering the average heating temperature. Because of its unique thermal properties, which allow for selective heating at different substrate depths, the gyrotron beam is uniquely suited to shaping low-E coated glass (low emissivity glass coated to reduce heat transfer) without damage to the coating. Also, with the gyrotron beam, decorative glass powder can be fired onto the glass during the bending process.

Sealing. In conventional sealing, the glass must be heated along with the sealant, with the result that the glass may lose flatness or another desired shape and can also lose temper strength. With gyrotron beam heating, the glass remains at a low temperature, and the sealant only is heated in narrow local areas. The glass preserves its shape and other properties. The gyrotron beam can be used for sealing flat glass (in manufacturing vacuum insulating glass panels and photovoltaics), as well as glass in other configurations such as glass lamps and tubes.

Semiconductors. We believe that Gyrotron beam technology provides a unique and highly efficient method for various aspects of semiconductor fabrication. One such application is Rapid Thermal Processing (“RTP”), a manufacturing process that heats semiconductor wafers to high temperatures on a very short time scale. The process is used for:

•	dopant activation, a thermal treatment process by which free electrons and holes, the active carrier particles of a semiconductor, are released from dopants implanted in the semiconductor;
•	thermal oxidation, a method of producing a thin layer of oxide on a silicon wafer;
•	metal reflow, a process by which metal deposited on the surface of a semiconductor forms metal paths linked to electrical contacts; and
•	chemical vapor deposition, in which a semiconductor wafer is exposed to one or more volatile chemicals that react with and are deposited on the substrate surface.

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The faster the heating and cooling times of the RTP process, the higher the quality of the fabricated semiconductor that can be achieved. Under conventional methods, the cooling process is relatively slow and uncontrolled; dopant continues to diffuse until the crystal cools sufficiently, negatively affecting semiconductor quality. Cooling times are especially sensitive, since under conventional procedures too-rapid cooling can create temperature non-uniformity that results in thermal shock and causes the semiconductor wafer to fracture.

Because of its high power density, the gyrotron beam can create a very sharp heat pulse, allowing cooling to be applied the instant heating stops. Cycling times of 20,000°C per second for heating and 1,000°C per second for cooling can be achieved, far outpacing times available using current industry methods.

As a result, semiconductors can be made with ultra-shallow junctions and high concentration of active carriers, increasing efficiencies and improving electrical quality. Improvements in other areas where RTP is used, such as thermal oxidation and chemical vapor deposition, may also be contemplated with the gyrotron beam.

Because semiconductor materials are good absorbers of high frequency microwave radiation, the gyrotron beam can also be used to preheat wafers prior to epitaxial deposit of crystalline film, a process widely used in nanotechnology and semiconductor fabrication. We believe that use of the gyrotron beam can significantly reduce cycling time and lower costs.

Solar Cells. The Company’s unique processes for semiconductor fabrication and lamination combine for substantial enhancements in solar cell production. Because of the ability of the gyrotron beam to heat selectively by layer, the semiconductors that form the active component of the solar cells can be heated to very high temperatures in a very short period of time, while the substrates on which they rest stay at a much lower temperature and remain undamaged. This simplifies processing, reduces processing time and enhances yield.

The Company is especially focused on applying both gyrotron beam technology and GLS to thin film solar cells. Historically, solar cells have been made from crystalline silicon. Silicon-based cells are expensive to manufacture, are fragile and require special handling during production. Thin-film solar cells have an active element consisting of a vapor-deposited conductive element on a thin substrate such as glass, aluminum, stainless steel or polyimide. They are much thinner, less expensive and less fragile than traditional cells, and the Company believes they have the potential to capture market share.

Specific advantages of the Company’s processes include:

•	Annealing. Taking advantage of the pulsed power of the gyrotron beam, oriented crystallization can be achieved in the annealing process, resulting in higher photovoltaic efficiencies.
•	Activation. The gyrotron’s sharp and powerful heat pulse provides a very efficient process for activating dopants in the photosensitive semiconductor layer.
•	Encapsulation. The Company’s GLS process allows for encapsulation with a significantly lower level of retained moisture than current technology, thereby increasing the lifetime of solar products.

The Company believes that the demand for solar energy devices and installations will increase over time, especially with the rising costs of carbon-based fuels. To date, high manufacturing costs and low photovoltaic efficiencies have been an impediment to the growth of solar power. The Company believes that its gyrotron beam applications may lower manufacturing costs and raise efficiencies of solar cells, particularly as applied to thin film solar cells, and thus may find a market with producers of solar panels and related devices.

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Other Applications. Gyrotron technology can also be used to process polymers, wood, ceramics, minerals, fiberglass, composites, organics, and other non-metallic materials in ways that either offer production efficiencies unavailable with conventional technology or allow for the manufacture of products that are unachievable with other processing methods. The technology can be used for:

•	curing all kinds of polymers and adhesives, quickly and in virtually any thickness (for example automotive seats, interiors and biotech devices);
•	drying utilizing high heat density, over large areas and with excellent energy efficiency (for example, construction panels);
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coating and enameling on virtually any substrate, with metal, ceramic or polymer coatings of variable thickness (for example, blades and sanitary-ware); joining with high temperature adhesives and solders, to produce high-performance joints in both like and dissimilar materials (for example, engine parts); and

•	decontaminating food by extremely rapid heating of the food surfaces.

GLS

General. The GLS is an autoclave-free glass laminating system that the Company believes offers significant and advantages over conventional glass laminating systems. It can also be used for plastic film encapsulation, particularly for the production of solar panels.

Laminated glass consists of two or more layers of ordinary annealed glass with a plastic film, most often polyvinyl butyral (“PVB”), sandwiched in between. The interlayering of the plastic film keeps the glass from shattering or breaking up into large sharp pieces on impact. Laminated glass is used for automobile windshields and in other environments where shattered glass presents a human hazard. In addition to windshields, applications for laminated glass include skylights, windows and storefronts in hurricane prone areas, sound-proofing for hotels and airports, ultra-violet ray control, heat and cold insulation and glass railings.

The strength of laminated glass increases with multiple layers of glass and laminates, and multilayer laminated glass can resist bullets (so-called bulletproof glass), the impact of heavy objects and small explosions.

Conventional process. In a conventional glass laminating system, the glass laminate sandwich is first pre-heated (~100°F), and trapped air and moisture are squeezed out in a press. The process is then repeated at a higher temperature (~170°F). After the pre-laminated glass cools down, it is placed in an autoclave at high pressure and heated again, causing the remaining air and moisture to be dissolved into the plastic film and creating adhesion. This process is characterized by:

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High operating costs. Conventional glass laminating systems are labor-intensive and energy-inefficient, with all of the energy expended heating the pre-laminated glass essentially being wasted, and require rigorous maintenance;

•	Low yield. Use of the autoclave can result in breakage and costly batch processing delays.
•	Long processing time. Autoclave heating and cooling can take many hours.
•	Large space requirements. One laminating line can require a footprint of many thousands of square feet.
•	Difficult quality control. The quality of the product may be inconsistent and difficult to control.
•	Sensitivity to film quality, especially to moisture level.

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GLS Process. In the GLS process, the glass laminate sandwich is first pre-heated (~100°F) and then immediately introduced into a vacuum chamber, which is evacuated and heated (~220°F). Trapped air and moisture, including moisture from the film, is completely pumped off. In a final curing step, the sandwich is transferred to a chamber heated to a selected temperature (~270°F to 300°F) in order to achieve the desired adhesion. The process ends with the laminated glass being transferred for cooling to a stacker-cooler.

The GLS process is highly flexible and adaptable. It can be used for clear, coated, mirrored, colored or specialty glass in an annealed or tempered state. The process is suitable for multilayer laminates, with glass of varying thickness. It can be used for the production of laminates in high-stress applications, such as safety, hurricane, ballistic, fire-rated glass, as well as for laminating touch panels and displays.

We believe that the GLS process offers numerous advantages over conventional systems that require an autoclave:

•	Reduced labor costs. Because of simplified product handling, less operating labor is required.
•	Reduced energy costs. With GLS, energy consumption drops by half from conventional systems.
•	Reduced maintenance costs. The maintenance requirements of a high-pressure autoclave are eliminated.
•	Reduced processing time. The start-to-finish processing time is measured in minutes rather than hours.
•	Increased throughput. Throughput can be increased two- to threefold with the same floor space.
•	Elimination of special processing environment. GLS does not require a climate or moisture-controlled environment (other than for PVB storage).
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Suitable for pressure-sensitive applications. Unlike a conventional process that requires high temperatures and a high pressure autoclave, GLS can be used with solar modules and in other product applications that are sensitive to pressure and temperature.

We believe that the market for GLS is substantial if the manufacture of the GLS can be done cost effectively, which we believe is possible.  GLS includes a versatile hardware design that allows for ease of integration with existing manufacturing lines. We envision selling the GLS at a price slightly above the price for competing equipment and in addition receive licensing or royalty fees.

Encapsulation and Other Applications. Encapsulation refers to application of a protective layer of thermoplastic film over sensitive components, e.g. for protection of solar cells. Conventional encapsulation processes for solar cells use ethylene vinyl acetate (“EVA”)-based films. EVA is costly and slow to laminate and cure. Because of this, alternative encapsulant films are being sought and introduced.

With GLS, solar cell encapsulation can be achieved using cheaper plastic films, cure time can be substantially reduced and bonding to the silicon wafer improved. GLS is especially suited to solar cell products that cannot tolerate the encapsulation pressures of conventional processes. The Company is exploring the use of GLS for encapsulation of solar panels using low-cost, flexible back sheets.

The Company is also investigating applications of GLS for touch panels, displays, and non-traditional joining.

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Commercialization. The Company intends to market and sell complete GLS installations, with the required hardware being manufactured on a contract basis by third-party manufacturers. The Company believes that the necessary components to produce the hardware are readily available and that manufacture of the hardware does not require specialized expertise. Accordingly, it does not anticipate difficulty sourcing its hardware and manufacturing requirements. Currently, the Company has used a manufacturer in the United States for the heating components of the GLS system and a manufacturer in Germany for the vacuum unit, but is seeking more cost effective manufacturers so that it can price the GLS system appropriately.

The Company has engineered the GLS system with a modular design so that it is scalable to a customer’s needs. The system can be configured with an optional pre-heating unit and one or more optional post-heating units. The pre- and post-heating units, which operate at normal pressure, can reduce the cycle time of the lamination process and increase throughput, allowing more efficient use of the vacuum unit that is the key to the GLS process. The components can also be scaled to the size of the glass that a customer wishes to process, up to three by six meters. The price of a particular system will depend on the size of the glass that can be processed and the number and configuration of components.

The Company’s business model for commercialization of the GLS system includes both sales of GLS systems as well as ongoing royalty arrangements based upon production square footage of laminate product.

The Company also hopes to receive design fees, since each installation of GLS will need to be customized for the particular needs and configuration of its customers, and consulting and service fees for assisting in ongoing maintenance and system upgrade.

The Company intends to explore global licensing or joint venturing with established equipment manufacturers having global marketing and servicing capabilities. However, the Company currently has no licensing or joint venture arrangements with any third party.

Customers.

The Company has derived almost all its revenue in each of the years ended December 31, 2012 and 2013, and the six months ended June 30, 2014 from two customers.

Intellectual Property.

The Company holds seven United States patents.

The Company has four gyrotron beam related patents, including technological developments in glass, semiconductors and plastics and critical technical aspects of gyrotron processing. The Company has three patents relating to the GLS process and equipment design. In addition, the Company filed one further patent application and four provisional patents applications.

The Company believes that its patents broadly cover certain fundamental aspects of the application of gyrotron beam technology to materials processing as well as basics of the GLS process and equipment. The Company believes that its patents and patent applications provide it with substantial intellectual property protection.

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1. Rapid Processing Of Organic Materials Using Short Wavelength Microwave Radiation	US 6,368,994

A method for rapid polymerization, curing or a combination thereof of a polymerizable or curable composition to yield polymers and composites based on these polymers through the utilization of short wavelength microwave energy is described. The inventive method is generally applicable to the chemical transformation of any organic material that can be processed by heating. This invention also relates to specially prepared particulate polymerization curing materials which when dispersed and irradiated in a polymerizable or curable composition, will affect rapid polymerization curing or a combination of polymerization and curing of that composition without exceeding the decomposition temperature of the polymerizable or curable composition when the composition is exposed to microwave radiation. The polymerization agent may also be encapsulated by a material which coats the polymerization agent to prevent its premature release into the polymerizable or curable composition.

2. Method For The Rapid Thermal Treatment Of Glass And Glass-Like Materials Using Microwave Radiation	US 6,408,649

A method of thermally treating a glass-like material, preferably a glass sheet, without the use of conventional tunnel-type furnaces, to effect rapid heating of glass and glass-like materials from any initial temperature to any required temperature so that the glass sheet can be processed by shaping, bending, tempering, annealing, coating and floating of the glass sheet without cracking of the glass sheet is described. In the inventive method a microwave radiation with appropriate uniformity, frequency and power density is chosen so as to accomplish glass heating from any initial temperature to any required (e.g., softened) temperature in a selected short time while ensuring that the temperature distribution on the external surfaces and in the interior of the glass sheet that arises from microwave exposure is uniform enough to prevent the exposed glass sheet’s internal thermal stress from exceeding its modulus of the rupture, thereby avoiding glass breakage.

3. Method And Apparatus For Forming Ultra-Shallow Junction For Semiconductor Device	US 6,423,605

A practical low-cost method for forming an ultra-shallow junction in a semiconductor material is provided. The method is directed to an initial RTA process using a heat source at a selected temperature and time sufficient to eliminate lattice defects without significant diffusion of the dopants, along with subsequent exposure to electromagnetic radiation having a frequency in the range of the resonance frequency of interstitial impurity ions. The intensity of the electric field is selected to be proportional to the value of the activation barrier potential of the impurity ions. The method may be used for any dopant material.

4. Modification of Millimetric Wavelength Microwave Beam Power Distribution	US 6,424,090

A system and method for increasing the power density distribution uniformity of a gyrotron radiation beam provides a mirror for reflecting the gyrotron beam onto an object to be irradiated, where the shape of the mirror surface is changed by a plurality of controllable and movable mirror support members in a chaotic or random manner during generation of the gyrotron beam on the mirror surface, and the shape of the mirror surface is changed at a predetermined frequency according to a predefined algorithm.

5. Method For Laminating Glass Sheets Using Microwave Radiation.	US 7,063,760

A method for laminating glass sheets wherein laminating film is placed over surface of a first glass sheet and the film is heated with microwave radiation to a bonding temperature. Heated areas of the film are successively pressed to the glass sheet in a continuous manner for purging air from between the film and the first glass sheet and for applying bonding pressure. The pressed film areas are then cooled whereby an appropriate bond is attained between the film and the first glass sheet. Thereafter the first glass sheet with its bonded film is subjected to a partial vacuum and a second glass sheet is positioned on the film and the second glass sheet is pressed to the film. The film is then reheated with microwave radiation to a bonding temperature and thereafter cooled whereby an appropriate bond is obtained between the film and the second glass sheet to provide a glass lamination.

6. Method for laminating glass sheets using short wave radiation	US7,344,613

A method for laminating glass sheets wherein laminating film is placed over one surface of a first glass sheet and the film is heated with short wave radiation to a bonding temperature. Heated areas of the film are successively pressed to the glass sheet in a continuous manner for purging air from between the film and the first glass sheet and for applying bonding pressure. The pressed film areas are then cooled whereby an appropriate bond is attained between the film and the first glass sheet. Thereafter the first glass sheet with its bonded film is subjected to a partial vacuum and a second glass sheet is positioned on the film and the second glass sheet is pressed to the film. The film is then reheated in selected areas with short wave radiation to a bonding temperature and thereafter cooled whereby an appropriate bond is obtained between the selected film areas and the second glass sheet to provide a glass lamination.

7. Method And Apparatus For Laminating Glass Sheets	US 7,476,284

The invention relates to a method and apparatus for laminating glass articles without using an autoclave. The sandwich structure to be laminated is preheated than is placed in a controllable vacuum and subjected to electromagnetic radiation with specified frequencies and power.

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Research and Development

The Company spent $42,108 and $57,808 for the year ended December 31, 2013 and December 31, 2012, respectively, on research and development, none of which was borne by customers.

Competition

The Company believes it possesses a multi-year lead-time over any potential competitors in the commercialization of gyrotron technology and believes it has significant patent protection for its processes. The Company is unaware of any other technology offering advantages comparable to the GLS for glass lamination. The Company has both patent protection and significant proprietary know-how related to the GLS system. However, in the future competitors may emerge and may have much greater resources (financial, managerial, human resources, facilities and other resources) than the Company.

Employees

The Company currently employs two Ph.D.’s full time, uses a marketing and business development consultant extensively and utilizes two other persons part-time as needed.

Item 1a. Risk Factors

As a “smaller reporting company”, we are not required to provide the information required by this Item.

Item 2. Financial Information

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Certain statements contained in this Form 10, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of our company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the SEC, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We were incorporated in State of Delaware on April 13, 1998 to capitalize on the industrial potential of the gyrotron beam. The Company’s current product offerings fall into two broad categories - a suite of material processing applications based on the unique heating characteristics of the gyrotron beam, and its GLS market-ready autoclave-free system for glass lamination and encapsulation.

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We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Results of Operations

Year Ended December 31, 2013 compared to December 31, 2012

Revenues

We generated revenues of $270,795 in the year ended December 31, 2013 compared with revenues of $309,142 for the year ended December 31, 2012. 79% and 96% of the revenues generated during the years ended December 31, 2013 and 2012, respectively, were as a result of a single contract with a customer and the decrease in revenues from 2012 to 2013 were as a result of the majority of revenues under that contract being recognized in the year ended December 31, 2012. Testing revenues received in year ended 2013 from another customer partially offset the decrease in revenues from the aforementioned contract.

Operating Expenses

During the year ended December 31, 2013, total operating expenses were $627,038. The operating expenses consisted of selling, general and administrative expenses of $584,930 and research and development expenses of $42,108, as compared with total operating expenses of $574,864 during the year ended December 31, 2012. The operating expenses consisted of selling, general and administrative expenses of $517,056 and research and development expenses of $57,808. This increase was due to the addition of a marketing and business development consultant and commencing an arrangement to pay director fees in year ended December 31, 2013.

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Net Loss

During the year ended December 31, 2013, the Company had a net loss of $618,880 as compared to a net loss of $639,016 for the year ended December 31, 2012. The decrease in net loss was primarily the result of a decrease in registration rights expenses in 2013 in the amount of approximately $59,000, an increase in gross profit in the amount of approximately $18,000 partially offset by the aforementioned increase in operating expenses in the amount of approximately $52,000.

Six Months Ended June 30, 2014 compared to June 30, 2013

Revenues

We generated revenues of $93,045 in the six months ended June 30, 2014, a decrease of 59% as compared with revenues of $225,000 for the six months ended June 30, 2013. In the six months ended June 30, 2013, the Company recognized $210,000 of revenue when an installation made in 2012 was accepted by the customer in 2013. The majority of the revenues for the six months ended June 30, 2014 were derived from testing done for a customer.

Operating Expenses

During the six months ended June 30, 2014, total operating expenses were $445,303, as compared with total operating expenses of $302,057 for the six months ended June 30, 2013. The operating expenses consisted of selling, general and administrative expenses of $400,733 and research and development expenses of $44,570. The operating expenses for the six months ended June 30, 2013 consisted of selling, general and administrative expenses of $279,980 and research and development expenses of $22,077. This increase in selling, general and administrative expenses was due primarily related to consulting fees for business development and director fees being incurred for a full six months (as compared to only three months' of director fees for the six months ended June 30, 2013). The increase in research and development expenses was due to increased level of scientific activity.

Net Loss

During the six months ended June 30, 2014, the Company had a net loss of $447,917 compared to a net loss of $285,537 for the six months ended June 30, 2013. The increase in net loss was primarily the result of higher levels of selling, general and administrative expenses as described above.

Three Months Ended June 30, 2014 compared to June 30, 2013

Revenues

We generated revenues of $92,085 in the three months ended June 30, 2014 compared with revenues of $15,000 for the three months ended June 30, 2013. The revenues in the three months ended June 30, 2014 were as a result of a new customer testing our technology for their products.

Operating Expenses

During the three months ended June 30, 2014, total operating expenses were $191,793, as compared with total operating expenses of $179,911 for the three months ended June 30, 2013. The operating expenses consisted of selling, general and administrative expenses of $175,358 and research and development expenses of $16,435. The operating expenses for the three months ended June 30, 2013 consisted of selling, general and administrative expenses of $169,569 and research and development expenses of $10,342. This increase was largely due to increased consulting fees in the amount of approximately $36,000, offset in part by a decrease in the proportion of time spent by Company scientific personnel on selling, general and administrative functions.

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Net Loss

During the three months ended June 30, 2014, the Company had a net loss of $146,399 as compared to a net loss of $171,099 for the three months ended June 30, 2013. The decrease in net loss was primarily the result of was primarily the result of a profitable testing contract which had no corresponding equivalent in the prior year.

Liquidity and Capital Resources

The Company has historically met its liquidity and capital requirements through the private placement of equity securities and loans from officers and stockholders. All the loans were converted to equity by the officers and stockholders. As of December 31, 2013, the Company had cash of $60,082, and currently has approximately $115,000 in cash. The Company hopes to obtain additional funding for general working capital needs and professional fees through the private placement of its equity securities to investors. However, there can be no assurance that the Company will be successful doing so. The Company has no agreements or arrangements currently in place for alternative financing sources.

In September 2014 the Company settled its $44,834 obligation under a loan from Ben Franklin Technology Center of Southeastern Pennsylvania (the "Center") by paying the Center $28,000 in full satisfaction of the loan.

Net cash used by operating activities for the year ended December 31, 2013 was $374,552 compared to $293,571 for the year ended December 31, 2012. Net cash provided by financing activities for the year ended December 31, 2013 was $426,415 compared to $271,819 for the year ended December 31, 2012.

The Company incurred net losses for the years ended December 31, 2013 and 2012 of $618,880 and $639,016, respectively, had a working capital deficiency of $636,397 and stockholders' deficiency of $480,310 at December 31, 2013. The Company is expected to continue to incur losses for the next twelve months.

The Company anticipates that its cash balances will not be adequate to fund operations for the next twelve months. The Company will need additional funding immediately to fund its research, product development and operations. The Company anticipates that it will need about $400,000 in financing during the next 12 months. The Company hopes to raise additional funds from the sale of its equity securities to new or existing stockholders, or by entering into a strategic arrangement with a third party. Although there can be no assurance that additional capital will be available to the Company through these means or on favorable terms. The Company currently has no agreements, arrangements or understandings with any person or entity to obtain funds through bank loans, lines of credit or any other sources.

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Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Critical Accounting Policies and Estimates

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. In the opinion of management, these financial statements include all adjustments necessary in order to make them not misleading.

Revenue Recognition - In accordance with Revenue Recognition Topic of the FASB Accounting Standards Codification (ASC) 805, the Company recognizes revenue when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the Company's price to the customer is fixed or determinate, and collectability is reasonably assured.

Multiple-Element Arrangements - The Company enters into multiple-element contractual arrangements with customers including the technology license, delivery of equipment, installation, consulting, testing and training. Elements under such contracts are considered separate units of accounting if both of the following criteria are met: i) the delivered item(s) have value to the customer on a standalone basis and ii) if the arrangement includes a general right of return relative to the delivered item(s), delivery or performance is considered probable and substantially in control of the Company. For deliverables not meeting the criteria for being a separate unit of accounting, the appropriate allocation of arrangement consideration and recognition of revenue is then determined for the combined unit of accounting. Revenue is allocated amongst deliverables in a multiple-element revenue arrangement according to fair value with an allocation based on selling price. The selling price used for each deliverable will be based on vendor-specific objective evidence ("VSOE") if available, third-party evidence if VSOE is not available, or management's estimate of an element's stand-alone selling price if neither VSOE nor third-party evidence is available. The selling price is allocated amongst deliverables based upon each deliverable's relative selling price to total revenue consideration. The amount allocable to the delivered unit or units of accounting is limited to the amount that is not contingent upon the delivery of additional items or meeting other specified performance conditions.

Impairment of Long-Lived Assets - Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. There was no impairment of long-lived assets during the years ending December 31, 2013 and 2012, respectively, and the six months ended June 30, 2014.

Income Taxes - The Company has approximately $7,470,000 in federal and state net operating loss carryforwards ("NOL's") as of December 31, 2013 available to reduce future taxable income which begin to expire in 2018. Due to the uncertainty of the Company's ability to generate sufficient taxable income in the future to utilize the NOL's before they expire, the Company has recorded a valuation allowance to reduce the gross deferred tax asset to zero.

Research and Development Expenses - Research and development expenses are charged to operations as incurred.

Allocation of Proceeds from Financing Transactions- The Company has raised, and continues to raise equity capital by selling units consisting of convertible preferred stock and warrants, and offering purchasers registration rights payments if the common stock that underlies the preferred stock is not registered by a certain time period. Proceeds are allocated between the preferred stock the warrants and, in certain instances, the right to registration related payments based on an estimate of when the underlying common stock will be registered using the relative fair value of the preferred stock and the warrants. The fair value of the warrants were determined using the Black-Scholes option pricing model. The Black-Scholes model requires the use of assumptions which determine the fair value of the warrants, including their expected term and the price volatility of the underlying common stock. The estimate of registration rights liability is updated each reporting period based on the expected date of compliance. Changes to the estimated liability are recognized in the statement of operations.

Item 3. Properties

We currently lease 8,000 square feet of industrial and office space at 3412 Progress Drive, Bensalem, Pennsylvania 19020, pursuant to a lease that expires in July 2015. We believe that such space is adequate for our current operations and expect that when the lease expires it will be renewed. Monthly lease payments are approximately $9,000.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The following table lists, as of October 13, 2014, the number of our shares of common stock beneficially owned by (i) each person or entity known to us to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our executive officers and directors; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

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The percentages below are calculated based on 14,414,058 shares of common stock which are outstanding as of October 13, 2014.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class

Jack N. Mayer	4,781,284	(1)	30.9%
Vlad Sklyarevich	2,512,500		17.4%
Jerome M. Balsam	178,893	(2)	1.2%
Bart M Schwartz (3)	7,813,375	(4)	42.8%
Gabriel Capital, L.P. (3)	7,813,375	(4)	42.8%
Jan Loeb	143,450	(5)	1.0%
Directors and officers as a group (4 individuals)	7,616,127	(1),(2),(5)	48.5%

 ____________________

(1)

Includes the following held is Mr. Mayer’s own name: (i) 2,662,184 shares of common stock, (ii) 95,407 shares of Series A Convertible Preferred Stock convertible to 357,776 shares of common stock, (iii) 37,765 shares of Series A-1 Convertible Preferred Stock convertible to 141,619 shares of common stock, (iv) 7,938 shares of Series B Convertible Preferred Stock convertible to 238,140 shares of common stock; and (v) 1,761 shares of Series B-1 Convertible Preferred Stock convertible to 88,050 shares of common stock. Also includes (vi) 44,400 shares of common stock held by a trust for which shares he has trading authority; (vii) 21,600 shares of common stock held in the name of his minor son; (vii) 43,200 in the names of another two sons living in his house; (ix) 1,800 shares held jointly in his name and the name of a son living in the same house; (x) 1,063 shares of Series B Preferred convertible to 31,890 shares of common stock, 1,106 shares of Series B-1 preferred convertible to 55,300 shares of common stock, and warrants to purchase 49,001 shares of common stock at $1.00 per share held in the name of Mrs. Elfriede Mayer, Mr. Mayer’s mother, and 109,941 shares of common stock held in an Mrs. Mayer’s IRA account, over all of which he has a general power of attorney, including trading authorization; and (xi) an aggregate of 217,125 shares of common stock held in trusts of others over which he has trading authorization. The number indicated above also includes 600,000 shares of common stock and 31,802 shares of Series A preferred which are convertible into 119,258 shares of common stock held by his spouse, Esther Mayer.

(2)

Includes the following: (i) 127,876 shares of common stock, (ii) 6,166 shares of Series A Convertible Preferred Stock convertible to 23,123 shares of common stock, (iii) 1,660 shares of Series A-1 Convertible Preferred Stock convertible to 6,225 shares of common stock, (iv) 389 shares of Series B Convertible Preferred Stock convertible to 11,670 shares of common stock; and (v) warrants exercisable at $1.00 per share for 9,999 shares of common stock.

(3)

Bart M. Schwartz, of Guidepost Solutions, LLC, 415 Madison Avenue, New York, NY 10017 is the court-appointed receiver of Gabriel Capital, L.P., a court-appointed joint receiver of Ariel Fund Ltd., an affiliate of Gabriel Capital L.P.  Mr. Schwartz has sole voting and dispositive power over the shares held by Gabriel Capital L.P. and joint voting and dispositive power over the shares held by the Ariel Fund Ltd., an affiliate of Gabriel Capital L.P.

(4)

Includes (i) 3,980,151 shares of common stock, (ii) 29,167 of Series A preferred which are convertible to 109,376 shares of common stock held by Ariel Fund Limited, (iii) 22,177 shares of Series B convertible into 665,310 shares of common stock, (iv) 27,747 shares of Series B-1 convertible into 1,387,350 shares of common stock and (v) warrants exercisable at $1.00 per share to purchase 1,671,188 shares of common stock.

(5)

Includes (i) 1,242 shares of Series B which are convertible to 62,100 shares of common stock, (ii) warrants to purchase 57,350 shares of common stock at $1.00 per share, and (iii) options to purchase 24,000 shares of common stock at an exercise price of $0.725 per share.

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Item 5. Directors and Executive Officers

Directors and Executive Officers.

The following table sets forth certain information regarding our current directors, executive officers and key employees:

Name	Positions Held with the Company	Age

Vlad Sklyarevich	President, Treasurer and Director	73
Jack N. Mayer	Director	61
Jerome M. Balsam	Secretary and Director	56
Jan Loeb	Director	55
Michael Shevelev	Technology Director	54

Vlad Sklyarevich, PhD, has been our President since founding our company in 1998. Dr. Sklyarevich has been Treasurer and a director of the Company since its inception. Dr. Sklyarevich’s expertise with gyrotron beam technology, together with his knowledge of the day-to-day operations of the Company as its President, led to the decision to appoint Dr. Sklyarevich to the board.

Jack N. Mayer, has been a director since 1998. From 1986 until March 31, 2013, he was a hedge fund portfolio manager and analyst with Gabriel Capital Corp. and associated entities, specializing in complex bankruptcy and distressed situations. Mr. Mayer is a director of Powersafe Technology (PSFT.PK) and a co-founder of its operating subsidiary, and a co-founder and director of MET Tech, Inc. Mr. Mayer’s knowledge and experience in corporate and financial management led to the decision to appoint Mr. Mayer to the board.

Jerome Balsam, Secretary. Mr. Balsam has been a member of the New York Bar since 1982 and a director since 1998. He previously clerked for two federal judges and was associated with the law firm of Willkie Farr & Gallagher. For over 10 years he has been with Gabriel Capital Corp., a service provider to Gabriel Capital L.P., a major stockholder of the Company, where he currently serves as an in-house attorney. Mr. Balsam’s legal and corporate experience led to the decision to appoint Mr. Balsam to the board.

Jan Loeb was elected as a director of the Company on July 22, 2014. Mr. Loeb has served as President of Leap Tide Capital Management, Inc., a capital investment firm, since 2007. From February 2005 through January 2007, he served as a portfolio manager of Amtrust Capital Management, Inc. From February 2004 through January 2005, Mr. Loeb was a Portfolio Manager for Chesapeake Partners, a capital investment firm. From January 2002 through December 2004, Mr. Loeb was a Managing Director of Jefferies & Company, Inc., an investment banking firm based in New York City. From 1994 through 2001, Mr. Loeb was a Managing Director of Dresdner Kleinwort and Wasserstein, Inc., an investment banking firm based in New York City, which was formerly known as Wasserstein Perella & Co., Inc. Mr. Loeb is also a director of American Pacific Corp and was a director of Pernix Therapeutics Holdings, Inc. until September 2011. Mr. Loeb graduated from Baruch College – City University of New York with a baccalaureate in Finance and Investments.

Michael Shevelev has been our technology director since 1999. Prior to joining the Company, Dr. Shevelev was at the Paton Welding Institute in Kiev, Ukraine. Dr. Shevelev holds a Ph.D. in Technical Science from the Paton Welding Institute.

Our directors hold office until the next annual general meeting of the stockholders or until their successors are elected and qualified. Our officers are appointed by our board of directors and hold office until their earlier death, retirement, resignation or removal.

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There are no legal proceedings that have occurred within the past ten years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations. Gabriel Capital L.P. the Company’s largest shareholder, is being wound down under the supervision of a court appointed receiver.

The Company has no nominating, audit or compensation committees at this time.

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

There are no family relationships among any of our officers or directors.

Item 6. Executive Compensation

The table below sets forth information concerning compensation paid, earned or accrued by our chief executive officer (a “named executive officer”) for last two fiscal years.

SUMMARY COMPENSATION TABLE

						Non-Equity	Nonqualified	All
Name and				Stock	Option	Incentive Plan	Deferred	Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	Earnings ($)	($)	($)
Vlad Sklyarevich	2013	125,000	700	0	0	0	0	0	125,700
President and Treasurer	2012	125,000	0	0	0	0	0	0	125,000

Although Dr. Sklyarevich is entitled to $125,000 for each of the last two completed fiscal years, he has received $63,430 for the year ended December 31, 2013 and $49,490 for the year ended December 31, 2012; the balance of both years’ salary is being accrued.

There are no employment or other agreements with our executive officers.

Outstanding Equity Awards

Our officers and directors do not have unexercised options, stock that has not vested, or equity awards. There were no outstanding equity awards to our named executive officer as of December 31, 2013.

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Compensation of Directors

$5,000 is paid or accrued to Mr. Mayer on a monthly basis commencing April 2013 for total compensation of $45,000 during 2013. Mr. Mayer’s fee for 2013 was accrued in 2013 and paid in 2014.

Other than as described above, no compensation has been paid to any of our directors for the years ended December 31, 2013 and December 31, 2012 in consideration for their services rendered in their capacity as directors and no other arrangements are presently in place regarding compensation to directors for their services as directors or for committee participation or special assignments.

Mr. Loeb was elected to the board of directors in July 2014, and will be paid at the rate of $25,000 yearly. In addition the board of directors agreed to grant Mr. Loeb options to purchase 60,000 shares of common stock at an exercise price of $0.725, of which 20% vested immediately and an additional 20% will vest on each of the 3, 6, 9 and 12 month anniversary of his being elected to the board.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Gabriel Capital LP, a major shareholder of the Company, lent the Company $40,000 in July, 2014. There is no interest on the loan. This informal loan is to be repaid on July 1, 2015, or earlier to the extent the Company has cash in excess of $250,000.

The loan in the amount of $24,155 made by the Company to Dr. Sklyarevich in 1998 was forgiven by the Company in May 2014.

Officers and directors of the Company purchased securities from the Company as indicated in "Item 10. Recent Sales of Unregistered Securities" below.

Director Independence

We are not subject to the listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our directors other than Mr. Loeb currently meet the definition of “independent” as promulgated by the rules and regulations of the NYSE Alternext US (formerly known as the American Stock Exchange).

Item 8. Legal Proceedings

There are no pending material legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

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Item 9. Market Price of and Dividends on Registrant’s Common Equity and Related Stockholder Matters

Market Information

Our common stock is quoted on the over the counter pink sheets under the trading symbol GYTI.PK. The following table shows the high and low last sale prices for our common shares on the pink sheets for periods indicated. The following prices reflect inter-dealer prices, without retail mark-up, mark-down or commission:

Fiscal Year 2014	High Bid	Low Bid

Third Quarter	0.78	0.65
Second Quarter	0.81	0.65
First Quarter	0.71	0.45

Fiscal Year 2013	High Bid	Low Bid

Fourth Quarter	0.79	0.51
Third Quarter	0.78	0.55
Second Quarter	0.77	0.60
First Quarter	0.76	0.40

Fiscal Year 2012	High Bid	Low Bid

Fourth Quarter	0.72	0.25
Third Quarter	0.97	0.25
Second Quarter	1.17	0.83
First Quarter	0.98	0.98

On October 10, 2014, the closing bid price of our common stock on the OTC pink sheets quotation system was $0.65 per share.

As of October 10, 2014, there were approximately 58 holders of record of our common stock.

Of the 14,414,058 shares issued and outstanding as of October 13, 2014, 1,038,899 shares are not reflected on the books of the transfer agent for the Company as a result of the lack of information required to issue said shares (such as receipt of Form W-9 from the current shareholder).

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Dividends

We have not declared or paid any cash dividends on our common stock and we do not anticipate paying any dividends in the foreseeable future. We expect to retain any future earnings to finance our operations and expansion. The payment of cash dividends in the future will depend upon our future revenues, earnings and capital requirements and other factors the Board considers relevant.

Warrants or Options

As of June 30, 2014, the Company had the following warrants to purchase 2,639,164 shares of common stock outstanding:

Shares of Underlying Common Stock	Expiration Date	Strike Price
1,044,864	3/31/2015*	$1.00
1,534,300	3/31/2016*	$1.00
60,000	10/01/2018	$0.75

 ______________

* Under certain circumstances these warrants will expire earlier. See Item 11 below.

Securities Authorized for Issuance under Equity Compensation Plans

During 2006, the Board authorized the creation of a stock option pool of 1,200,000 stock options (as adjusted for the stock dividend described in Item 11 below) to purchase shares of the Company's common stock to officers and salaried employees of the Company, members of the Board, consultants and other key employees as determined by the Board. Awards are determined by the Board. The right to grant options under the plan expires in 2016. As of December 31, 2013, there are 1,200,000 stock options available under said plan.

The following table provides information regarding our equity compensation plans as of December 31, 2013:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	0	0	0
Equity compensation plans not approved by security holders	1,200,000	1,200,000	1,200,000

In the third quarter of 2014, the Company agreed to grant 60,000 options to Jan Loeb, as described in Item 6 above, and 75,000 options at an exercise price of $0.80 to Dr. Michael Shevelev, the Company’s technical director, 18,750 to vest immediately, and 18,750 to vest in each of August 2015, August 2016, and August 2017.

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Item 10. Recent Sales of Unregistered Securities

Below is a description of sales by the Company of unregistered securities during the past three years.

During the year ended December 31, 2012, the Company in private offerings offered and sold an aggregate of 4,100 units of Series B Preferred at a price of $30/unit for aggregate proceeds to the Company of $123,000. Accredited investors and/or non-US persons not affiliated with the Company purchased 2,450 units and Gabriel Capital L.P purchased the remaining 1,650 units. Each unit consisted of one share of Series B Preferred Stock and ten detachable warrants each to purchase one share of common stock at $3 per share as adjusted. As a result of the stock dividend described below, each warrant now entitles the holder to purchase 3 shares of common at $1 each. In addition, during such period 3,688 additional shares of Series B Preferred Stock respectively were issued as paid in kind (PIK) dividends in accordance with the Certificate of Designation of the Series B. All the certificates evidencing the shares issued above contained a legend (1) stating that the shares have not been registered under the Securities Act and (2) setting forth or referring to the restrictions on transferability and sale of the shares under the Securities Act.

In the year ended December 31, 2013, the Company issued 344 shares, including PIK dividends, of Series B Preferred Stock to a non-affiliated vendor, to settle a contract claim.

During the years ended December 31, 2012 and December 31, 2013, the Company in private offerings offered and sold an aggregate of 572 and 19,518 Series B-1 Preferred units (described below) respectively at a price of $35/unit for aggregate proceeds to the Company of $20,000 and $683,105 respectively to the persons indicated below and accredited investors not affiliated with the Company (indicated below as “Others”). Each B-1 unit consists of one share of Series B-1 Preferred Stock and 50 detachable warrants each to purchase one share of common stock at $0.70 per share as adjusted. In addition, during the years ended December 31, 2012 and 2013, 16 and 982 additional shares of Series B-1 Preferred Stock respectively were issued as PIK dividends in accordance with the Certificate of Designation of the Series B-1. All the certificates evidencing the shares issued above contained a legend (1) stating that the shares have not been registered under the Securities Act and (2) setting forth or referring to the restrictions on transferability and sale of the shares under the Securities Act.

The Purchasers of the Series B-1 Preferred units and the number of units they purchased are set forth below:

Year ending 12/31/12	Units of Series B-1 Preferred
Jan Loeb	572
Total	572

Year ending 12/31/13	Units of Series B-1 Preferred
Gabriel Capital L.P.	16,743
Others	686
Jack Mayer	1,384
Joseph Mayer	275
Elfriede Mayer	430
Total	19,518

25

Also, in the year ended December 31, 2013, the Company issued 255 shares of Series B-1 Preferred Stock to Jack N Mayer, in exchange for 300 shares of Series B Preferred Stock. All of the above securities were offered and issued pursuant to an exemption from registration requirements under the Securities Act of 1933 as amended, pursuant to Section 4 (2) of such act.

From January 1, 2014 to June 30, 2014, the Company offered and sold an aggregate of 10,776 B-1 units at a price of $35 per unit for aggregate proceeds to the Company of $377,135 to the persons indicated below and accredited investors and/or non-US persons not affiliated with the Company (indicated below as “Others”). In addition, during such period 618 additional shares of Series B-1 Preferred Stock were issued as PIK dividends in accordance with the Certificate of Designation of the Series B-1. The purchasers of the B-1 units are set forth below:

Six month period ended June 30, 2014	Units of Series B-1 Preferred
Gabriel Capital L.P.	9,715
Jan Loeb	575
Others	486
Total	10,776

Subsequent to June 30, 2014, the Company offered and sold an aggregate of 7,843 Series B-1 Preferred units at a price of $35 per unit for aggregate proceeds to the Company of $274,505. The purchasers of the B-1 units are set forth below:

Subsequent to June 30, 2014	Units of Series B-1 Preferred
Gabriel Capital L.P.	1,743
Elfriede Mayer	650
Others	5,450
Total	7,843

In January 2014, the Company amended the certificate of designation of the Series A Preferred with the effect of satisfying cumulative unpaid dividends through September 30, 2013 with common stock at the rate of one common share per $0.65 of dividends, and reducing the dividend rate to 10% from 18% beginning October 1, 2013. In February 2014 the board of directors declared unpaid cumulative dividends of $1,913,479 on the Series A Preferred for all periods through September 30, 2013, and satisfied those by the issuance of 2,943,837 shares of common stock.

26

In May 2014, the Company amended the certificate of designation of the Series A-1 Preferred with the effect of satisfying cumulative unpaid dividends through December 31, 2013 with common stock at the rate of one common share per $0.65 of dividends, and reducing the dividend rate to 10% from 18% beginning January 1, 2014. In June 2014 the board of directors declared unpaid cumulative dividends of $243,440 on the Series A-1 Preferred for all periods through December 31, 2013, and satisfied those by the issuance of 374,523 shares of common stock.

All the certificates evidencing the equity securities issued described herein contain a legend (1) stating that the shares have not been registered under the Securities Act and (2) setting forth or referring to the restrictions on transferability and sale of the shares under the Securities Act.

Item 11. Description of Securities to be Registered

Only the common stock of the Company is being registered in this Form 10. Information on the Company’s preferred stock is also provided below; however, the preferred stock is not being registered.

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation including the Certificates of Designations, Preferences and Rights of the Convertible Redeemable Series A and Series A-1 Preferred Stock and the Certificate of Designations, Preferences and Rights of the 10% Convertible Redeemable Series B Preferred Stock and Series B-1 Preferred Stock, which set forth the rights, preferences and limitations of such preferred stock which have been filed as exhibits to this Form 10.

Common Stock

We are authorized to issue 25,000,000 shares of common stock, par value $0.001, of which 15,222,024 and 14,414,058 shares are issued and outstanding as of June 30, 2014, respectively. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

There is no provision in our Certificate of Incorporation or By-laws that would delay, defer or prevent a change in control of our company.

On July 5, 2012, the Company's Board of Directors authorized and declared a 200% common stock dividend, resulting in a three-for-one forward split of the Company's common stock. The split was effective in the form of a stock dividend distribution on August 10, 2012 to stockholders of record on the close of business on July 5, 2012. All share amounts provided for in this Form 10 were retroactively adjusted to reflect the split.

27

Preferred Stock

Our board of directors has the right, without stockholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.001 per share. The Company has authorized the following series of preferred stock:

Convertible Redeemable Series A and Series A-1 Preferred Stock

450,000 and 125,000 shares of preferred stock are designated as Series A Preferred Stock and Series A-1 Preferred Stock, respectively, and 436,774 and 61,910 are outstanding as of October 10, 2014, respectively. Cumulative dividends accrue at the rate of 10% of the $6.00 liquidation amount for the Series A Stock and Series A-1 Preferred Stock. Dividends are payable quarterly in cash and accrue whether or not declared. In the event of a liquidation, winding up or dissolution of the Company, no distribution will be made to the holders of common stock unless each share of Series A Preferred Stock and Series A-1 Preferred Stock has received prior thereto the liquidation amount. Series A Preferred Stock and Series A-1 Preferred Stock rank equal for all purposes. The holders of the Series A and Series A-1 Preferred Stock have the right to one vote for each share of common stock into which such share is convertible and shall vote together with the common stock as a single class. The holder has the right at any time to convert such preferred stock into common stock at a conversion ratio of one share of preferred to 3.75 shares of common (conversion price of $1.60). The conversion ratio is subject to adjustment if the Company declares dividends, makes a distribution or affects a subdivision, split, consolidation, or similar event. The conversion price is adjusted based upon the change in the conversion ratio. The Company may not amend the Certificate of Designation covering the Series A Preferred Stock without the consent of two-thirds of the Series A Preferred Stock outstanding or the Certificate of Designation covering the Series A-1 Preferred Stock without the consent of the majority of the Series A-1 Preferred Stock outstanding.

On or after May 31, 2015 (the “Repurchase Date), a holder of the Series A or A-1 preferred stock can request the Company repurchase (and the Company may offer to repurchase) on the date which is 30 calendar days thereafter, all shares of Series A or A-1 preferred stock held by the holder for cash equal to $6 per share plus accrued and unpaid dividends as of the repurchase date. The Company has the option whether or not to agree to the repurchase. In the event the Company fails to repurchase or, after December 31, 2014, payment of dividends is four quarters in arrears, the dividend rate will increase to 18% and the holders of a majority of the outstanding Series A Stock and Series A-1 Stock together have the right to elect a majority of the directors, which directors can be removed with or without cause or a vacancy filled by the holders of the majority of the outstanding Series A Stock and Series A-1 Stock holders. As of June 30, 2014, the Series A and A-1 are three and two quarters in arrears respectively. If the Company offers to repurchase and a holder opts out, his dividend rate will reduce to 3% and his conversion rights will terminate.

The Company may force conversion of all Series A Stock or Series A-1 Stock at any time if (i) the common stock is listed for trading on a national securities exchange or inter-dealer quotation system, (ii) the Company shall have prepared and filed with the Securities and Exchange Commission a registration statement covering the shares of common stock to be issued upon due conversion of preferred stock, and such registration statement shall have been declared effective under the Securities Act of 1933, (iii) during any preceding period of twenty consecutive trading days (while (i) and (ii) are fulfilled) the closing price equals or exceeds 150% of the conversion price then in effect, and (iv) the Company is current on its dividends on the Series A or A-1 preferred stock.

As long as there are shares of Series A and A-1 Preferred Stock outstanding, the Company shall not (i) borrow to finance operations except for the purchase of property, plant and/or equipment, (ii) create any stock ranking senior to the Series A Stock or the Series A-1 Stock, as the case may be, in any respect or having a payment preference to the common stock in excess of its purchase price upon liquidation, dissolution or winding up or upon a business combination, (iii) issue any class or series of stock ranking in parity with the Series A Stock or the Series A-1 Stock, as the case may be, having a liquidation preference when aggregated with the liquidation preference of the outstanding Series A Stock and Series A-1 Stock exceeding $3.3 million or having dividend rate in excess of 10% per annum, or (iv) pay any dividends on shares of common stock except dividends payable in shares of common stock and dividends that do not exceed 50% of the retained earnings and with the amount of any non-cash dividend being the fair market value.

28

In connection with the Series A-l preferred stock subscription agreements, the Company agreed to pay the various subscribers 1/2% of the aggregate purchase price of shares acquired each month beginning on various dates between December 1, 2009 and July 1, 2010 until (i) the Company has prepared and filed a registration statement with the Securities and Exchange Commission which has been declared effective under the Securities Act or the holder is then able to sell the underlying common shares under Rule 144 promulgated pursuant to the Securities Act and (ii) the Company has obtained a ticker symbol and common shares are eligible to trade on the OTCBB. In the unaudited financial statements of the Company for the period ending June 30, 2014, the above described payment obligation has been accrued for through December 31, 2014, in the amount of $110,716.

10% Convertible Redeemable Series B Preferred Stock

40,000 shares are designated as 10% Convertible Redeemable Series B Preferred Stock (“Series B”), and 39,959 are outstanding as of October 10, 2014. The holder of Series B has the right, at any time, to convert each share into common stock at a conversion ratio of one share of Series B preferred stock to 30 shares of common stock (i.e. at a conversion price of $1.00 per common share). Each share of Series B preferred stock has a liquidation preference equal to $30.00 per share plus any accrued or declared and unpaid dividends owed to holders of shares. In the event of a liquidation, winding up, or dissolution of the Company, the Series B ranks senior to the common stock and junior to the Series A and A-1 preferred stock. Commencing on July 1, 2011, cumulative dividends on each share accrue at a rate of 10% of the $30.00 liquidation amount. Dividends are payable quarterly, beginning December 31, 2010, in cash when and if declared by the board of directors. The dividends accrue whether or not they have been declared by the board of directors and whether or not there are profits or other funds legally available. The conversion ratio is subject to adjustment when the Company declares or pays dividends, makes a distribution on common stock payable in common shares, or affects a subdivision, split, consolidation, combination, or reverse split of outstanding common shares into a greater or lesser number of common shares. The conversion price of $1.00 per common share is adjusted based on changes in the conversion ratio. The Series B holder would be entitled to receive the number of common stock or securities or property that such holder would have owned or been entitled to receive upon the occurrence of such event had the Series B preferred been converted immediately prior to the record or effective date of such event. The Company, at its option, may require conversion of all or any pro-rata portion of shares of Series B preferred stock outstanding into common stock if at any time (i) the common stock is listed for trading on a national securities exchange, an inter-dealer automated quotation system, or over the counter bulletin board, (ii) the Company shall have prepared and filed with the Securities and Exchange Commission a registration statement covering the shares of common stock to be issued upon due conversion of preferred stock, and such registration statement shall have been declared effective under the Securities Act of 1933, (iii) during any preceding period of twenty consecutive trading days (while (i) and (ii) are fulfilled) the closing price equals or exceeds 167% of the conversion price then in effect, and (iv) the Company is current on its dividends on the Series B preferred stock. The holders of Series B preferred stock have the right to one vote for each share of common stock into which such share of preferred stock could then be converted.

On or after May 31, 2016 (the “B Repurchase Date”), a holder can request the Company to repurchase (and the Company may offer to repurchase), on the date which is 30 calendar days thereafter, all shares of Series B preferred stock held by the holder for cash equal to $30.00 per share plus accrued and unpaid dividends as of the repurchase date. The Company has the option whether or not to agree to the repurchase. In the event the Company fails to repurchase or payment of Series B dividends is six quarters in arrears, the dividend rate will increase to 18% until such failure or arrearage is cured, the majority holders of Series B preferred stock have the right to elect the majority of the board of directors, and the conversion price shall decrease to $0.85. As of June 30, 2014, the Company is currently five quarters in arrears with respect to the Series B. If the Company offers to repurchase and a holder opts out, his dividend rate will reduce to 3% and his conversion rights will terminate. The Company may accelerate the B Repurchase Date to a date not earlier than December 1, 2014.

Warrants issued as part of Series B Preferred units - As part of the Series B Preferred units described in Item 10, purchasers' acquired ten detachable warrants for each share of purchased Series B preferred. Each warrant entitles the holder to acquire one share of $.001 par value common stock at a post-split exercise price of $1 per common share, and expires on the earlier of March 31, 2015 or such date at which i) the common stock is listed on the OTCBB and ii) the shares to be acquired by exercise of the warrants have been registered under the Securities Act of 1933, for 60 consecutive days. If the Company subdivides or combines its common stock, issues or pays the holders of common stock, or take a record of the holders of common stock for the purpose of entitling them to receive a dividend payable in or distribution of common stock, the number of shares of common stock purchasable upon exercise of the warrant and the warrant price shall be proportionally adjusted.

In connection with the Series B subscription agreements, the Company agreed to pay subscribers 1/2% of the liquidation preference of shares held by subscribers each month beginning on dates varying from January 1, 2012 to September 1, 2012 until i) the common shares are eligible for trading on the OTCBB and ii) the common shares issuable upon conversion of the shares shall be registered under the Securities Act of 1933 or the subscriber is able to sell such common shares under Rule 144. In the unaudited financial statements of the Company for the period ending June 30, 2014, the above described payment obligation has been accrued for through December 31, 2014, in the amount of $181,835.

29

10% Convertible Redeemable Series B-1 Preferred Stock

80,000 shares of preferred stock are designated as 10% Convertible Redeemable Series B-1 Preferred Stock (“Series B-1”), and 40,580 are outstanding as of October 10, 2014.

The holder of Series B-1 has the right, at any time, to convert each share into common stock at a conversion ratio of one share of Series B preferred stock to 50 shares of common stock (i.e. at a conversion price of $0.70 per common share). Each share of Series B-1 preferred stock has a liquidation preference equal to $35.00 per share plus any accrued or declared and unpaid dividends owed to holders of shares. In the event of a liquidation, winding up, or dissolution of the Company, the Series B-1 ranks senior to the common stock, pari – passu with the Series B, and junior to the Series A and A-1 preferred stock. Cumulative dividends on each share accrue at a rate of 10% of the $35.00 liquidation amount. Dividends are payable quarterly, in cash, when and if declared by the board of directors. The dividends accrue whether or not they have been declared by the board of directors and whether or not there are profits or other funds legally available. The conversion ratio and price is subject to adjustment when the Company declares or pays dividends, makes a distribution on common stock payable in common shares, or affects a subdivision, split, consolidation, combination, or reverse split of outstanding common shares into a greater or lesser number of common shares and the Series B-1 holder is entitled to receive the number of common stock or securities or property that such holder would have owned or been entitled to receive upon the occurrence of such event had the Series B-1 preferred been converted immediately prior to the record or effective date of such event. The Company, at its option, may require conversion of all or any pro-rata portion of shares of Series B-1 preferred stock outstanding into common stock if at any time (i) the common stock is listed for trading on a national securities exchange, an inter-dealer automated quotation system, or the over the counter bulletin board (OTCBB), (ii) the Company shall have prepared and filed with the Securities and Exchange Commission a registration statement covering the shares of common stock to be issued upon due conversion of preferred stock, and such registration statement shall have been declared effective under the Securities Act of 1933, (iii) during any preceding period of twenty consecutive trading days (while (i) and (ii) are fulfilled) the closing price equals or exceeds 157% of the conversion price then in effect, and (iv) the Company is current on its dividends on the Series B-1 preferred stock. The holders of Series B-1 preferred stock have the right to one vote for each share of common stock into which such share of preferred stock could then be converted.

On or after August 31, 2017 (the “B-1 Repurchase Date”), a holder can request the Company to repurchase (and the Company may offer to repurchase), on the date which is 30 calendar days thereafter, all shares of Series B-1 preferred stock held by the holder for cash equal to $35.00 per share plus accrued and unpaid dividends as of the repurchase date. The Company has the option whether or not to agree to the repurchase. In the event the Company fails to repurchase or payment of Series B-1 dividends is six quarters in arrears, the dividend rate will increase to 18% until such failure or arrearage is cured, the majority holders of Series B and B-1 preferred stock voting together shall have the right to elect the majority of the board of directors, and the conversion price shall decrease to $0.595. As of June 30, 2014, the Company is currently one quarter in arrears with respect to the Series B-1. If the Company offers to repurchase and a holder opts out, his dividend rate will reduce to 3% and his conversion rights will terminate. The Company may accelerate the B Repurchase Date to a date not earlier than December 1, 2015.

Warrants issued as part of Series B-1 Preferred units - As part of the Series B-1 Preferred units described in Item 10, purchasers' acquired ten detachable warrants for each share of purchased Series B preferred. Each warrant entitles the holder to acquire one share of $.001 par value common stock at a post-split exercise price of $1 per common share, and expires on the earlier of March 31, 2016 or such date which i) the common stock is listed on the OTCBB and ii) the shares to be acquired by exercise of the warrants have been registered under the Securities Act of 1933, for 60 consecutive days. If the Company subdivides or combines its common stock, issues or pays the holders of common stock, or take a record of the holders of common stock for the purpose of entitling them to receive a dividend payable in or distribution of common stock, the number of shares of common stock purchasable upon exercise of the warrant and the warrant price shall be proportionally adjusted.

In connection with the Series B-1 Preferred unit subscription agreements, the Company agreed to pay subscribers 1/2% of the liquidation preference of shares held by subscribers each month beginning on dates varying from July 1, 2013 to July 8, 2015 until i) the common shares are eligible for trading on the OTCBB and ii) the common shares issuable upon conversion of the shares shall be registered under the Securities Act of 1933 or the subscriber is able to sell such common shares under Rule 144. In the unaudited financial statements of the Company for the period ending June 30, 2014, the above described payment obligation has been accrued for through December 31, 2014, in the amount of $35,196.

30

Item 12. Indemnification of Directors and Officers

Our certificate of incorporation and bylaws provide that we indemnify our directors, officers, employees and agents against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement reasonably incurred, provided they act in good faith and in a manner reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Pursuant to Section 102 of the Delaware General Corporation Law (“DGCL”), a director’s liability is not eliminated (1) for a breach of such director’s duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL) or (4) for any transaction from which such director derived an improper personal benefit.

We believe that the indemnification provisions contained in our certificate of incorporation and our bylaws are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate a directors’ or officers’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL.

If we fail to pay in full a claim for indemnification, then the person claiming an indemnification right may bring suit to enforce the indemnification claim. We must prove the person claiming indemnification has failed to meet the standards of conduct that make it permissible under the DGCL for us to indemnify such person.

At present, there is no pending litigation or proceeding involving any of our executive officers or directors to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any executive officer or director.

31

 Item 13. Financial Statements and Supplementary Data

FINANCIAL STATEMENTS

GYROTRON TECHNOLOGY, INC.

December 31, 2012

with

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

F-1

GYROTRON TECHNOLOGY, INC.

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Gyrotron Technology, Inc.

We have audited the accompanying balance sheets of Gyrotron Technology, Inc. as of December 31, 2012 and 2011, and the related statements of operations, changes in stockholders' deficiency, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gyrotron Technology, Inc. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and its total liabilities exceed its total assets. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ FREED MAXICK CPAs, P.C.

Buffalo, New York

October 14, 2013

F-3

GYROTRON TECHNOLOGY, INC.
BALANCE SHEETS
December 31,

	2012	2011
ASSETS
Current assets:
Cash	$8,219	$29,971
Accounts receivable, net	9,700	3,218
Prepaid expenses and other current assets	4,040	11,413
Customer contracts in progress	200,000	277,275
Financing receivable	90,000	-
Loan receivable, officer	24,155	24,155
Total current assets	336,114	346,032

Machinery and equipment, net	171,590	253,706
Patents, net	64,120	73,881
Other assets	12,253	12,253

Total assets	$584,077	$685,872

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
Note payable	$49,383	$50,682
Accounts payable	115,928	126,579
Accrued expenses and other liabilities	308,626	212,969
Capital lease liability	65,000	-
Unearned revenues	210,000	229,280
Registration rights obligation	230,284	138,798
Total current liabilities	979,221	758,308

Capital lease liability	50,000	-

Advances from stockholders	130,118	-

Stockholders' deficiency:
Preferred stock, 1,000,000 shares authorized, $0.001 par value:
Series A - 450,000 shares designated	437	437
Series A-1 - 125,000 shares designated	62	62
Series B - 40,000 shares designated	40	32
Series B-1 - 20,000 shares designated	1	-
Common stock, 25,000,000 shares authorized, $0.01 par value,
11,903,664 shares issued and 11,095,698 shares outstanding	119,037	119,037
Additional paid-in capital	7,977,007	7,840,826
Accumulated deficit	(8,281,143)	(7,642,127)
	(184,559)	318,267
Treasury stock, 807,966 common shares, at cost	(390,703)	(390,703)
Total stockholders' deficiency	(575,262)	(72,436)

Total liabilities and stockholders' deficiency	$584,077	$685,872

See accompanying notes.

F-4

GYROTRON TECHNOLOGY, INC.
STATEMENTS OF OPERATIONS
For the Years Ended December 31,

	2012	2011

Revenue	$309,142	$91,720

Cost of goods sold	293,022	95,492

Gross profit (loss)	16,120	(3,772)

Operating expenses:
Selling, general and administrative expenses	517,056	436,898
Research and development expenses	57,808	67,171
Total operating expenses	574,864	504,069

Operating loss	(558,744)	(507,841)

Other income (expense):
Other income	7,247	4,455
Registration rights obligation	(84,830)	(55,569)
Interest and penalties expense	(2,689)	(3,269)

Net loss	(639,016)	(562,224)

Preferred stock dividends accumulated and warrants	677,019	604,023

Net loss attributable to common stockholders	$(1,316,035)	$(1,166,247)

Loss per common share - basic and diluted	$(0.11)	$(0.10)

Weighted average shares outstanding - basic and diluted	11,903,664	11,903,664

See accompanying notes.

F-5

GYROTRON TECHNOLOGY, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
Years Ended December 31, 2012 and 2011

	Preferred Series A		Preferred Series A-1		Preferred Series B		Preferred Series B-1		Common Stock		Additional Paid-in	Accumulated	Treasury
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Total

Balance, December 31, 2010	436,774	$437	61,910	$62	-	$-	-	$-	11,903,664	$119,037	$6,951,441	$(7,079,903)	$(390,703)	$(399,629)

Issuance of Series B convertible
preferred stock, 10%
cumulative dividend	-	-	-	-	30,729	31	-	-	-	-	921,832	-	-	921,863

Series B registration rights
obligation	-	-	-	-	-	-	-	-	-	-	(39,503)	-	-	(39,503)

Reinvestment of Series B
preferred stock dividends	-	-	-	-	1,410	1	-	-	-	-	-	-	-	1

Stock based compensation	-	-	-	-	-	-	-	-	-	-	7,056	-	-	7,056

Net loss	-	-	-	-	-	-	-	-	-	-	-	(562,224)	-	(562,224)

Balance, December 31, 2011	436,774	437	61,910	62	32,139	32	-	-	11,903,664	119,037	7,840,826	(7,642,127)	(390,703)	(72,436)

Issuance of Series B convertible
preferred stock, 10%
cumulative dividend	-	-	-	-	4,100	4	-	-	-	-	122,996	-	-	123,000

Issuance of Series B-1 convertible
preferred stock, 10%
cumulative dividend	-	-	-	-	-	-	572	1	-	-	19,999	-	-	20,000

Series B registration rights
obligation	-	-	-	-	-	-	-	-	-	-	(6,810)	-	-	(6,810)

Reinvestment of Series B and B-1
preferred stock dividends	-	-	-	-	3,698	4	16	-	-	-	(4)	-	-	-

Net loss	-	-	-	-	-	-	-	-	-	-	-	(639,016)	-	(639,016)

Balance, December 31, 2012	436,774	$437	61,910	$62	39,937	$40	588	$1	11,903,664	$119,037	$7,977,007	$(8,281,143)	$(390,703)	$(575,262)

See accompanying notes.

F-6

GYROTRON TECHNOLOGY, INC.
STATEMENTS OF CASH FLOWS
For the Years Ended December 31,

	2012	2011

Cash flows from operating activities:
Net loss	$(639,016)	$(562,224)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	91,875	91,875
Stock based compensation	-	7,056
Increase in allowance for doubtful accounts	3,218	-
(Increase) decrease in assets:
Accounts receivable	(9,700)	56,782
Prepaid expenses	7,373	(7,373)
Customer contracts in progress	192,275	(277,275)
Financing receivable	(90,000)	-
Other assets	-	924
Increase (decrease) in liabilities:
Accounts payable	(10,651)	51,093
Accrued expenses and other liabilities	95,659	(47,232)
Unearned revenues	(19,280)	229,280
Registration rights obligation	84,676	55,569
Net cash used in operating activities	(293,571)	(401,525)

Cash flows from financing activities:
Repayments on long-term debt	(1,299)	-
Advances from shareholders	130,118	-
Proceeds from sale of preferred stock	143,000	466,020
Net repayments to stockholder	-	(60,000)
Net cash provided by financing activities	271,819	406,020

Net (decrease) increase in cash	(21,752)	4,495

Cash - beginning of year	29,971	25,476

Cash - end of year	$8,219	$29,971

Cash paid during the year for:
Income taxes	$-	$2,404

Supplemental disclosure of non-cash financing activities:
Capital lease liability in customer contracts in progress	$115,000	$-
Registration rights obligation offsetting additional paid-in capital	$6,810	$39,503
Conversion of advances into Series B Preferred	$-	$455,844

See accompanying notes.

F-7

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 1. - BUSINESS DESCRIPTION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Description - Gyrotron Technology, Inc. (the "Company") is incorporated under the business laws of Delaware. The Company develops and seeks to license unique industrial technologies primarily to the glass, semiconductor, food, footwear, adhesives and plastics industries, providing a novel method for heating for industrial processing. It also develops, licenses, and sells autoclave-free laminating systems. The Company is organized and managed as a single operating segment.

Liquidity and Management Plans - As shown in the accompanying financial statements, the Company incurred a net loss for the years ended December 31, 2012 and 2011 of $639,016 and $562,224, respectively, had negative working capital of $643,107 and stockholders' deficiency of $575,262 at December 31, 2012. Further, cash used in operating activities during the year ended December 31, 2012 amounted to $293,571. The Company is expected to continue to incur losses throughout 2013.

The Company's business strategy is to overcome these losses through commercialization and continued development of (i) applications for the gyrotron beam which will be marketed and monetized through licensing, engineering consulting and servicing and (ii) the lamination system.

The Company's management and Board of Directors have obtained additional funding in 2013 (see Note 14) and intend to obtain additional funding for general working capital needs and professional fees through private placement of its equity securities. The Company will continually evaluate funding options including additional offerings of its securities to investors. There can be no assurance as to the availability or terms upon which such financing alternatives might be available.

Accounts Receivable - The Company grants credit to substantially all of its customers and carries its accounts receivable at original invoice amount less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts based on history of past write-offs, collections, and current credit conditions. The allowance for doubtful accounts amounted to $3,218 and $0 at December 31, 2012 and 2011, respectively.

Finance Receivables and Allowance for Credit Losses - Finance receivables are composed of non-interest bearing sales-type lease receivables from customers. The Company estimates finance receivable risks and provide an allowance for credit losses accordingly. The Company evaluates the adequacy of the allowance for credit losses based on adverse situations that may affect a customer's ability to pay and prevailing economic conditions and record an allowance if necessary. The Company believes that the sales-type lease contains only normal collection risk. Management determined no allowance for credit losses was necessary at December 31, 2012.

Machinery and Equipment -Machinery and equipment are stated at cost net of accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets using straight-line and accelerated methods for both financial statement and income tax reporting purposes. Maintenance and repairs are charged to operations as incurred; significant betterments are capitalized. Depreciation expense for the years ended December 31, 2012 and 2011 amounted to $82,116 and $82,114, respectively and is included within operating expenses in the accompanying statements of operations.

F-8

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 1. - BUSINESS DESCRIPTION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Patents - The Company capitalizes costs relative to patent applications. Patents are recorded at acquired cost and amortized over their estimated useful economic life of 15 years, beginning at the date of issuance. Costs incurred to renew or extend the term of recognized patents, including annuities and fees, are expensed as incurred.

Impairment of Long-Lived Assets - Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future cash flows of the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Fair value is determined based on discounted cash flow or appraised values, depending on the nature of the assets. There was no impairment of long-lived assets during the years ending December 31, 2012 and 2011.

Income Taxes - The Company recognizes estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

Share-Based Payments - The Corporation accounts for stock option awards granted in accordance with Share-Based Payments Topic of the FASB Accounting Standards Codification (ASC) 718. Under ASC 718, compensation expense related to stock based payments is recorded over the requisite service period based on the grant date fair value of the awards. The Corporation uses the Black-Scholes option pricing model for determining the estimated fair value for stock-based awards. The Black-Scholes model requires the use of assumptions which determine the fair value of stock-based awards, including the option's expected term and the price volatility of the underlying stock.

Treasury Stock - The Company accounts for treasury stock under the cost method, which requires the Company to record the shares as a reduction to equity at the purchased amount.

Revenue Recognition -In accordance with Revenue Recognition Topic of the FASB Accounting Standards Codification (ASC) 805, the Company recognizes revenue when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the Company's price to the customer is fixed or determinate, and collectability is reasonably assured.

F-9

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 1. - BUSINESS DESCRIPTION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Multiple-Element Arrangements - The Company enters into multiple-element contractual arrangements with customers including the technology license, delivery of equipment, installation, consulting, testing and training. Elements under such contracts are considered separate units of accounting if both of the following criteria are met: i) the delivered item(s) have value to the customer on a standalone basis and ii) if the arrangement includes a general right of return relative to the delivered item(s), delivery or performance is considered probable and substantially in control of the Company. For deliverables not meeting the criteria for being a separate unit of accounting, the appropriate allocation of arrangement consideration and recognition of revenue is then determined for the combined unit of accounting. Revenue is allocated amongst deliverables in a multiple-element revenue arrangement according to fair value with an allocation based on selling price. The selling price used for each deliverable will be based on vendor-specific objective evidence ("VSOE") if available, third-party evidence if VSOE is not available, or management's estimate of an element's stand-alone selling price if neither VSOE nor third-party evidence is available. The selling price is allocated amongst deliverables based upon each deliverable's relative selling price to total revenue consideration. The amount allocable to the delivered unit or units of accounting is limited to the amount that is not contingent upon the delivery of additional items or meeting other specified performance conditions.

Sales-Type Leases - The Company provides lease financing through sales-type leases. Leases qualify as sales-type leases using the present value of minimum lease payments classification criteria. The Company believes that the sales-type lease contains only normal collection risk. Accordingly, the Company records the fair value of equipment as revenue, the cost of equipment as cost of goods sold and the minimum lease payments plus the estimated residual value as finance receivables.

Research and Development Expenses - Research and development expenses are charged to operations as incurred.

Loss Per Common Share - Basic loss per common share is computed using the weighted average number of common shares outstanding. Diluted loss per common share gives effect to dilutive convertible preferred stock, options and warrants outstanding during the period. Shares to be issued upon the exercise of these instruments have not been included in the computation of diluted loss per share as their effect is anti-dilutive based on the net loss incurred.

As of December 31, 2012, there were 1,541,556, 218,505, 1,198,105, and 29,400 common shares underlying Series A, A-1, B and B-1 convertible preferred stock, respectively, 199,992 common shares underlying outstanding options and 1,044,864 and 28,600 common shares underlying outstanding Series B and B-1 warrants that could potentially dilute future earnings.

Accounting Estimates -The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results may differ from estimated amounts.

F-10

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 1. - BUSINESS DESCRIPTION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising - The Company expenses advertising as incurred. Advertising expense for the year ended December 31, 2012 amounted to $63,351 ($365 – 2011).

Fair Value of Financial Instruments - The carrying amount of cash, receivables, accounts payable and accrued expenses and other liabilities are reasonable estimates of their fair value due to their short maturity.

The estimated fair value of note payable is summarized as follows:

December 31, 2012		December 31, 2011
Carrying	Estimated	Carrying	Estimated
Amount	Fair Value	Amount	Fair Value

$49,383	$39,000	$50,682	$42,000

The estimated fair value was based on the present value of the expected future cash flows. The measurement of estimated fair value is a level 3 input under Fair Value Measurements Topic of FASB ASC. Considerable judgment is required in developing estimates of fair value. Therefore, the estimates presented herein are not necessarily indicative of the amounts that the Company would realize in a current market exchange.

Reclassification – Certain 2011 amounts were reclassified to conform to the 2012 presentation.

NOTE 2. - LOAN RECEIVABLE, OFFICER

The Company has a non-interest bearing loan to an officer that is due December 31, 2013.

NOTE 3. - MACHINERY AND EQUIPMENT

The components of machinery and equipment are as follows:

	Estimated	December 31,	December 31,
	Useful Life	2012	2011

Machinery and equipment	5 to 7 years	$882,338	$882,338
Furniture and fixtures	5 to 7 years	25,874	25,874
		908,212	908,212
Less accumulated depreciation		(736,622)	(654,506)

		$171,590	$253,706

F-11

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 4. - PATENTS

The components of patents are as follows:

	December 31,	December 31,
	2012	2011

Patents	$146,423	$146,423
Less accumulated amortization	(82,303)	(72,542)

	$64,120	$73,881

The Company amortizes patent costs on a straight-line basis over the expected period of benefit of the related capitalized expenditures. Amortization expense amounted to $9,760 and $9,762 for the years ended December 31, 2012 and 2011. Amortization expense for the next five years is expected to be approximately $10,000 per year for 2013 through 2016 and approximately $6,000 in 2017.

NOTE 5. - NOTE PAYABLE

The Company has a note payable due to Ben Franklin Technology Center of Southeastern Pennsylvania (the Center). The terms of the note stated the Company is required to pay a maximum of 150% times the $50,000 borrowed amount. The rate of repayment is 3% of all Company revenues. Payments are due within thirty days after the end of each quarter. Amounts due which are not paid within 10 days after the due date bear interest at 15% per year. The note payable is secured by substantially all assets of the Company. In accordance with the loan agreement, the Company is required to comply with various terms and conditions. As of December 31, 2012 and 2011, the Company was not in compliance with certain provisions. As a result, the Center has the option to demand payment of the entire amount outstanding immediately and charge interest at 15% per year on the entire balance. Accordingly, the balance has been classified as current in the accompanying balance sheets.

NOTE 6. - ADVANCES FROM STOCKHOLDERS

As of December 31, 2012, the Company had $130,118 of non-interest bearing advances from a director and stockholders. There were no formal repayment terms. Subsequent to December 31, 2012, approximately $96,000 of these advances were converted into Series B-1 preferred stock and warrants and $10,000 was repaid.

NOTE 7. - INCOME TAXES

The components of the income tax provision (benefit) are as follows:

	December 31,	December 31,
	2012	2011
Current:
Federal	$-	$-
State	-	-
	-	-
Deferred:
Federal	(94,496)	28,156
State	(29,421)	12,295
	(123,917)	40,451
Increase (decrease) in valuation allowance	123,917	(40,451)

Provision for income taxes	$-	$-

F-12

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 7. - INCOME TAXES (CONTINUED)

At December 31, 2012 and 2011, the Company recorded deferred income tax and liabilities, which were attributed to the following temporary differences:

	December 31,	December 31,
	2012	2011
Deferred tax assets/(liabilities)
Net operating loss carry-forwards	$2,852,570	$2,790,392
Tax benefit carry-forwards	160,441	156,075
Depreciation and amortization	(4,715)	(19,720)
Accrued payroll	41,062	-
Other	1,306	-
Stock based compensation	68,736	68,736

Total gross deferred tax assets	3,119,400	2,995,483

Less valuation allowance	(3,119,400)	(2,995,483)

Net deferred tax assets	$-	$-

The Company has approximately $7,027,000 ($6,874,000 - 2011) in federal and state net operating loss carryforwards ("NOL's") as of December 31, 2012 available to reduce future taxable income which begin to expire in 2019. Due to the uncertainty of the Company's ability to generate sufficient taxable income in the future to utilize the NOL's before they expire, the Company has recorded a valuation allowance to reduce the gross deferred tax asset to zero. The Company also has approximately $160,000 of tax benefit carryforwards as of December 31, 2012 and 2011 related to research and development credits that expire at various dates through 2032.

Internal Revenue Code Section 382 ("Section 382") imposes limitations on the availability of a company's net operating losses and other corporate tax attributes as ownership changes occur. As a result of the historical equity instruments issued by the Company, a Section 382 ownership change may have occurred and a study will be required to determine the date of the ownership change, if any. The amount of the Company's net operating losses and other tax attributes incurred prior to the ownership change may be limited based on the Company's value. A full valuation allowance has been established for the gross deferred tax asset related to the net operating losses and other corporate tax attributes available. Accordingly, any limitation resulting from Section 382 application is not expected to have a material effect on the balance sheets or statements of operations of the Company.

F-13

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 7. - INCOME TAXES (CONTINUED)

The differences between the United States statutory federal income tax rate and the effective income tax rate in the accompanying statements of operations are as follows:

	December 31,	December 31,
	2012	2011

Statutory United States federal rate	34.0%	34.0%
State taxes, net of federal effect	5.7	6.6
Permanent differences	(4.6)	(0.3)
Change in valuation allowance	(19.4)	7.2
Deferred tax true-up adjustments	(16.5)	(48.4)
Other	0.8	0.9

Effective tax rate	-%	-%

The Company recognizes interest accrued and penalties related to unrecognized tax benefits in tax expense. During the years ended December 31, 2012 and 2011, the Company recognized no interest and penalties related to unrecognized tax benefits.

The Company files income tax returns in the U.S. federal jurisdiction and Pennsylvania. The tax years 2009 through 2012 generally remain open to examination by major taxing jurisdictions to which the Company is subject.

NOTE 8. - SERIES A & A-1 CONVERTIBLE PREFERRED STOCK

Prior to December 31, 2010, the offering of Series A par value $.001 convertible redeemable preferred stock resulted in 413,913 preferred shares sold for net proceeds of $2,480,681. In addition, $137,166 of dividends were reinvested into 22,861 shares of Series A preferred stock.

Prior to December 31, 2010, the offering of Series A-1 par value $.001 convertible redeemable preferred stock and warrants resulted in the sale of 61,910 preferred shares and warrants. The proceeds from the offering amounted to $372,170, net of costs related to the offering of $27,801.

Under both the Series A and Series A-1 certificates of designation, the holder has the right, at any time, to convert each share of preferred stock into common stock at a conversion ratio of one to one. The conversion ratio is subject to adjustment when the Company declares or pays dividends, makes a distribution on common stock payable in common shares, or affects a subdivision, split, consolidation, combination, or reverse split of outstanding common shares into a greater or lesser number of common shares. The original conversion price of $6 is adjusted based on changes in the conversion ratio. Due to the uncertainty surrounding redemption as a result of the conversion feature, the Series A and A-1 preferred stock is classified as equity in the accompanying financial statements. As a result of the split (see Note 11), the original conversion price was reduced from $6 per common share to $2 per post-split common share. As a result of a prior default, the conversion price was further reduced to $1.70, resulting in each share being convertible into 3.53 shares of common stock.

F-14

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 8. - SERIES A & A-1 CONVERTIBLE PREFERRED STOCK (CONTINUED)

The Company, at its option, may redeem all shares of Series A and A-1 preferred stock outstanding for cash for $6 per share if at any time i) the common stock is listed for trading on a national securities exchange or an inter-dealer automated quotation system, ii) during any preceding period of twenty consecutive trading days the average daily volume of shares of common stock traded equals or exceeds the product of 25,000 multiplied by the conversion ratio then in effect and the closing price equals or exceeds the product of $9 divided by the conversion ratio then in effect. Original mandatory redemption provisions were retroactively removed in the amendments entered into during the year ended December 31, 2011.

Each share of Series A and A-1 preferred stock shall have a liquidation preference equal to $6 per share plus any accrued or declared and unpaid dividends owed to holders of shares. In the event of a liquidation, winding up, or dissolution of the Company, no distribution shall be made to holders of shares of common stock ranking junior to Series A and A-1 preferred stock. Series A and A-1 preferred stock rank equal for all purposes.

The holders of preferred stock have the right to one vote for each share of common stock into which such share of preferred stock could then be converted.

In accordance with Series A and A-1 certificates of designation above, cumulative dividends on each share of Series A and A-1 preferred stock accrue at a rate of 10% of the $6 liquidation amount. After May 31, 2011, the dividend rate increased from 10% to 18%. Dividends are payable quarterly in cash when and if declared by the Board of Directors. The dividends accrue and accumulate whether or not they have been declared by the board of directors and whether or not there are profits or other funds legally available. There were no dividends declared as of December 31, 2012 and 2011. During the years ended December 31, 2012 and 2011, there were $471,716 and $384,361, respectively, of preferred stock dividends accumulated for Series A preferred stock. At December 31, 2012 and 2011, there were cumulative unpaid dividends of $1,559,780 and $1,088,064, respectively, of preferred stock dividends accumulated for Series A preferred stock. During the years ended December 31, 2012 and 2011, there were $66,862 and $54,481 respectively, of preferred stock dividends accumulated for Series A-1 preferred stock. At December 31, 2012 and 2011, there were cumulative unpaid dividends of $176,577 and $109,715, respectively, of preferred stock dividends accumulated for Series A-1 preferred stock.

On or after April 30, 2012, a holder can request the Company repurchase on the date which is 31 calendar days thereafter, all shares of Series A or A-1 preferred stock held by the holder for cash equal to $6 per share plus accrued and declared but unpaid dividends as of the repurchase date. The Company has the option whether or not to agree to the repurchase. If the Company fails to repurchase the shares, the majority holders of Series A and A-1 stock have the right to elect the majority of the board of directors. During the year ended December 31, 2012, no such holder requested the Company repurchase all shares of Series A or A-1 preferred. Majority holders have not exercised the right to elect the majority of the board of directors. The Company can accelerate the April 30, 2012 date to a date no earlier than April 30, 2011. There was no such acceleration during the year ended December 31, 2012 or 2011.

The Company, at its option, may require conversion of all or any pro-rata portion of shares of Series A or A-1 preferred stock outstanding into common stock for $1.70 per post-split share if at any time i) the common stock is listed for trading on a national securities exchange, an inter-dealer automated quotation system, or over the counter bulletin board, ii) the Company shall have prepared and filed with the Securities and Exchange Commission a registration statement covering the shares of common stock to be issued upon due conversion of preferred stock, and such registration statement shall have been declared effective under the Securities Act of 1933 iii) during any preceding period of twenty consecutive trading days (while i) and ii) are fulfilled) the closing price equals or exceeds the quotient of $9 divided by the conversion ratio then in effect, and iv) the Company is current on its dividends on the Series A or A-1 preferred stock.

F-15

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 8. - SERIES A & A-1 CONVERTIBLE PREFERRED STOCK (CONTINUED)

Registration Rights - In connection with the Series A-1 preferred stock subscription agreements, the Company agreed to pay the various subscribers 1/2% of the aggregate purchase price of shares acquired each month beginning on various dates between December 1, 2009 and July 1, 2010 until i) the Company has prepared and filed a registration statement with the Securities and Exchange Commission which has been declared effective under the Securities Act or the holder is then able to sell the underlying common shares under Rule 144 promulgated pursuant to the Securities Act and ii) the Company has obtained a ticker symbol and common shares are eligible to trade on the OTCBB. At December 31, 2009, the estimated liability related to this obligation amounted to $39,078 and was included as a liability and a reduction of additional paid-in capital. At December 31, 2012 and 2011, the estimated liability amounted to $94,268 and $71,368, respectively, and the resulting change for the years ended December 31, 2012 and 2011 amounting to $22,630 and $27,912, respectively, is included as other expense in the accompanying statements of operations. The arrangement provides for no limitation as to the maximum potential consideration to be transferred.

Warrants - In connection with the Series A-1 preferred stock offering during 2009, purchasers’ acquired one detachable warrant for each share of purchased Series A-1 preferred. The warrants expired on March 31, 2012, prior to the 3-for-1 split. Each warrant had a pre-split exercise price of $6 to acquire one share of common stock. There were no warrants exercised prior to expiration.

NOTE 9. - SERIES B CONVERTIBLE PREFERRED STOCK

The Board of Directors designated 125,000 shares of 10% convertible Series B par value $.001 preferred stock. In July 2011, the Company amended and restated the certificate of designation to reduce the number of shares designated from 125,000 to 40,000. During the year ended December 31, 2011, the offering resulted in 15,534 Series B preferred shares and 155,340 warrants for proceeds of $466,020 as well as the issuance of 15,195 Series B preferred shares and 151,950 warrants for stockholders that converted $455,884 advances during a prior year. For each $30 of advances, the Company issued one unit consisting of one share of Series B convertible preferred stock and ten warrants.

During the year ended December 31, 2012 the Company sold additional units and thereby issued 4,100 shares and 41,000 warrants for proceeds of $123,000.

The holder of Series B preferred stock has the right, at any time, to convert each share into common stock at a conversion ratio of one share of Series B preferred stock to 30 post-split shares of common stock (i.e. at a post-split conversion price of $1 per common share). Each share of Series B preferred stock has a liquidation preference equal to $30 per share plus any accrued or declared and unpaid dividends owed to holders of shares. In the event of a liquidation, winding up, or dissolution of the Company, the Series B ranks senior to the common stock and junior to the Series A and A-1 preferred stock.

F-16

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 9. - SERIES B CONVERTIBLE PREFERRED STOCK (CONTINUED)

Commencing on July 1, 2011, cumulative dividends on each share accrue at a rate of 10% of the $30 liquidation amount. Dividends are payable quarterly in cash when and if declared by the Board of Directors. The dividends accrue whether or not they have been declared by the board of directors and whether or not there are profits or other funds legally available. During the years ended December 31, 2012 and 2011, $110,944 and $42,297, respectively of preferred stock dividends accumulated for Series B preferred stock. Through December 31, 2012, in the event dividends are not declared by the board of directors prior to the relevant dividend payment dates, such dividends shall be payable in shares of Series B preferred stock. As the $110,944 and $42,297 of accumulated dividends during the years ended December 31, 2012 and 2011 were not declared as of the dividend payment dates, such dividends were paid by the issuance of 3,698 and 1,410 shares of Series B preferred stock, during the year ended December 31, 2012 and 2011, respectively. Since there are not profits to distribute, these dividends have been recorded as a reduction of additional paid-in capital offsetting the increase to preferred stock.

The conversion ratio is subject to adjustment when the Company declares or pays dividends, makes a distribution on common stock payable in common shares, or affects a subdivision, split, consolidation, combination, or reverse split of outstanding common shares into a greater or lesser number of common shares. The original conversion price of $3 per common share is adjusted based on changes in the conversion ratio. The Series B holder would be entitled to receive the number of common stock or securities or property that such holder would have owned or been entitled to receive upon the happening of such event had the Series B preferred been converted immediately prior to the record or effective date of such event. As a result of the split (see Note 11), the original conversion price was reduced from $3 per common share to $1 per post-split common share.

The Company, at its option, may require conversion of all or any pro-rata portion of shares of Series B preferred stock outstanding into common stock if at any time i) the common stock is listed for trading on a national securities exchange, an inter-dealer automated quotation system, or over the counter bulletin board, ii) the Company shall have prepared and filed with the Securities and Exchange Commission a registration statement covering the shares of common stock to be issued upon due conversion of preferred stock, and such registration statement shall have been declared effective under the Securities Act of 1933, iii) during any preceding period of twenty consecutive trading days (while i) and ii) are fulfilled) the closing price equals or exceeds the quotient of $50 divided by the conversion ratio then in effect, and iv) the Company is current on its dividends on the Series B preferred stock. The holders of Series B preferred stock have the right to one vote for each share of common stock into which such share of preferred stock could then be converted.

On or after May 31, 2016, a holder can request the Company repurchase on the date which is 30 calendar days thereafter, all shares of Series B preferred stock held by the holder for cash equal to $30 per share plus accrued and unpaid dividends as of the repurchase date. The Company has the option whether or not to agree to the repurchase. In the event the Company fails to repurchase or payment of Series B dividends is six quarters in arrears, the dividend rate will increase to 18%, the majority holders of Series B preferred stock have the right to elect the majority of the board of directors, and the post-split conversion price shall decrease to $0.85.

F-17

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 9. - SERIES B CONVERTIBLE PREFERRED STOCK (CONTINUED)

Warrants - In connections with the Series B preferred stock subscription agreements, purchasers’ acquired ten detachable warrants for each share of purchased Series B preferred. Each warrant entitles the holder to acquire three shares of $.001 par value common stock at a post-split exercise price of $1 per common share, and expires on the earlier of March 31, 2015 or such date after June 30, 2012 at which i) the common stock is listed on the OTCBB and ii) the shares to be acquired by exercise of the warrants have been registered under the Securities Act of 1933, for 60 consecutive days. If the Company subdivides or combines its common stock, issues or pays the holders of common stock, or take a record of the holders of common stock for the purpose of entitling them to receive a dividend payable in or distribution of common stock, the number of shares of common stock purchasable upon exercise of the warrant and the warrant price shall be proportionally adjusted.

Because the warrants were issued in conjunction with the Series B preferred stock, the proceeds of the offering were allocated between the Series B preferred and the warrants based on the relative fair value of each instrument. The assumed value of the Series B preferred was determined based on the fair value of the underlying common shares and the fair value of the warrants was valued using the Black-Scholes option pricing model. During the year ended December 31, 2011, conversion of advances and gross proceeds from the Series B preferred amounted to $921,863, of which $122,884 were allocated to the warrants. During the year ended December 31, 2012, gross proceeds from the Series B preferred amounted to $123,000, of which $22,939 were allocated to the warrants. The amount allocated to warrants represents an additional dividend on the preferred shares and, due to the Company's accumulated deficit, the allocation results in an increase and decrease to additional paid-in capital and as such, there is no impact on the accompanying financial statements.

Registration rights -In connection with the Series B preferred stock subscription agreement, the Company agreed to pay subscribers 1/2% of the liquidation preference of shares held by subscribers each month beginning on dates varying from January 1, 2012 to September 1, 2012 until i) the common shares are eligible for trading on the OTCBB and ii) the common shares issuable upon conversion of the shares shall be registered under the Securities Act of 1933 or the subscriber is able to sell such common shares under Rule 144. Because the transfer of consideration is probable and reasonably estimable at inception of the arrangement, the contingent liability related to registration rights were included in the allocation of proceeds in accordance with GAAP. During the year ended December 31, 2011, conversion of advances and gross proceeds from the Series B preferred amounted to $921,864, of which $39,503 were allocated to registration rights as a liability and a reduction of additional paid-in capital on the accompanying balance sheets. During the year ended December 31, 2012, the gross proceeds from the Series B preferred amounted to $123,000, of which $6,810 were allocated to registration rights as a liability and a reduction of additional paid-in capital on the accompanying balance sheets. As of December 31, 2012 and 2011, the estimated liability amounted to $134,816 and $67,159, respectively, and the resulting change from the allocation proceeds amounting to $60,846 and $27,657, respectively, is included in other expense of the accompanying statements of operations. The arrangement provides for no limitation as to the maximum potential consideration to be transferred.

F-18

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 10. - SERIES B-1 CONVERTIBLE PREFERRED STOCK

In November 2012, the Board of Directors designated 20,000 shares of 10% convertible Series B-1 par value $.001 preferred stock. In connection therewith, for each $35 of consideration, the Company issued one unit consisting of one share of Series B-1 convertible preferred stock and fifty warrants exercisable at $1.00. The offering resulted in the sale of 572 shares of Series B-1 preferred stock and 28,600 warrants for $20,000 during the year ended December 31, 2012.

The holder of Series B-1 preferred stock has the right, at any time, to convert each share into common stock at a conversion ratio of one share of Series B-1 preferred stock to 50 shares of common stock at a conversion price of $.70 per common share. Each share of Series B-1 preferred stock has a liquidation preference equal to $35 per share plus any accrued or declared and unpaid dividends owed to holders of shares. In the event of a liquidation, winding up, or dissolution of the Company, the Series B-1 ranks senior to the common stock, junior to the Series A and A-1 preferred stock, and equal to the Series B preferred stock.

Commencing December 31, 2012, cumulative dividends on each share accrue at a rate of 10% of the $35 liquidation amount. Dividends are payable quarterly in cash when and if declared by the Board of Directors. The dividends accrue whether or not they have been declared by the board of directors and whether or not there are profits or other funds legally available. Through March 31, 2014, in the event that dividends have not been declared by the board of directors prior to the relevant dividend payment date, such dividends shall be payable in shares of Series B-1 preferred stock. During the year ended December 31, 2012, there were $555 dividends paid by the issuance of 16 shares of Series B-1 preferred.

The conversion ratio is subject to adjustment when the Company declares or pays dividends, makes a distribution on common stock payable in common shares, or affects a subdivision, split, consolidation, combination, or reverse split of outstanding common shares into a greater or lesser number of common shares. The conversion price of $.70 is adjusted based on changes in the conversion ratio. The Series B-1 holder would be entitled to receive the number of common stock or securities or property that such holder would have owned or been entitled to receive upon the happening of such event had the Series B-1 preferred been converted immediately prior to the record or effective date of such event.

The Company, at its option, may require conversion of all or any prorata portion of shares of Series B-1 preferred stock outstanding into common stock if at any time i) the common stock is listed for trading on a national securities exchange, an inter-dealer automated quotation system, or over the counter bulletin board, ii) the Company shall have prepared and filed with the Securities and Exchange Commission a registration statement covering the shares of common stock to be issued upon due conversion of preferred stock, and such registration statement shall have been declared effective under the Securities Act of 1933, iii) during any preceding period of twenty consecutive trading days (while i) and ii) are fulfilled) the closing price equals or exceeds the quotient of $55 divided by the conversion ratio then in effect, and iv) the Company is current on its dividends on the Series B-1 preferred stock. The holders of Series B-1 preferred stock have the right to one vote for each share of common stock into which such share of preferred stock could then be converted.

On or after August 31, 2017, a holder can request the Company repurchase on the date which is 30 calendar days thereafter, all shares of Series B-1 preferred stock held by the holder for cash equal to $35 per share plus accrued and unpaid dividends as of the repurchase date. The Company has the option whether or not to agree to the repurchase. In the event the Company fails to repurchase or payment of Series B-1 dividends is six quarters in arrears, the dividend rate will increase to 18%, the majority holders of Series B-1 preferred stock have the right to elect the majority of the board of directors, and the conversion price shall decrease to $.595.

F-19

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 10. - SERIES B-1 CONVERTIBLE PREFERRED STOCK (CONTINUED)

Warrants - Each warrant entitles the holder to acquire one share of $.001 par value common stock at a post-split exercise price of $1 per common share, and expires on the earlier of March 31, 2016 or such date after September 30, 2013 at which i) the common stock is listed on the OTCBB and ii) the shares to be acquired by exercise of the warrants have been registered under the Securities Act of 1933, for 60 consecutive days. If the Company subdivides or combines its common stock, issues or pays the holders of common stock, or take a record of the holders of common stock for the purpose of entitling them to receive a dividend payable in or distribution of common stock, the number of shares of common stock purchasable upon exercise of the warrant and the warrant price shall be proportionally adjusted.

Because the warrants were issued in conjunction with the Series B-1 preferred stock, the proceeds of the offering will be allocated between the Series B-1 preferred and the warrants based on the relative fair value of each instrument. The assumed value of the Series B preferred was determined based on the fair value of the underlying common shares and the fair value of the warrants was valued using the Black-Scholes option pricing model. As of December 31, 2012, the gross proceeds from the Series B-1 preferred amounted to $20,000, of which $4,002 were allocated to the warrants. The amount allocated to warrants represents an additional dividend on the preferred shares and, due to the Company's accumulated deficit, the allocation results in an increase and decrease to additional paid-in capital and as such, there is no impact on the accompanying financial statements.

Registration rights - In connection with the Series B-1 preferred stock subscription agreement, the Company agreed to pay subscribers 1/2% of the liquidation preference of shares held by subscribers each month beginning July 1, 2013 until i) the common shares are eligible for trading on the OTCBB and ii) the common shares issuable upon conversion of the shares shall be registered under the Securities Act of 1933 or the subscriber is able to sell such common shares under Rule 144. Because the transfer of consideration is probable and reasonably estimable at inception of the arrangement, the contingent liability related to registration rights will be included in the allocation of proceeds in accordance with GAAP. During the year ended December 31, 2012, the gross proceeds from the Series B-1 preferred amounted to $20,000, of which the amount attributable to the registration rights was not material to the financial statements. As of December 31, 2012, the estimated liability amounted to $1,200. The arrangement provides for no limitation as to the maximum potential consideration to be transferred.

NOTE 11. COMMON STOCK

In July 2012, the total number of common shares authorized for issuance was increased from 10,000,000 to 25,000,000. On July 5, 2012, the Company’s Board of Directors authorized and declared a 200% common stock dividend, resulting in a three-for-one forward split of the Company’s common stock. The split was effective in the form of a stock dividend distribution on August 10, 2012 to stockholders of record on the close of business on July 5, 2012. The accompanying financial statements and related notes thereto have been retroactively adjusted to reflect the split.

F-20

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 11. COMMON STOCK (CONTINUED)

The following is a summary of warrants outstanding and exercisable at December 31, 2012 and 2011 and activity during the years then ended:

	2012		2011
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Warrants	Price	Warrants	Price

Outstanding January 1	369,200	$1.17	61,910	$2.00
Granted during the year	69,600	1.00	307,290	1.00
Exercised	-	-	-	-
Expired	(61,910)	2.00	-	-

Outstanding at December 31	376,890	$1.00	369,200	$1.17

Exercisable at December 31	376,890	$1.00	369,200	$1.17

Weighted average months remaining		28.26		33.41

NOTE 12. - STOCK BASED COMPENSATION

During 2006, the Board of Directors authorized the creation of a pool of 400,000 stock options to purchase shares of the Company's common stock to officers and salaried employees of the Company, member of the Board of Directors, consultants, and any other key employees as determined by the Board of Directors as an incentive to remain in the service of the Company, enhance the long-term performance of the Company, and to acquire a proprietary interest in the success of the Company. Awards of these options shall be determined by the Board of Directors or an authorized committee thereof.

During the year ended December 31, 2008, the Board of Directors authorized the grant of stock options to an employee to purchase 199,992 post-split shares of the Company's common stock at an exercise price of $2 which would vest 25% at date of grant and 25% annually thereafter and expire on March 1, 2013. The grant date fair value of this award is being recognized over the requisite service period resulting in stock based compensation of $0 and $7,056 during the years ended December 31, 2012 and 2011, respectively. There were no options granted, forfeited, or exercised during the years ended December 31, 2012 and 2011.

As of December 31, 2012, there were 199,992 options outstanding and exercisable with no intrinsic value. Also, as of December 31, 2012, there was no unrecognized compensation costs relating to stock options granted. The options expired unexercised on March 1, 2013.

F-21

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 13. - COMMITMENTS AND CONTINGENCIES

Leases - The Company leases office and warehouse space under an operating lease which expires on July 31, 2014. Rent expense for the lease for the years ended December 31, 2012 and 2011 amounted to $91,001 and $85,448, respectively. Aggregate future minimum lease payments under the non-cancelable operating lease are $65,542 for the year ended December 31, 2013 and $40,374 for the year ended December 31, 2014. The Company has made a $12,253 security deposit included within other assets in the accompanying balance sheets as of December 31, 2012 and 2011.

Claims - The Company is subject to a claim arising in the normal course of business. In the opinion of management, the amount of the ultimate liability, if any, with respect this action will not have a material adverse effect on the financial position, results of operation or cash flow of the Company.

Revenue Arrangements - During 2011, the Company leased equipment from a vendor under a capital lease for 3 years, which was delivered during the year ended December 31, 2012. The lease requires payments aggregating $200,000, of which $45,000 were made during the year ended December 31, 2012, is assignable, and contains a bargain purchase option of $1 following the completion of the payments required by the Company. As of December 31, 2012, the Company has a remaining obligation under this lease agreement in the amount of $115,000. In accordance with the lease agreement, future commitments of $65,000 due one year after launching the equipment are included in current capital lease liability and $50,000 due two years after launching the equipment are included in long-term capital lease liability on the accompanying balance sheet. Also, during 2011, the Company purchased additional equipment from a different vendor, which was delivered during the year ended December 31, 2011.

The Company entered into an agreement to lease both pieces of equipment to a customer for aggregate consideration of $360,000, of which $270,000 has been received as of December 31, 2012. Following the final lease payment, ownership of the equipment will transfer to the customer. Accordingly, the cost related to the above capital lease and other equipment acquired is either included in cost of goods sold if related revenue is recognized or customer contracts in progress. The terms of the agreement with the customer also involve the sale of non-leased equipment and allow for additional billings related to installation, integration, and training, as well as future royalties related to usage of the equipment. The amount included in financing receivables on the accompanying balance sheet represents the third year lease payment from the customer due two years after completion of training or July 2014; however, the amount was collected during the year ended December 31, 2013.

As of December 31, 2012 and 2011, deposits received from this customer related to an equipment lease prior to the Company meeting the revenue recognition policies amounted to $210,000 and $229,280, respectively, and is included as unearned revenue in the accompanying balance sheets. Costs incurred related to the same customer contract prior to the Company meeting revenue recognition policies amounted to $200,000 and $277,275 as of December 31, 2012 and 2011, respectively, and are included as customer contracts in progress in the accompanying balance sheets.

F-22

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 13. - COMMITMENTS AND CONTINGENCIES (CONTINUED)

In accordance with Accounting for Multiple-Deliverable Revenue Arrangements (ASC 805), the significant deliverables qualify as separate units of accounting. In conjunction with the agreement, the customer can return the equipment if acceptance criteria is not met for a partial refund. ASC 805 states the amount of revenue allocable to the delivered unit or units of accounting is limited to the amount that is not contingent upon the delivery of additional items or meeting other specified performance conditions. As there is an amount of $200,000 contingent upon customer acceptance, revenue related to the customer agreement during the year ended December 31, 2012 and 2011 was limited to approximately $298,000 and $85,000, respectively. All of the equipment under this agreement was delivered during the year ended December 31, 2012. Management believes customer acceptance has occurred in the first quarter of 2013.

During the year ended December 31, 2012, sales related to this customer represented approximately 96% of total revenue (93% - 2011).

NOTE 14. – SUBSEQUENT EVENTS

Subsequent to December 31, 2012, the Company has raised approximately $343,000 from the sale of Series B-1 preferred units at $35 per unit. In addition, stockholder advances amounting to approximately $96,000 were converted into Series B-1 preferred units. As a result, the Company issued 12,801 Series B-1 preferred shares and 627,300 warrants.

The Board of Directors is currently seeking the approval of two-thirds of the Series A Convertible Preferred shareholders to an amendment of the certificate of designation of the Preferred A that would have the effect of satisfying accrued but unpaid dividends through September 30, 2013 with common stock at the rate of one common share per $0.65 of dividends, and reducing the dividend rate to 10% from 18% as of October 1, 2013.

F-23

FINANCIAL STATEMENTS

GYROTRON TECHNOLOGY, INC.

December 31, 2013

with

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

F-24

GYROTRON TECHNOLOGY, INC.

F-25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Gyrotron Technology, Inc.

We have audited the accompanying balance sheets of Gyrotron Technology, Inc. (the Company) as of December 31, 2013 and 2012, and the related statements of operations, changes in stockholders' deficiency, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gyrotron Technology, Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, has a net stockholders’ deficiency and its current liabilities exceed its current assets. This raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ FREED MAXICK CPAs, P.C.

Buffalo, New York

April 17, 2014

F-26

GYROTRON TECHNOLOGY, INC.
BALANCE SHEETS
December 31,

	2013	2012
ASSETS
Current assets:
Cash	$60,082	$8,219
Accounts receivable, net	-	9,700
Prepaid expenses and other current assets	25,347	4,040
Loan receivable, director	8,973	-
Loan receivable, officer	24,155	24,155
Customer contracts in progress	-	200,000
Financing receivable	-	90,000
Total current assets	118,557	336,114

Machinery and equipment, net	89,476	171,590
Patents, net	54,358	64,120
Other assets	12,253	12,253

Total assets	$274,644	$584,077

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
Note payable	$46,784	$49,383
Accounts payable	28,413	12,892
Accrued expenses and other liabilities	55,757	110,298
Accrued employee compensation	363,864	301,364
Registration rights obligation	260,136	230,284
Capital lease liability	-	65,000
Unearned revenues	-	210,000
Total current liabilities	754,954	979,221

Capital lease liability	-	50,000

Advances from stockholders	-	130,118

Stockholders' deficiency:
Preferred stock, 1,000,000 shares authorized, $0.001 par value:
Series A - 450,000 shares designated	437	437
Series A-1 - 125,000 shares designated	62	62
Series B - 40,000 shares designated	40	40
Series B-1 - 80,000 shares designated	22	1
Common stock, 25,000,000 shares authorized, $0.01 par value,
11,903,664 shares issued and 11,095,698 shares outstanding	119,037	119,037
Additional paid-in capital	8,690,818	7,977,007
Accumulated deficit	(8,900,023)	(8,281,143)
	(89,607)	(184,559)
Treasury stock, 807,966 common shares, at cost	(390,703)	(390,703)
Total stockholders' deficiency	(480,310)	(575,262)

Total liabilities and stockholders' deficiency	$274,644	$584,077

See accompanying notes.

F-27

GYROTRON TECHNOLOGY, INC.
STATEMENTS OF OPERATIONS
For the Years Ended December 31,

	2013	2012

Revenue	$270,795	$309,142

Cost of revenue	236,646	293,022

Gross profit	34,149	16,120

Operating expenses:
Selling, general and administrative expenses	584,930	517,056
Research and development expenses	42,108	57,808
Total operating expenses	627,038	574,864

Operating loss	(592,889)	(558,744)

Other income (expense):
Other income	4,526	7,247
Registration rights obligation	(25,452)	(84,830)
Interest and penalties expense	(5,065)	(2,689)

Net loss	(618,880)	(639,016)

Preferred stock dividends - accumulated, paid-in kind, warrants, and beneficial conversion feature	(836,790)	(677,019)

Net loss attributable to common stockholders	$(1,455,670)	$(1,316,035)

Loss per common share - basic and diluted	$(0.12)	$(0.11)

Weighted average shares outstanding - basic and diluted	11,903,664	11,903,664

See accompanying notes.

F-28

GYROTRON TECHNOLOGY, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
Years Ended December 31, 2013 and 2012

	Preferred Series A		Preferred Series A-1		Preferred Series B		Preferred Series B-1		Common Stock		Additional Paid-in	Accumulated	Treasury
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Total

Balance, December 31, 2011	436,774	$437	61,910	$62	32,139	$32	-	$-	11,903,664	$119,037	$7,840,826	$(7,642,127)	$(390,703)	$(72,436)

Issuance of Series B convertible preferred stock, 10% cumulative dividend	-	-	-	-	4,100	4	-	-	-	-	122,996	-	-	123,000

Issuance of Series B-1 convertible preferred stock, 10% cumulative dividend	-	-	-	-	-	-	572	1	-	-	19,999	-	-	20,000

Series B registration rights obligation	-	-	-	-	-	-	-	-	-	-	(6,810)	-	-	(6,810)

Reinvestment of Series B and B-1 preferred stock dividends	-	-	-	-	3,688	4	16	-	-	-	(4)	-	-	-

Net loss	-	-	-	-	-	-	-	-	-	-	-	(639,016)	-	(639,016)

Balance, December 31, 2012	436,774	437	61,910	62	39,927	40	588	1	11,903,664	119,037	7,977,007	(8,281,143)	(390,703)	(575,262)

Settlement of liability with Series B preferred stock, 10%	-	-	-	-	332	-	-	-	-	-	9,986	-	-	9,986

Issuance of Series B-1 convertible preferred stock, 10% cumulative dividend	-	-	-	-	-	-	19,518	20	-	-	683,085	-	-	683,105

Series B-1 registration rights obligation	-	-	-	-	-	-	-	-	-	-	(4,401)	-	-	(4,401)

Reinvestment of Series B-1 preferred stock dividends	-	-	-	-	-	-	982	1	-	-	(1)	-	-	-

Conversion of Series B for Series B-1	-	-	-	-	(300)	-	255	-	-	-	-	-	-	-

Issuance of common stock warrants for services performed	-	-	-	-	-	-	-	-	-	-	25,142	-	-	25,142

Net loss	-	-	-	-	-	-	-	-	-	-	-	(618,880)	-	(618,880)

Balance, December 31, 2013	436,774	$437	61,910	$62	39,959	$40	21,343	$22	11,903,664	$119,037	$8,690,818	$(8,900,023)	$(390,703)	$(480,310)

See accompanying notes.

F-29

GYROTRON TECHNOLOGY, INC.
STATEMENTS OF CASH FLOWS
For the Years Ended December 31,

	2013	2012

Cash flows from operating activities:
Net loss	$(618,880)	$(639,016)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	91,876	91,875
Increase in allowance for doubtful accounts	-	3,218
(Increase) decrease in assets:
Accounts receivable	9,700	(9,700)
Prepaid expenses	3,835	7,373
Customer contracts in progress	200,000	192,275
Financing receivable	90,000	(90,000)
Increase (decrease) in liabilities:
Accounts payable	15,520	(10,651)
Accrued expenses and other liabilities	(44,555)	5,957
Accrued employee compensation	62,500	89,702
Unearned revenues	(210,000)	(19,280)
Registration rights obligation	25,452	84,676
Net cash used in operating activities	(374,552)	(293,571)

Cash flows from financing activities:
Repayments on long-term debt	(2,599)	(1,299)
Repayments of advances to (advances from) stockholders	(34,078)	130,118
Repayment of capital lease liability	(115,000)	-
Proceeds from sale of preferred stock	587,065	143,000
Advances to director	(8,973)	-
Net cash provided by financing activities	426,415	271,819

Net increase (decrease) in cash	51,863	(21,752)

Cash - beginning of year	8,219	29,971

Cash - end of year	$60,082	$8,219

Supplemental disclosure of non-cash financing activities:
Conversion of advances into Series B-1 Preferred	$96,040	$-
Registration rights obligation offsetting additional paid-in capital	$4,401	$6,810
Settlement of liability with issuance of Series B Preferred	$9,986	$-
Issuance of common stock warrants for prepaid expenses	$25,142	$-
Capital lease liability in customer contracts in progress	$-	$115,000

See accompanying notes.

F-30

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 1. - BUSINESS DESCRIPTION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Description - Gyrotron Technology, Inc. (the "Company") is incorporated under the business laws of Delaware. The Company develops and seeks to license unique industrial technologies primarily to the glass, semiconductor, food, footwear, adhesives and plastics industries, providing a novel method for heating for industrial processing. It also develops, licenses, and sells autoclave-free laminating systems. The Company is organized and managed as a single operating segment.

Liquidity and Management Plans - As shown in the accompanying financial statements, the Company incurred a net loss for the years ended December 31, 2013 and 2012 of $618,880 and $639,016, respectively, had negative working capital of $636,397 and stockholders' deficiency of $480,310 at December 31, 2013. Further, cash used in operating activities during the year ended December 31, 2013 amounted to $374,552. The Company is expected to continue to incur losses throughout 2014.

The Company's business strategy is to overcome these losses through commercialization and continued development of (i) applications for the gyrotron beam which will be marketed and monetized through licensing, engineering consulting and servicing and (ii) the lamination system.

The Company's management and Board of Directors have obtained additional funding in 2014 (see Note 14) and intend to obtain additional funding for general working capital needs and professional fees through private placement of its equity securities. The Company will continually evaluate funding options including additional offerings of its securities to investors. There can be no assurance as to the availability or terms upon which such financing alternatives might be available.

Accounts Receivable - The Company grants credit to substantially all of its customers, and carries its accounts receivable at original invoice amount less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts based on history of past write-offs, collections, and current credit conditions. The allowance for doubtful accounts amounted to $3,218 at December 31, 2013 and 2012.

Finance Receivables and Allowance for Credit Losses - Finance receivables are composed of non-interest bearing sales-type lease receivables from customers. The Company estimates finance receivable risks and provides an allowance for credit losses accordingly. The Company evaluates the adequacy of the allowance for credit losses based on adverse situations that may affect a customer's ability to pay and prevailing economic conditions and records an allowance if necessary. The Company believes that the sales-type lease contains only normal collection risk. Management determined no allowance for credit losses was necessary at December 31, 2012. There were no financing receivables as of December 31, 2013.

Machinery and Equipment -Machinery and equipment are stated at cost net of accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets using straight-line and accelerated methods for both financial statement and income tax reporting purposes. Maintenance and repairs are charged to operations as incurred; significant betterments are capitalized. Depreciation expense for the years ended December 31, 2013 and 2012 amounted to $82,114 and $82,116, respectively and is included within operating expenses in the accompanying statements of operations.

F-31

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 1. - BUSINESS DESCRIPTION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Patents - The Company capitalizes costs relative to patent applications. Patents are recorded at acquired cost and amortized over their estimated useful economic life of 15 years, beginning at the date of issuance. Costs incurred to renew or extend the term of recognized patents, including annuities and fees, are expensed as incurred.

Impairment of Long-Lived Assets - Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future cash flows of the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Fair value is determined based on discounted cash flow or appraised values, depending on the nature of the assets. There was no impairment of long-lived assets during the years ending December 31, 2013 and 2012.

Income Taxes - The Company recognizes estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

Share-Based Payments - The Corporation accounts for stock option awards granted in accordance with Share-Based Payments Topic of the FASB Accounting Standards Codification (ASC) 718. Under ASC 718, compensation expense related to stock based payments is recorded over the requisite service period based on the grant date fair value of the awards. The Corporation uses the Black-Scholes option pricing model for determining the estimated fair value for stock-based awards. The Black-Scholes model requires the use of assumptions which determine the fair value of stock-based awards, including the option's expected term and the price volatility of the underlying stock.

Treasury Stock - The Company accounts for treasury stock under the cost method, which requires the Company to record the shares as a reduction to equity at the purchased amount.

Revenue Recognition -In accordance with Revenue Recognition Topic of the FASB Accounting Standards Codification (ASC) 805, the Company recognizes revenue when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the Company's price to the customer is fixed or determinate, and collectability is reasonably assured.

F-32

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 1. - BUSINESS DESCRIPTION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Multiple-Element Arrangements - The Company enters into multiple-element contractual arrangements with customers including the technology license, delivery of equipment, installation, consulting, testing and training. Elements under such contracts are considered separate units of accounting if both of the following criteria are met: i) the delivered item(s) have value to the customer on a standalone basis and ii) if the arrangement includes a general right of return relative to the delivered item(s), delivery or performance is considered probable and substantially in control of the Company. For deliverables not meeting the criteria for being a separate unit of accounting, the appropriate allocation of arrangement consideration and recognition of revenue is then determined for the combined unit of accounting. Revenue is allocated amongst deliverables in a multiple-element revenue arrangement according to fair value with an allocation based on selling price. The selling price used for each deliverable will be based on vendor-specific objective evidence ("VSOE") if available, third-party evidence if VSOE is not available, or management's estimate of an element's stand-alone selling price if neither VSOE nor third-party evidence is available. The selling price is allocated amongst deliverables based upon each deliverable's relative selling price to total revenue consideration. The amount allocable to the delivered unit or units of accounting is limited to the amount that is not contingent upon the delivery of additional items or meeting other specified performance conditions.

Sales-Type Leases - The Company provides lease financing through sales-type leases. Leases qualify as sales-type leases using the present value of minimum lease payments classification criteria. The Company believes that the sales-type lease contains only normal collection risk. Accordingly, the Company records the fair value of equipment as revenue, the cost of equipment as cost of revenues and the minimum lease payments plus the estimated residual value as finance receivables.

Research and Development Expenses - Research and development expenses are charged to operations as incurred.

Loss Per Common Share - Basic loss per common share is computed using the weighted average number of common shares outstanding. Diluted loss per common share gives effect to dilutive convertible preferred stock, options and warrants outstanding during the period. Shares to be issued upon the exercise of these instruments have not been included in the computation of diluted loss per share as their effect is anti-dilutive based on the net loss incurred.

As of December 31, 2013, there were the following common shares underlying securities that could potentially dilute future earnings:

Preferred A stock	1,541,556
Preferred A-1 stock	218,505
Preferred B stock	1,198,768
Preferred B warrants	1,044,864
Preferred B-1 stock	1,067,154
Preferred B-1 warrants	1,004,500
Other warrants	60,000
6,135,347

F-33

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 1. - BUSINESS DESCRIPTION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounting Estimates - The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results may differ from estimated amounts.

Fair Value of Financial Instruments - The carrying amount of cash, receivables, accounts payable and accrued expenses and other liabilities are reasonable estimates of their fair value due to their short maturity.

The estimated fair value of note payable is summarized as follows:

December 31, 2013		December 31, 2012
Carrying	Estimated	Carrying	Estimated
Amount	Fair Value	Amount	Fair Value

$46,784	$40,000	$49,383	$39,000

The estimated fair value was based on the present value of the expected future cash flows. The measurement of estimated fair value is a level 3 input under Fair Value Measurements Topic of FASB ASC. Considerable judgment is required in developing estimates of fair value. Therefore, the estimates presented herein are not necessarily indicative of the amounts that the Company would realize in a current market exchange.

Reclassification – Certain 2012 amounts were reclassified to conform to the 2013 presentation.

NOTE 2. - LOAN RECEIVABLES, OFFICER AND DIRECTOR

The Company has non-interest bearing loans to an officer and director that are due on demand.

NOTE 3. - MACHINERY AND EQUIPMENT

The components of machinery and equipment are as follows:

	Estimated	December 31,	December 31,
	Useful Life	2013	2012

Machinery and equipment	5 to 7 years	$882,338	$882,338
Furniture and fixtures	5 to 7 years	25,874	25,874
		908,212	908,212
Less accumulated depreciation		(818,736)	(736,622)
		$89,476	$171,590

F-34

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 4. - PATENTS

The components of patents are as follows:

	December 31,	December 31,
	2013	2012

Patents	$146,423	$146,423
Less accumulated amortization	(92,065)	(82,303)

	$54,358	$64,120

The Company amortizes patent costs on a straight-line basis over the expected period of benefit of the related capitalized expenditures. Amortization expense included in operating expenses on the statement of operations amounted to $9,762 and $9,760 for the years ended December 31, 2013 and 2012, respectively. Amortization expense for the next five years is expected to be approximately $10,000 per year for 2014 through 2016, approximately $6,000 in 2017, and approximately $18,000 thereafter.

NOTE 5. - NOTE PAYABLE

The Company has a note payable due to Ben Franklin Technology Center of Southeastern Pennsylvania (the Center). The terms of the note stated the Company is required to pay a maximum of 150% times the $50,000 borrowed amount. The rate of repayment is 3% of all Company revenues. Payments are due within thirty days after the end of each quarter. Amounts due which are not paid within 10 days after the due date bear interest at 15% per year. The note payable is secured by substantially all assets of the Company. In accordance with the loan agreement, the Company is required to comply with various terms and conditions. As of December 31, 2013 and 2012, the Company was not in compliance with certain provisions. As a result, the Center has the option to demand payment of the entire amount outstanding immediately and charge interest at 15% per year on the entire balance. Accordingly, the balance has been classified as current in the accompanying balance sheets.

NOTE 6. - ADVANCES FROM STOCKHOLDERS

As of December 31, 2012, the Company had $130,118 of non-interest bearing advances from a director and stockholders. There were no formal repayment terms. In 2013, approximately $96,000 of these advances were converted into Series B-1 preferred stock and warrants and the balance was repaid.

NOTE 7. - INCOME TAXES

The components of the income tax provision (benefit) are as follows:

	December 31,	December 31,
	2013	2012
Current:
Federal	$-	$-
State	-	-
	-	-
Deferred:
Federal	(182,713)	(94,496)
State	(59,210)	(29,421)
	(241,923)	(123,917)
Increase in valuation allowance	241,923	123,917

Provision for income taxes	$-	$-

F-35

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 7. - INCOME TAXES (CONTINUED)

At December 31, 2013 and 2012, the Company recorded deferred income tax and liabilities, which were attributed to the following temporary differences:

	December 31,	December 31,
	2013	2012
Deferred tax assets/(liabilities)
Net operating loss carry-forwards	$3,032,492	$2,852,570
Tax benefit carry-forwards	161,770	160,441
Depreciation and amortization	10,290	(4,715)
Accrued employee compensation	66,433	41,062
Other	21,603	1,306
Stock based compensation	68,736	68,736

Total gross deferred tax assets	3,361,324	3,119,400

Less valuation allowance	(3,361,324)	(3,119,400)

Net deferred tax assets	$-	$-

The Company has approximately $7,470,000 ($7,027,000 - 2012) in federal and state net operating loss carryforwards ("NOL's") as of December 31, 2013 available to reduce future taxable income which begin to expire in 2018. Due to the uncertainty of the Company's ability to generate sufficient taxable income in the future to utilize the NOL's before they expire, the Company has recorded a valuation allowance to reduce the gross deferred tax asset to zero. The Company also has approximately $162,000 ($160,000 – 2012) of tax benefit carryforwards as of December 31, 2013 related to research and development credits that expire at various dates through 2033.

Internal Revenue Code Section 382 ("Section 382") imposes limitations on the availability of a company's net operating losses and other corporate tax attributes as ownership changes occur. As a result of the historical equity instruments issued by the Company, a Section 382 ownership change may have occurred and a study will be required to determine the date of the ownership change, if any. The amount of the Company's net operating losses and other tax attributes incurred prior to the ownership change may be limited based on the Company's value. A full valuation allowance has been established for the gross deferred tax asset related to the net operating losses and other corporate tax attributes available. Accordingly, any limitation resulting from Section 382 application is not expected to have a material effect on the balance sheets or statements of operations of the Company.

F-36

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 7. - INCOME TAXES (CONTINUED)

The differences between the United States statutory federal income tax rate and the effective income tax rate in the accompanying statements of operations are as follows:

	December 31,	December 31,
	2013	2012

Statutory United States federal rate	34.0%	34.0%
State taxes, net of federal effect	6.3	5.7
Permanent differences	(1.4)	(4.6)
Change in valuation allowance	(39.1)	(19.4)
Deferred tax true-up adjustments	(0.3)	(16.5)
Other	0.5	0.8

Effective tax rate	-%	-%

The Company recognizes interest accrued and penalties related to unrecognized tax benefits in tax expense. During the years ended December 31, 2013 and 2012, the Company recognized no interest and penalties related to unrecognized tax benefits and has no unrecognized tax benefits.

The Company files income tax returns in the U.S. federal jurisdiction and Pennsylvania. The tax years 2010 through 2013 generally remain open to examination by major taxing jurisdictions to which the Company is subject.

NOTE 8. - SERIES A & A-1 CONVERTIBLE PREFERRED STOCK

Prior to December 31, 2011, the offering of Series A par value $.001 convertible preferred stock resulted in 413,913 preferred shares sold for net proceeds of $2,480,681. In addition, $137,166 of dividends were reinvested into 22,861 shares of Series A preferred stock.

Prior to December 31, 2011, the offering of Series A-1 par value $.001 convertible preferred stock and warrants resulted in the sale of 61,910 preferred shares and warrants. The proceeds from the offering amounted to $372,170, net of costs related to the offering of $27,801.

Each share of Series A and A-1 preferred stock shall have a liquidation preference equal to $6 per share plus any accrued or declared and unpaid dividends owed to holders of shares. In the event of a liquidation, winding up, or dissolution of the Company, no distribution shall be made to holders of shares of common stock ranking junior to Series A and A-1 preferred stock. Series A and A-1 preferred stock rank equal for all purposes.

The holders of preferred stock have the right to one vote for each share of common stock into which such share of preferred stock could then be converted.

F-37

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 8. - SERIES A & A-1 CONVERTIBLE PREFERRED STOCK (CONTINUED)

In accordance with Series A and A-1 certificates of designation above, cumulative dividends on each share of Series A and A-1 preferred stock accrue at a rate of 10% of the $6 liquidation amount. After May 31, 2011, the dividend rate increased from 10% to 18%. Dividends are payable quarterly in cash when and if declared by the Board of Directors. The dividends accrue and accumulate whether or not they have been declared by the board of directors and whether or not there are profits or other funds legally available. There were no dividends declared as of December 31, 2013 and 2012. During the years ended December 31, 2013 and 2012, there were $419,391 and $471,716, respectively, of preferred stock dividends accumulated for Series A preferred stock. At December 31, 2013 and 2012, there were cumulative unpaid dividends of $1,979,171 and $1,559,780, respectively, preferred stock dividends accumulated for Series A preferred stock. During the years ended December 31, 2013 and 2012, there were $66,862 of preferred stock dividends accumulated for Series A-1 preferred stock. At December 31, 2013 and 2012, there were cumulative unpaid dividends of $243,440 and $176,577, respectively, of preferred stock dividends accumulated for Series A-1 preferred stock. See Note 14 regarding the effect of amendments to the certificates of designation of the Series A preferred stock.

On or after April 30, 2012, a holder can request the Company repurchase on the date which is 31 calendar days thereafter, all shares of Series A or A-1 preferred stock held by the holder for cash equal to $6 per share plus accrued and declared but unpaid dividends as of the repurchase date. The Company has the option whether or not to agree to the repurchase. If the Company fails to repurchase the shares, the majority holders of Series A and A-1 stock have the right to elect the majority of the board of directors. During the years ended December 31, 2013 and 2012, no such holder requested the Company repurchase all shares of Series A or A-1 preferred. Majority holders have not exercised the right to elect the majority of the board of directors.

Under both the Series A and Series A-1 certificates of designation, the holder has the right, at any time, to convert each share of preferred stock into common stock at a conversion ratio of one to one. The conversion ratio is subject to adjustment when the Company declares or pays dividends, makes a distribution on common stock payable in common shares, or affects a subdivision, split, consolidation, combination, or reverse split of outstanding common shares into a greater or lesser number of common shares. The original conversion price of $6 is adjusted based on changes in the conversion ratio. Due to the uncertainty surrounding redemption as a result of the conversion feature, the Series A and A-1 preferred stock is classified as equity in the accompanying financial statements. As a result of the split (see Note 11), the original conversion price was reduced from $6 per common share to $2 per post-split common share. As a result of a prior default, the conversion price was further reduced to $1.70, resulting in each share being convertible into 3.53 shares of common stock.

The Company, at its option, may require conversion of all or any pro-rata portion of shares of Series A or A-1 preferred stock outstanding into common stock for $1.70 per post-split share if at any time i) the common stock is listed for trading on a national securities exchange, an inter-dealer automated quotation system, or over the counter bulletin board, ii) the Company shall have prepared and filed with the Securities and Exchange Commission a registration statement covering the shares of common stock to be issued upon due conversion of preferred stock, and such registration statement shall have been declared effective under the Securities Act of 1933 iii) during any preceding period of twenty consecutive trading days (while i) and ii) are fulfilled) the closing price equals or exceeds the quotient of $9 divided by the conversion ratio then in effect, and iv) the Company is current on its dividends on the Series A or A-1 preferred stock.

F-38

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 8. - SERIES A & A-1 CONVERTIBLE PREFERRED STOCK (CONTINUED)

Registration Rights - In connection with the Series A-1 preferred stock subscription agreements, the Company agreed to pay the various subscribers 1/2% of the aggregate purchase price of shares acquired each month beginning on various dates between December 1, 2009 and July 1, 2010 until i) the Company has prepared and filed a registration statement with the Securities and Exchange Commission which has been declared effective under the Securities Act or the holder is then able to sell the underlying common shares under Rule 144 promulgated pursuant to the Securities Act and ii) the Company has obtained a ticker symbol and common shares are eligible to trade on the OTCBB. At December 31, 2009, the estimated liability related to this obligation amounted to $39,078 and was included as a liability and a reduction of additional paid-in capital. At December 31, 2013 and 2012, the estimated liability amounted to $99,851 and $94,268, respectively, and the resulting change for the years ended December 31, 2013 and 2012 amounting to $5,583 and $22,630, respectively, is included as other expense in the accompanying statements of operations. The arrangement provides for no limitation as to the maximum potential consideration to be transferred.

Warrants - In connection with the Series A-1 preferred stock offering during 2009, purchasers’ acquired one detachable warrant for each share of purchased Series A-1 preferred. The warrants expired on March 31, 2012, prior to the 3-for-1 split. Each warrant had a pre-split exercise price of $6 to acquire one share of common stock. There were no warrants exercised prior to expiration.

NOTE 9. - SERIES B CONVERTIBLE PREFERRED STOCK

The Board of Directors has designated 40,000 shares of 10% convertible Series B par value $.001 preferred stock. Prior to December 31, 2011, there were 30,729 shares of Series B preferred stock sold and 307,288 warrants for proceeds and conversion of advances amounting to $921,864.

During the year ended December 31, 2012, the Company sold an additional 4,100 shares and 41,000 warrants for proceeds of $123,000. During the year ended December 31, 2013, the Company issued 332 shares of Series B preferred with no warrants for settlement of approximately $10,000 services previously rendered, and a director exchanged 300 shares of Series B preferred for 255 shares of Series B-1 preferred.

Commencing on July 1, 2011, cumulative dividends on each share accrue at a rate of 10% of the $30 liquidation amount. Dividends are payable quarterly in cash when and if declared by the Board of Directors. The dividends accrue whether or not they have been declared by the board of directors and whether or not there are profits or other funds legally available. During the years ended December 31, 2013 and 2012, $120,102 and $110,944, respectively, of preferred stock dividends accumulated for Series B preferred stock. Through December 31, 2012, in the event dividends are not declared by the board of directors prior to the relevant dividend payment dates, such dividends shall be payable in shares of Series B preferred stock. As the $110,944 of accumulated dividends for the year ended December 31, 2012 was not declared as of the dividend payment dates, such dividends were paid by the issuance of 3,688 shares of Series B preferred. Since there are not profits to distribute, these dividends have been recorded as a reduction of additional paid-in capital offsetting the increase to preferred stock.

The holder of Series B preferred stock has the right, at any time, to convert each share into common stock at a conversion ratio of one share of Series B preferred stock to 30 post-split shares of common stock (i.e. at a post-split conversion price of $1 per common share). Each share of Series B preferred stock has a liquidation preference equal to $30 per share plus any accrued or declared and unpaid dividends owed to holders of shares. In the event of a liquidation, winding up, or dissolution of the Company, the Series B ranks senior to the common stock and junior to the Series A and A-1 preferred stock.

F-39

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 9. - SERIES B CONVERTIBLE PREFERRED STOCK (CONTINUED)

The conversion ratio is subject to adjustment when the Company declares or pays dividends, makes a distribution on common stock payable in common shares, or affects a subdivision, split, consolidation, combination, or reverse split of outstanding common shares into a greater or lesser number of common shares. The original conversion price of $3 per common share is adjusted based on changes in the conversion ratio. The Series B holder would be entitled to receive the number of common stock or securities or property that such holder would have owned or been entitled to receive upon the happening of such event had the Series B preferred been converted immediately prior to the record or effective date of such event. As a result of the split (see Note 11), the original conversion price was reduced from $3 per common share to $1 per post-split common share.

The Company, at its option, may require conversion of all or any pro-rata portion of shares of Series B preferred stock outstanding into common stock if at any time i) the common stock is listed for trading on a national securities exchange, an inter-dealer automated quotation system, or over the counter bulletin board, ii) the Company shall have prepared and filed with the Securities and Exchange Commission a registration statement covering the shares of common stock to be issued upon due conversion of preferred stock, and such registration statement shall have been declared effective under the Securities Act of 1933, iii) during any preceding period of twenty consecutive trading days (while i) and ii) are fulfilled) the closing price equals or exceeds the quotient of $50 divided by the conversion ratio then in effect, and iv) the Company is current on its dividends on the Series B preferred stock. The holders of Series B preferred stock have the right to one vote for each share of common stock into which such share of preferred stock could then be converted.

On or after May 31, 2016, a holder can request the Company repurchase on the date which is 30 calendar days thereafter, all shares of Series B preferred stock held by the holder for cash equal to $30 per share plus accrued and unpaid dividends as of the repurchase date. The Company has the option whether or not to agree to the repurchase. In the event the Company fails to repurchase or payment of Series B dividends is six quarters in arrears, the dividend rate will increase to 18%, the majority holders of Series B preferred stock have the right to elect the majority of the board of directors, and the post-split conversion price shall decrease to $0.85.

Warrants - In connection with the Series B preferred stock subscription agreements, purchasers’ acquired ten detachable warrants for each share of purchased Series B preferred. Each warrant entitles the holder to acquire three shares of $.001 par value common stock at a post-split exercise price of $1 per common share, and expires on the earlier of March 31, 2015 or such date after June 30, 2012 at which i) the common stock is listed on the OTCBB and ii) the shares to be acquired by exercise of the warrants have been registered under the Securities Act of 1933, for 60 consecutive days. If the Company subdivides or combines its common stock, issues or pays the holders of common stock, or take a record of the holders of common stock for the purpose of entitling them to receive a dividend payable in or distribution of common stock, the number of shares of common stock purchasable upon exercise of the warrant and the warrant price shall be proportionally adjusted.

Because the warrants were issued in conjunction with the Series B preferred stock, the proceeds of the offering were allocated between the Series B preferred and the warrants based on the relative fair value of each instrument. The assumed value of the Series B preferred was determined based on the fair value of the underlying common shares and the fair value of the warrants was valued using the Black-Scholes option pricing model. During the year ended December 31, 2012, gross proceeds from the Series B preferred amounted to $123,000, of which $22,939 were allocated to the warrants. The amount allocated to warrants represents an additional dividend on the preferred shares and, due to the Company's accumulated deficit, the allocation results in an increase and decrease to additional paid-in capital and as such, there is no impact on the accompanying financial statements.

F-40

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 9. - SERIES B CONVERTIBLE PREFERRED STOCK (CONTINUED)

Registration rights - In connection with the Series B preferred stock subscription agreement, the Company agreed to pay subscribers 1/2% of the liquidation preference of shares held by subscribers each month beginning on dates varying from January 1, 2012 to September 1, 2012 until i) the common shares are eligible for trading on the OTCBB and ii) the common shares issuable upon conversion of the shares shall be registered under the Securities Act of 1933 or the subscriber is able to sell such common shares under Rule 144. Because the transfer of consideration is probable and reasonably estimable at inception of the arrangement, the contingent liability related to registration rights were included in the allocation of proceeds in accordance with GAAP. During the year ended December 31, 2012, the gross proceeds from the Series B preferred amounted to $123,000, of which $6,810 were allocated to registration rights as a liability and a reduction of additional paid-in capital on the accompanying balance sheets. As of December 31, 2013 and 2012, the estimated liability amounted to $150,489 and $134,816, respectively, and the resulting change from the allocation proceeds amounting to $15,673 and $60,846, respectively, is included in other expense of the accompanying statements of operations. The arrangement provides for no limitation as to the maximum potential consideration to be transferred.

NOTE 10. - SERIES B-1 CONVERTIBLE PREFERRED STOCK

In November 2012, the Board of Directors designated 20,000 shares of 10% convertible Series B-1 par value $.001 preferred stock. In connection therewith, for each $35 of consideration, the Company offered one unit consisting of one share of Series B-1 convertible preferred stock and fifty common stock warrants exercisable at $1.00 per share. In March 2014, the certificate of designation was amended to increase in the shares designated to 80,000. The offering resulted in the sale of 572 shares of Series B-1 preferred and 28,600 warrants during the year ended December 31, 2012. During the year ended December 31, 2013, the Company issued an additional 16,773 shares of Series B-1 preferred and 838,650 warrants for $587,065 proceeds and issued 2,745 shares of Series B-1 preferred and 137,250 warrants for stockholders that converted $96,040 advances from the year ended December 31, 2012. In addition, one stockholder exchanged 300 shares of Series B preferred for 255 shares of Series B-1 preferred.

The holder of Series B-1 preferred stock has the right, at any time, to convert each share into common stock at a conversion ratio of one share of Series B-1 preferred stock to 50 shares of common stock at a conversion price of $.70 per common share. Each share of Series B-1 preferred stock has a liquidation preference equal to $35 per share plus any accrued or declared and unpaid dividends owed to holders of shares. In the event of a liquidation, winding up, or dissolution of the Company, the Series B-1 ranks senior to the common stock, junior to the Series A and A-1 preferred stock, and equal to the Series B preferred stock.

Commencing December 31, 2012, cumulative dividends on each share accrue at a rate of 10% of the $35 liquidation amount. Dividends are payable quarterly in cash when and if declared by the Board of Directors. The dividends accrue whether or not they have been declared by the board of directors and whether or not there are profits or other funds legally available. Through June 30, 2014, in the event that dividends have not been declared by the board of directors prior to the relevant dividend payment date, such dividends shall be payable in shares of Series B-1 preferred stock. During the years ended December 31, 2013 and 2012, dividends of $34,378 and $555, respectively, were paid by the issuance of 982 and 16 shares, respectively, of Series B-1 preferred.

F-41

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 10. - SERIES B-1 CONVERTIBLE PREFERRED STOCK (CONTINUED)

The conversion ratio is subject to adjustment when the Company declares or pays dividends, makes a distribution on common stock payable in common shares, or affects a subdivision, split, consolidation, combination, or reverse split of outstanding common shares into a greater or lesser number of common shares. The conversion price of $.70 is adjusted based on changes in the conversion ratio. The Series B-1 holder would be entitled to receive the number of common stock or securities or property that such holder would have owned or been entitled to receive upon the happening of such event had the Series B-1 preferred been converted immediately prior to the record or effective date of such event.

The Company, at its option, may require conversion of all or any prorata portion of shares of Series B-1 preferred stock outstanding into common stock if at any time i) the common stock is listed for trading on a national securities exchange, an inter-dealer automated quotation system, or over the counter bulletin board, ii) the Company shall have prepared and filed with the Securities and Exchange Commission a registration statement covering the shares of common stock to be issued upon due conversion of preferred stock, and such registration statement shall have been declared effective under the Securities Act of 1933, iii) during any preceding period of twenty consecutive trading days (while i) and ii) are fulfilled) the closing price equals or exceeds the quotient of $55 divided by the conversion ratio then in effect, and iv) the Company is current on its dividends on the Series B-1 preferred stock. The holders of Series B-1 preferred stock have the right to one vote for each share of common stock into which such share of preferred stock could then be converted.

On or after August 31, 2017, a holder can request the Company repurchase on the date which is 30 calendar days thereafter, all shares of Series B-1 preferred stock held by the holder for cash equal to $35 per share plus accrued and unpaid dividends as of the repurchase date. The Company has the option whether or not to agree to the repurchase. In the event the Company fails to repurchase or payment of Series B-1 dividends is six quarters in arrears, the dividend rate will increase to 18%, the majority holders of Series B-1 preferred stock have the right to elect the majority of the board of directors, and the conversion price shall decrease to $.595.

Warrants - Each warrant entitles the holder to acquire one share of $.001 par value common stock at a post-split exercise price of $1 per common share, and expires on the earlier of March 31, 2016 or such date after September 30, 2013 at which i) the common stock is listed on the OTCBB and ii) the shares to be acquired by exercise of the warrants have been registered under the Securities Act of 1933, for 60 consecutive days. If the Company subdivides or combines its common stock, issues or pays the holders of common stock, or take a record of the holders of common stock for the purpose of entitling them to receive a dividend payable in or distribution of common stock, the number of shares of common stock purchasable upon exercise of the warrant and the warrant price shall be proportionally adjusted.

Because the warrants were issued in conjunction with the Series B-1 preferred stock, the proceeds of the offering will be allocated between the Series B-1 preferred and the warrants based on the relative fair value of each instrument. The assumed value of the Series B preferred was determined based on the fair value of the underlying common shares and the fair value of the warrants was valued using the Black-Scholes option pricing model. As of December 31, 2013 and 2012, the gross proceeds and conversion of advances from the Series B-1 preferred amounted to $683,105 and $20,000, respectively, of which $95,828 and $4,002 were allocated to the warrants, respectively. The amount allocated to warrants represents an additional dividend on the preferred shares and, due to the Company's accumulated deficit, the allocation results in an increase and decrease to additional paid-in capital and as such, there is no impact on the accompanying financial statements.

F-42

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 10. -SERIES B-1 CONVERTIBLE PREFERRED STOCK (CONTINUED)

Registration rights - In connection with the Series B-1 preferred stock subscription agreement, the Company agreed to pay subscribers 1/2% of the liquidation preference of shares held by subscribers each month beginning July 1, 2013 until i) the common shares are eligible for trading on the OTCBB and ii) the common shares issuable upon conversion of the shares shall be registered under the Securities Act of 1933 or the subscriber is able to sell such common shares under Rule 144. Because the transfer of consideration is probable and reasonably estimable at inception of the arrangement, the contingent liability related to registration rights will be included in the allocation of proceeds in accordance with GAAP. During the year ended December 31, 2012, the gross proceeds from the Series B-1 preferred amounted to $20,000, of which the amount attributable to the registration rights was not material to the financial statements. During the year ended December 31, 2013, conversion of advances and gross proceeds from Series B-1 preferred amounted to $683,105, of which $4,401 was allocated to the registration rights as a liability and a reduction of additional paid-in capital on the accompanying balance sheet. As of December 31, 2013 and 2012, the estimated liability amounted to $9,796 and $1,200, respectively, and the resulting change from the allocation proceeds amounting to $4,196 is included in other expense on the accompanying statement of operations during the year ended December 31, 2013. The arrangement provides for no limitation as to the maximum potential consideration to be transferred.

Beneficial Conversion Feature - The effective conversion price of the Series B-1 was at a price lower than the market price of the common stock at the date of the issuance, resulting in a non-cash beneficial conversion feature of $100,229 during the year ended December 31, 2013. As there is an accumulated deficit, this beneficial conversion feature was immediately recognized as additional paid-in capital. The amount allocated to beneficial conversion feature represents an additional dividend on the preferred shares and, due to the Company’s accumulated deficit, the allocation results in an increase and decrease to additional paid-in capital and as such, there is no impact on the accompanying financial statements.

NOTE 11. COMMON STOCK

In July 2012, the total number of common shares authorized for issuance was increased from 10,000,000 to 25,000,000. On July 5, 2012, the Company’s Board of Directors authorized and declared a 200% common stock dividend, resulting in a three-for-one forward split of the Company’s common stock. The split was effective in the form of a stock dividend distribution on August 10, 2012 to stockholders of record on the close of business on July 5, 2012. The accompanying financial statements and related notes thereto were retroactively adjusted in connection with the December 31, 2012 financial statements to reflect the split.

The following is a summary of warrants outstanding and exercisable at December 31, 2013 and 2012 and activity during the years then ended:

F-43

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 11. COMMON STOCK (CONTINUED)

	2013		2012
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Warrants	Price	Warrants	Price

Outstanding January 1	1,073,464	$1.00	1,107,594	$1,17
Granted during the year	1,035,900	0.99	151,600	1.00
Exercised	-	-	-	-
Expired	-	-	(185,730)	2.00

Outstanding at December 31	2,109,364	$1.00	1,073,464	$1.00

Exercisable at December 31	2,109,364	$1.00	1,073,464	$1.00

Weighted average months remaining		21.91		27.32

The Company issued 60,000 warrants to a consultant in October 2013 vesting immediately with an expiration date in October 2018 and an exercise price of $0.75 per share of underlying common stock. The Company recorded $25,142 as a prepaid expense and additional paid-in capital based on the fair value of the warrants granted using the Black-Scholes option pricing model and is amortizing into selling, general and administrative expenses as services are rendered.

NOTE 12. - STOCK BASED COMPENSATION

During 2006, the Board of Directors authorized the creation of a pool of 400,000 stock options to purchase shares of the Company's common stock to officers and salaried employees of the Company, member of the Board of Directors, consultants, and any other key employees as determined by the Board of Directors as an incentive to remain in the service of the Company, enhance the long-term performance of the Company, and to acquire a proprietary interest in the success of the Company. Awards of these options shall be determined by the Board of Directors or an authorized committee thereof. The right to grant options under the plan expires in 2016.

During the year ended December 31, 2008, the Board of Directors authorized the grant of stock options to an employee to purchase 199,992 post-split shares of the Company's common stock at an exercise price of $2 which would vest 25% at date of grant and 25% annually thereafter and expire on March 1, 2013. These options expired unexercised during the year ended December 31, 2013.

F-44

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 13. - COMMITMENTS AND CONTINGENCIES

Leases - The Company leases office and warehouse space under an operating lease which expires on July 31, 2014. Rent expense for the lease for the years ended December 31, 2013 and 2012 amounted to $96,822 and $91,001, respectively. Aggregate future minimum lease payments under the non-cancelable operating lease are $40,374 for the year ended December 31, 2014. The Company has made a $12,253 security deposit included within other assets in the accompanying balance sheets as of December 31, 2013 and 2012.

Claims - The Company is subject to a claim arising in the normal course of business. In the opinion of management, the amount of the ultimate liability, if any, with respect this action will not have a material adverse effect on the financial position, results of operation or cash flow of the Company.

Revenue Arrangements - During 2011, the Company leased equipment from a vendor under a capital lease for 3 years, which was delivered during the year ended December 31, 2012. The lease requires payments aggregating $200,000, of which $85,000 were made through December 31, 2012, is assignable, and contains a bargain purchase option of $1 following the completion of the payments required by the Company. As of December 31, 2012, the Company had a remaining obligation under this lease agreement in the amount $115,000 included in current and long-term capital lease liability on the accompanying balance sheet. The remaining $115,000 was paid during the year ended December 31, 2013. Also, during 2011, the Company purchased additional equipment from a different vendor, which was delivered during the year ended December 31, 2011.

The Company entered into an agreement to lease both pieces of equipment to a customer for aggregate consideration of $360,000, of which $270,000 had been received as of December 31, 2012. The amount included in financing receivables on the accompanying balance sheet as of December 31, 2012 represents the third year lease payment from the customer due two years after completion of training or July 2014; however, the amount was collected during the year ended December 31, 2013.

Following the final lease payment, ownership of the equipment transferred to the customer. Accordingly, the cost related to the above capital lease and other equipment acquired is included in cost of revenue as related revenue is recognized. The terms of the agreement with the customer also involve the sale of non-leased equipment and allow for additional billings related to installation, integration, and training, as well as future royalties related to usage of the equipment.

As of December 31, 2012, deposits received from this customer related to an equipment lease prior to the Company meeting the revenue recognition policies amounted to $210,000, and is included as unearned revenue in the accompanying balance sheets. Costs incurred related to the same customer contract prior to the Company meeting revenue recognition policies amounted to $200,000 as of December 31, 2012 and are included as customer contracts in progress in the accompanying balance sheets.

In accordance with Accounting for Multiple-Deliverable Revenue Arrangements (ASC 805), the significant deliverables qualify as separate units of accounting. In conjunction with the agreement, the customer can return the equipment if acceptance criteria is not met for a partial refund. ASC 805 states the amount of revenue allocable to the delivered unit or units of accounting is limited to the amount that is not contingent upon the delivery of additional items or meeting other specified performance conditions. As there was an amount of $200,000 contingent upon customer acceptance, revenue related to the customer agreement during the year ended December 31, 2012 was limited to approximately $298,000. All of the equipment under this agreement was delivered during the year ended December 31, 2012 and customer acceptance occurred in the first quarter of 2013, at which time deferred revenue in the amount of $210,000 was recognized as revenue and customer contracts in progress in the amount of $200,000 was recognized as cost of revenue.

F-45

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 13. - COMMITMENTS AND CONTINGENCIES (CONTINUED)

During the year ended December 31, 2013, revenue related to this customer represented approximately 79% of total revenue (96% - 2012).

NOTE 14. – SUBSEQUENT EVENTS

Subsequent to December 31, 2013, the Company raised approximately $362,000 from the sale of 10,345 Series B-1 preferred units at $35 per unit.

The Company amended the certificate of designation of the Series A Preferred with the effect of satisfying cumulative unpaid dividends through September 30, 2013 with common stock at the rate of one common share per $0.65 of dividends, and reducing the dividend rate to 10% from 18% prospectively as of October 1, 2013. As a result of the board of directors’ declaration of dividends in February 2014, $1,913,479 of cumulative dividends were satisfied by the issuance of 2,943,837 shares of common stock.

F-46

REVIEWED

FINANCIAL STATEMENTS

GYROTRON TECHNOLOGY, INC.

June 30, 2014

with

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

F-47

GYROTRON TECHNOLOGY, INC.

F-48

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Gyrotron Technology, Inc.

We have reviewed the accompanying balance sheet of Gyrotron Technology, Inc. as of June 30, 2014, the related statements of operations for the three month and six month periods ended June 30, 2014 and 2013, and the related statements of cash flows and changes in stockholders' deficiency for the six month periods ended June 30, 2014 and 2013. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements and Note 1 to the annual financial statements for the year ended December 31, 2013 not presented herein, the Company has suffered recurring losses from operations, has a net stockholders’ deficiency, and its current liabilities exceeds its current assets. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1 to the respective financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board, the balance sheet of Gyrotron Technology as of December 31, 2013, and the related statements of operations, changes in stockholder's deficiency, and cash flows for the year then ended not presented herein; and in our report dated April 17, 2014, we expressed an unqualified opinion on those financial statements, including an explanatory paragraph concerning matters that raise substantial doubt about the Company’s ability to continue as a going concern. In our opinion, the information set forth in the accompanying balance sheet as of December 31, 2013 is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

/s/ FREED MAXICK CPAs, P.C.

Buffalo, New York

September 5, 2014

F-49

GYROTRON TECHNOLOGY, INC.
BALANCE SHEETS

	JUNE 30,	DECEMBER 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash	$49,397	$60,082
Accounts receivable-net	12,890	-
Prepaid expenses and other current assets	16,740	25,347
Loan receivable-director	-	8,973
Loan receivable-officer	-	24,155
Total current assets	79,027	118,557

Machinery and equipment-net	48,418	89,476
Patents-net	56,546	54,358
Other assets	12,253	12,253
Total assets	$196,244	$274,644

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
Note payable	$44,835	$46,784
Accounts payable	21,726	74,913
Accrued expenses and other liabilities	16,123	9,257
Accrued employee compensation	354,902	363,864
Registration rights obligation	327,720	260,136
Unearned revenue	12,000	-
Total current liabilities	777,306	754,954

Commitments and contingencies (Note 11)	-	-

Stockholders' deficiency
Preferred stock, 1,000,000 shares authorized, $0.001 par value
Series A: 450,000 shares designated, 436,774 outstanding	437	437
Series A-1: 125,000 shares designated, 61,910 outstanding	62	62
Series B: 40,000 shares designated, 39,959 outstanding	40	40
Series B-1: 80,000 shares designated, 32,737 outstanding (21,343 - 2013)	33	22
Common stock, 25,000,000 shares authorized, $0.001 par value,
15,222,024 shares issued (11,903,664-2013) and
14,414,058 shares outstanding (11,095,698-2013)	15,222	11,904
Additional paid-in capital	9,141,787	8,797,951
Accumulated deficit	(9,347,940)	(8,900,023)
	(190,359)	(89,607)
Treasury stock, 807,966 shares, at cost	(390,703)	(390,703)
Total stockholders' deficiency	(581,062)	(480,310)

Total liabilities and stockholders' deficiency	$196,244	$274,644

See accompanying notes.

F-50

GYROTRON TECHNOLOGY, INC.
STATEMENTS OF OPERATION
For the Six Months Ended June 30, (Unaudited)

	2014	2013

Revenues	$93,045	$225,000

Cost of revenues	28,075	212,221

Gross profit	64,970	12,779

Operating expenses:
Selling, general and administrative	400,733	279,980
Research and development	44,570	22,077
Total operating expenses	445,303	302,057

Operating loss	(380,333)	(289,278)

Other (expense) income:
Other income	-	4,526
Interest and penalties expense	-	(785)
Registration rights obligation	(67,584)	-

Net loss	(447,917)	(285,537)

Preferred stock dividends accumulated and warrants	(350,231)	(430,172)

Net loss attributable to common stockholders	$(798,148)	$(715,709)

Loss per common share-basic and diluted	$0.06	$0.06

Weighted average shares outstanding-basic and diluted	13,270,060	11,095,698

See accompanying notes.

F-51

GYROTRON TECHNOLOGY, INC.
STATEMENTS OF OPERATION
For the Three Months Ended June 30,
(Unaudited)

	2014	2013

Revenues	$92,085	$15,000

Cost of revenues	28,075	10,714

Gross profit	64,010	4,286

Operating expenses:
Selling, general and administrative	175,358	169,569
Research and development	16,435	10,342
Total operating expenses	191,793	179,911

Operating loss	(127,783)	(175,625)

Other (expense) income:
Other income	-	4,526
Registration rights obligation	(18,616)	-

Net loss	(146,399)	(171,099)

Preferred stock dividends accumulated and warrants	(135,768)	(195,166)

Net loss attributable to common stockholders	$(282,167)	$(366,265)

Loss per common share-basic and diluted	$0.02	$0.03

Weighted average shares outstanding-basic and diluted	$14,158,884	$11,095,698

See accompanying notes.

F-52

GYROTRON TECHNOLOGY, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
Six Months Ended June 30, 2014
(Unaudited)

	Preferred Series A		Preferred Series A-1		Preferred Series B		Preferred Series B-1		Common Stock		Additional Paid-in	Accumulated	Treasury
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Total

Balance, December 31, 2013	436,774	$437	61,910	$62	39,959	$40	21,343	$22	11,903,664	$11,904	$8,797,951	$(8,900,023)	$(390,703)	$(480,310)

Issuance of Series B-1 convertible preferred stock, 10% cumulative dividend	-	-	-	-	-	-	10,776	11	-	-	377,124	-	-	377,135

Issuance of common shares as settlement for dividend on Series A preferred	-	-	-	-	-	-	-	-	2,943,837	2,943	(2,943)	-	-	-

Issuance of common shares as settlement for dividend on Series A-1 preferred	-	-	-	-	-	-	-	-	374,523	375	(375)	-	-	-

Reinvestment of Series B-1
preferred stock dividends	-	-	-	-	-	-	618	-	-	-	-	-	-	-

Declaration of Series B-1
preferred stock dividends	-	-	-	-	-	-	-	-	-	-	(29,970)	-	-	(29,970)

Net loss	-	-	-	-	-	-	-	-	-	-	-	(447,917)	-	(447,917)

Balance, June 30, 2014	436,774	$437	61,910	$62	39,959	$40	32,737	$33	15,222,024	$15,222	$9,141,787	$(9,347,940)	$(390,703)	$(581,062)

See accompanying notes.

F-53

GYROTRON TECHNOLOGY, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
Six Months Ended June 30, 2013
(Unaudited)

	Preferred Series A		Preferred Series A-1		Preferred Series B		Preferred Series B-1		Common Stock		Additional Paid-in	Accumulated	Treasury
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Total

Balance, December 31, 2012	436,774	$437	61,910	$62	39,927	$40	588	$1	11,903,664	$11,904	$8,084,140	$(8,281,143)	$(390,703)	$(575,262)

Settlement of liablility with Series B preferred, 10% cumulative mdividend	-	-	-	-	332	-	-	-	-	-	9,986	-	-	9,986

Issuance of Series B-1 convertible preferred stock, 10% cumulative dividend	-	-	-	-	-	-	6,573	7			230,033	-	-	230,040

Series B-1 registration
rights obligation	-	-	-	-	-	-	-	-	-	-	(4,400)	-	-	(4,400)

Conversion of Series B
for Series B-1 preferred	-	-	-	-	(300)	-	255	-	-	-	-	-	-	-

Reinvestment of Series B-1
preferred stock dividends	-	-	-	-	-	-	293	-	-	-	-	-	-	-

Net loss	-	-	-	-	-	-	-	-	-	-	-	(285,537)	-	(285,537)

Balance, June 30, 2013	436,774	$437	61,910	$62	39,959	$40	7,709	$8	11,903,664	$11,904	$8,319,759	$(8,566,680)	$(390,703)	$(625,173)

See accompanying notes.

F-54

GYROTRON TECHNOLOGY, INC.
STATEMENT OF CASH FLOW
For the Six Month Ended June 30,
(Unaudited)

	2014	2013

Cash flows from operating activities:
Net loss	$(447,917)	$(285,537)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	46,054	45,937
(Increase) decrease in assets:
Accounts receivable	(12,890)	(32,205)
Loans receivable, officer	24,155	-
Customer contracts in progress	-	200,000
Prepaid expenses and other current assets	8,607	(7,850)
Financing receivable	-	90,000
Increase (decrease) in liabilities:
Accounts payable	(52,214)	64,351
Accrued expenses and other liabilities	6,866	(67,134)
Accrued employee compensation	(8,962)	37,181
Registration rights obligation	67,584	-
Unearned revenue	12,000	(180,000)
Net cash used by operating activities	(356,717)	(135,257)

Cash flows from investing activities:
Payments for patents	(7,184)	-
Net cash used by investing activities	(7,184)	-

Cash flows from financing activities:
Repayments of note payable	(1,949)	(1,299)
Proceeds from sale of preferred stock	377,135	210,010
Repayments of capital lease liability	-	(85,000)
Dividends paid on Series B Preferred	(29,970)	-
Proceeds from repayment of note receivable - director	8,000	-
Net proceeds from repayment of advances from shareholders	-	3,327
Net cash provided by financing activities	353,216	127,038

Net decrease in cash	(10,685)	(8,219)

Cash - beginning of period	60,082	8,219

Cash - end of period	$49,397	$-

Supplemental disclosure of non-cash financing activities:
Common stock issued in payment of accumulated and declared dividends on Series A Preferred	$1,913,479	$-
Common stock issued in payment of accumulated and declared dividends on Series A-1 Preferred	$243,440	$-
Series B-1 preferred dividends paid by issuance of Series B-1 shares	$21,625	$10,254
Registration rights obligation offseting additional paid-in capital	$-	$4,400
Settlement of liability with issuance of Series B Preferred	$-	$9,986
Conversion of advances into Series B-1 Preferred	$-	$20,030

See accompanying notes.

F-55

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2014

NOTE 1. - BUSINESS DESCRIPTION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Description - Gyrotron Technology, Inc. (the "Company") is incorporated under the business laws of Delaware. The Company develops and seeks to license unique industrial technologies primarily to the glass, semiconductor, food, footwear, adhesives and plastics industries, providing a novel method for heating for industrial processing. It also develops, licenses, and sells autoclave-free laminating systems. The Company is organized and managed as a single operating segment.

Basis of Presentation – The accompanying unaudited financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information and do not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary to fairly state the financial position, results of operations and cash flows with respect to the interim financial statements have been included. Operating results for the six months ended June 30, 2014 are not necessarily indicative of the results that may be expected for the year ending December 31, 2014. The financial statements should be read in conjunction with the 2013 audited financial statements and the notes thereto.

Liquidity and Management Plans - As shown in the accompanying financial statements, the Company incurred a net loss for the three and six months ended June 30, 2014 of $146,399 and $447,917, respectively, and had negative working capital of $698,279 and stockholders' deficiency of $581,062 at June 30, 2014. Further, cash used in operating activities during the six months ended June 30, 2014 amounted to $356,717. The Company is expected to continue to incur losses throughout the remainder of 2014.

The Company's business strategy is to overcome these losses through commercialization and continued development of (i) applications for the gyrotron beam which will be marketed and monetized through licensing, engineering consulting and servicing and (ii) the lamination system.

The Company's management and Board of Directors have obtained additional funding after June 30, 2014 (see Note 12) and intend to obtain additional funding for general working capital needs and professional fees through private placement of its equity securities. The Company will continually evaluate funding options including additional offerings of its securities to investors. There can be no assurance as to the availability or terms upon which such financing alternatives might be available.

Accounts Receivable - The Company grants credit to substantially all of its customers, and carries its accounts receivable at original invoice amount less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts based on history of past write-offs, collections, and current credit conditions. The allowance for doubtful accounts amounted to $3,218 at June 30, 2014 and December 31, 2013.

Machinery and Equipment - Machinery and equipment are stated at cost net of accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets using straight-line and accelerated methods for both financial statement and income tax reporting purposes. Maintenance and repairs are charged to operations as incurred; significant betterments are capitalized. Depreciation expense amounted to $20,529 for each of the three months ended June 30, 2014 and 2013 and $41,058 for each of the six months ended June 30, 2014 and 2013, and is included within operating expenses in the accompanying statements of operations.

F-56

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2014

NOTE 1. - BUSINESS DESCRIPTION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Patents - The Company capitalizes costs relative to patent applications. Patents are recorded at acquired cost and amortized over their estimated useful economic life of 15 years, beginning at the date of issuance. Costs incurred to renew or extend the term of recognized patents, including annuities and fees, are expensed as incurred.

Impairment of Long-Lived Assets - Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future cash flows of the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Fair value is determined based on discounted cash flow or appraised values, depending on the nature of the assets. There was no impairment of long-lived assets during the six months ended June 30, 2014 and 2013.

Income Taxes - The Company recognizes estimated income taxes payable or refundable on income tax returns for the current year and the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

Share-Based Payments - The Company accounts for stock option awards granted in accordance with Share-Based Payments Topic of the FASB Accounting Standards Codification (ASC) 718. Under ASC 718, compensation expense related to stock based payments is recorded over the requisite service period based on the grant date fair value of the awards. The Company uses the Black-Scholes option pricing model for determining the estimated fair value for stock-based awards. The Black-Scholes model requires the use of assumptions which determine the fair value of stock-based awards, including the option's expected term and the price volatility of the underlying stock.

Treasury Stock - The Company accounts for treasury stock under the cost method, which requires the Company to record the shares as a reduction to equity at the purchased amount.

Revenue Recognition - In accordance with Revenue Recognition Topic of the FASB Accounting Standards Codification (ASC) 805, the Company recognizes revenue when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the Company's price to the customer is fixed or determinate, and collectability is reasonably assured.

Multiple-Element Arrangements -The Company enters into multiple-element contractual arrangements with customers including the technology license, delivery of equipment, installation, consulting, testing and training. Elements under such contracts are considered separate units of accounting if both of the following criteria are met: i) the delivered item(s) have value to the customer on a standalone basis and ii) if the arrangement includes a general right of return relative to the delivered item(s), delivery or performance is considered probable and substantially in control of the Company. For deliverables not meeting the criteria for being a separate unit of accounting, the appropriate allocation of arrangement consideration and recognition of revenue is then determined for the combined unit of accounting. Revenue is allocated amongst deliverables in a multiple-element revenue arrangement according to fair value with an allocation based on selling price. The selling price used for each deliverable will be based on vendor-specific objective evidence ("VSOE") if available, third-party evidence if VSOE is not available, or management's estimate of an element's stand-alone selling price if neither VSOE nor third-party evidence is available. The selling price is allocated amongst deliverables based upon each deliverable's relative selling price to total revenue consideration. The amount allocable to the delivered unit or units of accounting is limited to the amount that is not contingent upon the delivery of additional items or meeting other specified performance conditions.

F-57

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2014

NOTE 1. - BUSINESS DESCRIPTION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Sales-Type Leases - The Company provides lease financing through sales-type leases. Leases qualify as sales-type leases using the present value of minimum lease payments classification criteria. The Company believes that the sales-type lease contains only normal collection risk. Accordingly, the Company records the fair value of equipment as revenue, the cost of equipment as cost of revenue and the minimum lease payments plus the estimated residual value as finance receivables.

Research and Development Expenses - Research and development expenses are charged to operations as incurred.

Loss Per Common Share - Basic loss per common share is computed using the weighted average number of common shares outstanding. Diluted loss per common share gives effect to dilutive convertible preferred stock, options and warrants outstanding during the period. Shares to be issued upon the exercise of these instruments have not been included in the computation of diluted loss per share as their effect is anti-dilutive based on the net loss incurred.

As of June 30, 2014, there were the following common shares underlying securities that could potentially dilute future earnings:

Preferred A stock	1,637,903
Preferred A-1 stock	232,163
Preferred B stock	1,198,770
Preferred B warrants	1,044,864
Preferred B-1 stock	1,636,847
Preferred B-1 warrants	1,543,300
Other warrants	60,000
7,353,847

Accounting Estimates - The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results may differ from estimated amounts.

Fair Value of Financial Instruments - The carrying amount of cash, receivables, accounts payable and accrued expenses and other liabilities are reasonable estimates of their fair value due to their short maturity.

The estimated fair value of note payable is summarized as follows:

June 30, 2014		December 31, 2013
Carrying	Estimated	Carrying	Estimated
Amount	Fair Value	Amount	Fair Value

$44,835	$41,000	$46,784	$40,000

The estimated fair value was based on the present value of the expected future cash flows. The measurement of estimated fair value is a level 3 input under Fair Value Measurements Topic of FASB ASC.  Considerable judgment is required in developing estimates of fair value. Therefore, the estimates presented herein are not necessarily indicative of the amounts that the Company would realize in a current market exchange.

F-58

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2014

NOTE 1. - BUSINESS DESCRIPTION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Reclassification – Certain balances in 2013 have been reclassified to conform with the 2014 financial statement presentation.

NOTE 2. - LOAN RECEIVABLE, OFFICER

The Company had a non-interest bearing loan to an officer that was due on demand in the amount of $24,155. During the six months ended June 30, 2014, the Company forgave the loan.  The expense is included in selling, general and administrative expenses on the accompanying statements of operations for the six months ended June 30, 2014.

NOTE 3. - MACHINERY AND EQUIPMENT

The components of machinery and equipment are as follows:

	Estimated	June 30,	December 31,
	Useful Life	2014	2013

Machinery and equipment	5 to 7 years	$882,338	$882,338
Furniture and fixtures	5 to 7 years	25,874	25,874
		908,212	908,212
Less accumulated depreciation		(859,794)	(818,736)

		$48,418	$89,476

NOTE 4. - PATENTS

The components of patents are as follows:

	June 30,	December 31,
	2014	2013

Patents	$153,607	$146,423
Less accumulated amortization	(97,061)	(92,065)

	$56,546	$54,358

The Company amortizes patent costs on a straight-line basis over the expected period of benefit of the related capitalized expenditures. Amortization expense amounted to $2,498 and $2,440 for the three months ended June 30, 2014 and 2013, respectively, and $4,996 and $4,880 for the six months ended June 30, 2014 and 2013, respectively and is included in operating expenses on the accompanying statements of operations. Excluding patents that have not been issued as of June 30, 2014, amortization expense for the next five years is expected to be approximately $10,000 per year for 2014 through 2016, approximately $6,000 in 2017, and approximately $14,000 thereafter.

F-59

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2014

NOTE 5. - NOTE PAYABLE

The Company has a note payable due to Ben Franklin Technology Center of Southeastern Pennsylvania (the Center). The terms of the note stated the Company is required to pay a maximum of 150% times the $50,000 borrowed amount. The rate of repayment is 3% of all Company revenues. Payments are due within thirty days after the end of each quarter. Amounts due which are not paid within 10 days after the due date bear interest at 15% per year. The note payable is secured by substantially all assets of the Company. In accordance with the loan agreement, the Company is required to comply with various terms and conditions. As of June 30, 2014 and December 31, 2013 the Company was not in compliance with certain provisions. As a result, the Center has the option to demand payment of the entire amount outstanding immediately and, if not cured by the Company, can charge interest at 15% per year on the entire balance. Accordingly, the balance has been classified as current in the accompanying balance sheets.

NOTE 6. - SERIES A & A-1 CONVERTIBLE PREFERRED STOCK

The Board of Directors has designated 450,000 shares of convertible Series A par value $.001 preferred stock and 125,000 shares of convertible Series A-1 par value $.001 preferred stock.  Each share of Series A and A-1 preferred stock shall has a liquidation preference equal to $6 per share plus any accrued or declared and unpaid dividends owed to holders of shares. In the event of a liquidation, winding up, or dissolution of the Company, no distribution shall be made to holders of shares of common stock ranking junior to Series A and A-1 preferred stock. Series A and A-1 preferred stock rank equal for all purposes.

The holders of preferred stock have the right to one vote for each share of common stock into which such share of preferred stock could then be converted.

In accordance with Series A and A-1 certificates of designation above, cumulative dividends on each share of Series A and A-1 preferred stock accrue at a rate of 10% of the $6 liquidation amount.  After May 31, 2011, the dividend rate increased from 10% to 18%.  Dividends are payable quarterly in cash when and if declared by the Board of Directors. The dividends accrue and accumulate whether or not they have been declared by the board of directors and whether or not there are profits or other funds legally available.

In January 2014, the Company amended the certificate of designation of the Series A Preferred with the effect of satisfying cumulative unpaid dividends through September 30, 2013 with common stock at the rate of one common share per $0.65 of dividends, and reducing the dividend rate to 10% from 18% beginning October 1, 2013. As a result of the board of directors’ declaration of dividends in February 2014, $1,913,479 of cumulative dividends were satisfied with 2,943,837 shares of common stock. These shares were issuable at June 30, 2014 and a portion of them have not been issued for administrative reasons. Accordingly, the presentation in these financial statements considers these shares as effectively issued.

In May 2014, the Company amended the certificate of designation of the Series A-1 Preferred with the effect of satisfying cumulative unpaid dividends through December 31, 2013 with common stock at the rate of one common share per $0.65 of dividends, and reducing the dividend rate to 10% from 18% beginning January 1, 2014. As a result of the board of directors’ declaration of dividends in June 2014, $243,440 of cumulative dividends were satisfied with 374,523 shares of common stock. These shares were issuable at June 30, 2014 and had not been issued for administrative reasons. Accordingly, the presentation in these financial statements considers these shares as effectively issued.

During the three months ended June 30, 2014 and 2013, there were $117,929 and $65,516, respectively, of preferred stock dividends accumulated for Series A preferred stock. During the six months ended June 30, 2014 and 2013, there were $131,032 and $235,858, respectively, of preferred stock dividends accumulated for Series A preferred stock. At June 30, 2014 and December 31, 2013, there were cumulative unpaid dividends of $196,636 and $1,979,171, respectively, for Series A preferred stock.

F-60

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2014

NOTE 6. - SERIES A & A-1 CONVERTIBLE PREFERRED STOCK (CONTINUED)

During the three months ended June 30, 2014 and 2013, there were $9,287 and $16,716 of preferred stock dividends accumulated for Series A-1 preferred stock.  During the six months ended June 30, 2014 and 2013, there were $18,573 and $33,431 of preferred stock dividends accumulated for Series A-1 preferred stock. At June 30, 2014 and December 31, 2013, there were cumulative unpaid dividends of $18,573 and $243,440, respectively, for Series A-1 preferred stock.

Prior to the amendments described above, on or after April 30, 2012, a holder could have requested the Company to repurchase on the date which is 31 calendar days thereafter, all shares of Series A or A-1 preferred stock held by the holder for cash equal to $6 per share plus accrued and declared but unpaid dividends as of the repurchase date. The Company had the option whether or not to agree to the repurchase. If the Company had failed to repurchase the shares, the majority holders of Series A and A-1 stock would have had the right to elect the majority of the board of directors. No such holder at any time requested the Company repurchase all shares of Series A or A-1 preferred.  Majority holders did not exercise the right to elect the majority of the board of directors.

After giving effect to the aforementioned amendments, on or after May 31, 2015, a holder of the Series A or A-1 preferred stock can request the Company repurchase on the date which is 30 calendar days thereafter, all shares of Series A or A-1 preferred stock held by the holder for cash equal to $6 per share plus accrued and unpaid dividends as of the repurchase date. The Company has the option whether or not to agree to the repurchase. In the event the Company fails to repurchase, or, after December 31, 2014, payment of dividends on a series of preferred stock is four quarters in arrears, the dividend rate on that series will increase to 18% and the majority holders of said series together with holders of any series of equal seniority, will have the right to elect the majority of the board of directors until such failure or arrearage is cured. At June 30, 2014 dividends on the Series A and A-1 were three and two quarters in arrears, respectively.

Under both the Series A and Series A-1 certificates of designation, as a result of a prior default, the holder had the right, at any time, to convert each share of preferred stock into 3.53 (the conversion ratio) shares of common stock , or a conversion price of $1.70. The amendment to the certificate of designation of the Series A preferred stock in the first quarter of 2014 and the amendment to the certificate of designation of the Series A-1 preferred stock in the second quarter of 2014  reduced the conversion price to $1.60, resulting in each share being convertible into 3.75 shares of common stock. The conversion ratio and price are  subject to adjustment when the Company declares or pays dividends, makes a distribution on common stock payable in common shares, or affects a subdivision, split, consolidation, combination, or reverse split of outstanding common shares into a greater or lesser number of common shares. Due to the uncertainty surrounding redemption as a result of the conversion feature, the Series A and A-1 preferred stock is classified as equity in the accompanying financial statements.

The Company, at its option, may require conversion of all or any pro-rata portion of shares of Series A or A-1 preferred stock outstanding into common stock at the conversion price if at any time i) the common stock is listed for trading on a national securities exchange, an inter-dealer automated quotation system, or over the counter bulletin board, ii) the Company shall have prepared and filed with the Securities and Exchange Commission a registration statement covering the shares of common stock to be issued upon due conversion of preferred stock, and such registration statement shall have been declared effective under the Securities Act of 1933, as amended, and continues to be effective, iii) during any preceding period of twenty consecutive trading days (while i) and ii) are fulfilled) the closing price equals or exceeds 150% of the conversion price, and iv) the Company is current on its dividends for that Series.

F-61

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2014

NOTE 6. - SERIES A & A-1 CONVERTIBLE PREFERRED STOCK (CONTINUED)

Registration Rights - In connection with the Series A-1 preferred stock subscription agreements, the Company agreed to pay the various subscribers 1/2% of the aggregate purchase price of shares acquired each month beginning on various dates between December 1, 2009 and July 1, 2010 until i) the Company has prepared and filed a registration statement with the Securities and Exchange Commission which has been declared effective under the Securities Act or the holder is then able to sell the underlying common shares under Rule 144 promulgated pursuant to the Securities Act and ii) the Company has obtained a ticker symbol and common shares are eligible to trade on the OTCBB. At June 30, 2014 and December 31, 2013, the estimated liability amounted to $110,716 and $99,851, respectively, and the resulting change for the three and six months ended June 30, 2014 amounting to $2,791 and $11,165, respectively, is included as other expense in the accompanying statements of operations. The arrangement provides for no limitation as to the maximum potential consideration to be transferred.

NOTE 7. - SERIES B CONVERTIBLE PREFERRED STOCK

The Board of Directors has designated 40,000 shares of 10% convertible Series B par value $.001 preferred stock. During the six months ended June 30, 2013, the Company issued 332 shares of Series B preferred with no warrants for settlement of approximately $10,000 services previously rendered, and a director exchanged 300 shares of Series B preferred for 255 shares of Series B-1 preferred.

Commencing on July 1, 2011, cumulative dividends on each share accrue at a rate of 10% of the $30 liquidation amount. Dividends are payable quarterly in cash when and if declared by the Board of Directors. The dividends accrue whether or not they have been declared by the board of directors and whether or not there are profits or other funds legally available. During the three and six months ended June 30, 2013, there were $29,969 and $60,163, respectively, of preferred stock dividends accumulated for Series B preferred stock. During the three and six months ended June 30, 2014, there were $29,969 and $59,938 of preferred stock dividends accumulated for Series B preferred.  During the three months ended June 30, 2014, there were $29,969 of preferred stock dividends declared and paid.

At June 30, 2014 and December 31, 2013, there were cumulative unpaid dividends of $150,071 and $120,102, respectively, for the Series B preferred stock. On June 30, 2014 the Company paid one quarter of accrued dividends to the Series B holders.

Each share of Series B preferred stock has a liquidation preference equal to $30 per share plus any accrued or declared and unpaid dividends owed to holders of shares. In the event of a liquidation, winding up, or dissolution of the Company, the Series B ranks senior to the common stock and junior to the Series A and A-1 preferred stock.

The holder of Series B preferred stock has the right, at any time, to convert each share into common stock at a conversion ratio of one share of Series B preferred stock to 30 shares of common stock conversion price of $1 per common share. The conversion ratio is subject to adjustment when the Company declares or pays dividends, makes a distribution on common stock payable in common shares, or affects a subdivision, split, consolidation, combination, or reverse split of outstanding common shares into a greater or lesser number of common shares. The original conversion price of $3 per common share was adjusted to $1 as a result of a stock split during 2012. The Series B holder would be entitled to receive the number of common stock or securities or property that such holder would have owned or been entitled to receive upon the happening of such event had the Series B preferred been converted immediately prior to the record or effective date of such event.

F-62

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2014

NOTE 7. - SERIES B CONVERTIBLE PREFERRED STOCK (CONTINUED)

The Company, at its option, may require conversion of all or any pro-rata portion of shares of Series B preferred stock outstanding into common stock if at any time i) the common stock is listed for trading on a national securities exchange, an inter-dealer automated quotation system, or over the counter bulletin board, ii) the Company shall have prepared and filed with the Securities and Exchange Commission a registration statement covering the shares of common stock to be issued upon due conversion of preferred stock, and such registration statement shall have been declared effective under the Securities Act of 1933, iii) during any preceding period of twenty consecutive trading days (while i) and ii) are fulfilled) the closing price equals or exceeds 166 2/3% of the conversion price then in effect, and iv) the Company is current on its dividends on the Series B preferred stock. The holders of Series B preferred stock have the right to one vote for each share of common stock into which such share of preferred stock could then be converted.

On or after May 31, 2016, a holder can request the Company repurchase on the date which is 30 calendar days thereafter, all shares of Series B preferred stock held by the holder for cash equal to $30 per share plus accrued and unpaid dividends as of the repurchase date. The Company has the option whether or not to agree to the repurchase. In the event the Company fails to repurchase or payment of Series B dividends is six quarters in arrears, the post-split conversion price shall decrease to $0.85, and in addition, until such failure or arrearage is cured, the dividend rate will increase to 18% and the majority holders of Series B preferred stock have the right to elect the majority of the board of directors, At June 30, 2014 dividends on the Series B were five quarters in arrears.

Warrants - In connection with the Series B preferred stock subscription agreements, purchasers’ acquired ten detachable warrants for each share of purchased Series B preferred.  Each warrant entitles the holder to acquire three shares of $.001 par value common stock at an exercise price of $1 per common share, and expires on the earlier of March 31, 2015 or such date after June 30, 2012 at which i) the common stock is listed on the OTCBB and ii) the shares to be acquired by exercise of the warrants have been registered under the Securities Act of 1933, for 60 consecutive days. If the Company subdivides or combines its common stock, issues or pays the holders of common stock, or take a record of the holders of common stock for the purpose of entitling them to receive a dividend payable in or distribution of common stock, the number of shares of common stock purchasable upon exercise of the warrant and the warrant price shall be proportionally adjusted.

Registration rights - In connection with the Series B preferred stock subscription agreement, the Company agreed to pay subscribers 1/2% of the liquidation preference of shares held by subscribers each month beginning on dates varying from January 1, 2012 to September 1, 2012 until i) the common shares are eligible for trading on the OTCBB and ii) the common shares issuable upon conversion of the shares shall be registered under the Securities Act of 1933 or the subscriber is able to sell such common shares under Rule 144. Because the transfer of consideration is probable and reasonably estimable at inception of the arrangement, the contingent liability related to registration rights was included in the allocation of proceeds in accordance with GAAP.

As of June 30, 2014 and December 31, 2013, the estimated liability amounted to $181,835 and $150,489, respectively, and the change in the estimated liability for the three and six months ended June 30, 2014 amounting to $7,836 and $31,345, respectively, is included in other expense of the accompanying statements of operations. The arrangement provides for no limitation as to the maximum potential consideration to be transferred.

F-63

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2014

NOTE 8. - SERIES B-1 CONVERTIBLE PREFERRED STOCK

In November 2012, the Board of Directors designated 20,000 shares of 10% convertible Series B-1 par value $.001 preferred stock.  In connection therewith, for each $35 of consideration, the Company offered one unit consisting of one share of Series B-1 convertible preferred stock and 50 common stock warrants exercisable at $1.00 per share. In March 2014, the certificate of designation was amended to increase in the shares designated to 80,000.  During the six months ended June 30, 2014 and 2013 the Company issued 10,776 and 6,573 shares of Series B-1 preferred and 538,800 and 328,650 warrants for proceeds of $377,135 and $230,040, respectively. In addition, during the six months ended June 30, 2013, one stockholder exchanged 300 shares of Series B preferred for 255 shares of Series B-1 preferred.

The holder of Series B-1 preferred stock has the right, at any time, to convert each share into common stock at a conversion ratio of one share of Series B-1 preferred stock to 50 shares of common stock at a conversion price of $.70 per common share.  Each share of Series B-1 preferred stock has a liquidation preference equal to $35 per share plus any accrued or declared and unpaid dividends owed to holders of shares.  In the event of a liquidation, winding up, or dissolution of the Company, the Series B-1 ranks senior to the common stock, junior to the Series A and A-1 preferred stock, and equal to the Series B preferred stock.

Commencing December 31, 2012, cumulative dividends on each share accrue at a rate of 10% of the $35 liquidation amount. Dividends are payable quarterly in cash when and if declared by the Board of Directors. The dividends accrue whether or not they have been declared by the board of directors and whether or not there are profits or other funds legally available. Through March 31, 2014, in the event that dividends have not been declared by the board of directors prior to the relevant dividend payment date, such dividends shall be payable in shares of Series B-1 preferred stock.  During the three months ended June 30, 2013 and six months ended June 30, 2014 and 2013, dividends of $6,531, $21,625 and $10,254, respectively, were paid by the issuance of 187, 618 and 293 shares, respectively, of Series B-1 preferred. During the three months ended June 30, 2014, there were $28,428 of preferred stock dividends accumulated for Series B-1 preferred stock not paid by the issuance of Series B-1 preferred.

The conversion ratio is subject to adjustment when the Company declares or pays dividends, makes a distribution on common stock payable in common shares, or affects a subdivision, split, consolidation, combination, or reverse split of outstanding common shares into a greater or lesser number of common shares.  The Series B-1 holder is entitled to receive the number of common stock or securities or property that such holder would have owned or been entitled to receive upon the happening of such event had the Series B-1 preferred been converted immediately prior to the record or effective date of such event. The conversion price of $0.70 is adjusted based on changes in the conversion ratio.

The Company, at its option, may require conversion of all or any prorata portion of shares of Series B-1 preferred stock outstanding into common stock if at any time i) the common stock is listed for trading on a national securities exchange, an inter-dealer automated quotation system, or over the counter bulletin board, ii) the Company shall have prepared and filed with the Securities and Exchange Commission a registration statement covering the shares of common stock to be issued upon due conversion of preferred stock, and such registration statement shall have been declared effective under the Securities Act of 1933, iii) during any preceding period of twenty consecutive trading days (while i) and ii) are fulfilled) the closing price equals or exceeds 157% of the conversion price then in effect, and iv) the Company is current on its dividends on the Series B-1 preferred stock.  The holders of Series B-1 preferred stock have the right to one vote for each share of common stock into which such share of preferred stock could then be converted.

F-64

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2014

NOTE 8. - SERIES B-1 CONVERTIBLE PREFERRED STOCK (CONTINUED)

On or after August 31, 2017, a holder can request the Company repurchase on the date which is 30 calendar days thereafter, all shares of Series B-1 preferred stock held by the holder for cash equal to $35 per share plus accrued and unpaid dividends as of the repurchase date.  The Company has the option whether or not to agree to the repurchase.  In the event the Company fails to repurchase or payment of Series B-1 dividends is six quarters in arrears, the post-split conversion price shall decrease to $0.595, and in addition, until such failure or arrearage is cured, the dividend rate will increase to 18% and the majority holders of Series B-1 preferred stock have the right to elect the majority of the board of directors, At June 30, 2014 dividends on the Series B-1 were one quarter in arrears.

Warrants - Each warrant issued together with the Series B-1 preferred entitles the holder to acquire one share of $.001 par value common stock at a post-split exercise price of $1 per common share, and expires on the earlier of March 31, 2016 or such date after September 30, 2013 at which i) the common stock is listed on the OTCBB and ii) the shares to be acquired by exercise of the warrants have been registered under the Securities Act of 1933, for 60 consecutive days. If the Company subdivides or combines its common stock, issues or pays the holders of common stock, or take a record of the holders of common stock for the purpose of entitling them to receive a dividend payable in or distribution of common stock, the number of shares of common stock purchasable upon exercise of the warrant and the warrant price shall be proportionally adjusted.

Because the warrants were issued in conjunction with the Series B-1 preferred stock, the proceeds of the offering are allocated between the Series B-1 preferred and the warrants based on the relative fair value of each instrument.  The assumed value of the Series B-1 preferred was determined based on the fair value of the underlying common shares and the fair value of the warrants was valued using the Black-Scholes option pricing model. As of June 30, 2014 and December 31, 2013, the gross proceeds from sales of the Series B-1 preferred and warrants amounted to $1,080,240 and $703,105, respectively, of which $141,145 and $95,828 were allocated to the warrants, respectively. The amount allocated to warrants represents an additional dividend on the preferred shares and, due to the Company's accumulated deficit, the allocation results in an increase and decrease to additional paid-in capital and as such, there is no impact on the accompanying financial statements.  During the six months ended June 30, 2014 and 2013, $45,317 and $43,033 were reflected as a dividend as a result of these warrants, respectively.

Registration rights - In connection with the Series B-1 preferred stock subscription agreement, the Company agreed to pay subscribers 1/2% of the liquidation preference of shares held by subscribers each month on beginning on dates varying between July 1, 2013 and October 1, 2014 until i) the common shares are eligible for trading on the OTCBB and ii) the common shares issuable upon conversion of the shares shall be registered under the Securities Act of 1933 or the subscriber is able to sell such common shares under Rule 144. Because the transfer of consideration is probable and reasonably estimable at inception of the arrangement, the contingent liability related to registration rights will be included in the allocation of proceeds in accordance with GAAP.

During the six months ended June 30, 2014 and 2013 gross proceeds from Series B-1 preferred amounted to $377,135 and $230,040, of which $0 and $4,400 were allocated to the registration rights as a liability and a reduction of additional paid-in capital on the accompanying balance sheet.  As of June 30, 2014 and December 31, 2013, the estimated liability amounted to $35,196 and $9,796, respectively, and the change in the estimated liability for the three months and six months ended June 30, 2014 amounting to $25,074 is included in other expense on the accompanying statement of operations.  The arrangement provides for no limitation as to the maximum potential consideration to be transferred.

F-65

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2014

NOTE 8. - SERIES B-1 CONVERTIBLE PREFERRED STOCK (CONTINUED)

Beneficial Conversion Feature - The effective conversion price of the Series B-1 was at a price lower than the market price of the common stock at the date of the issuance, resulting in a non-cash beneficial conversion feature for the six months ended June 30, 2014 and 2013 of $45,317 and $47,433, respectively. As there is an accumulated deficit, this beneficial conversion feature was immediately recognized as additional paid-in capital.  The amount allocated to beneficial conversion feature represents an additional dividend on the preferred shares and, due to the Company’s accumulated deficit, the allocation results in an increase and decrease to additional paid-in capital and as such, there is no impact on the accompanying financial statements.

NOTE 9. - COMMON STOCK

The following is a summary of warrants outstanding and exercisable at June 30, 2014 and 2013 and activity during the six months then ended:

	2014		2013
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Warrants	Price	Warrants	Price

Outstanding at January 1,	2,109,364	$0.99	1,073,464	$1.00

Granted during 6 months ended June 30,	538,800	$1.00	328,650	$1.00

Outstanding at June 30,	2,648,164	$0.99	1,402,114	$1.00

Exercisable at June 30,	2,648,164	$0.99	1,402,114	$1.00

Weighted average months remaining		16.94		24.06

See Note 7 – Series B Convertible Preferred Stock and Note 8 – Series B-1 Convertible Preferred Stock related to warrants granted during the six months ended June 30, 2014 and 2013. In addition, the Company issued 60,000 warrants to a consultant in October 2013 vesting immediately with an expiration date in October 2018 and an exercise price of $0.75 per share of underlying common stock.  The Company recorded $25,142 as a prepaid expense and additional paid-in capital based on the fair value of the warrants granted using the Black-Scholes option pricing model and amortized into selling, general and administrative expenses as services were rendered.

F-66

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2014

NOTE 10. - STOCK BASED COMPENSATION

During 2006, the Board of Directors authorized the creation of a pool of 400,000 stock options to purchase shares of the Company's common stock to officers and salaried employees of the Company, member of the Board of Directors, consultants, and any other key employees as determined by the Board of Directors as an incentive to remain in the service of the Company, enhance the long-term performance of the Company, and to acquire a proprietary interest in the success of the Company. Awards of these options shall be determined by the Board of Directors or an authorized committee thereof. The right to grant options under the plan expires in 2016.

During the year ended December 31, 2008, the Board of Directors authorized the grant of stock options to an employee to purchase 199,992 post-split shares of the Company's common stock at an exercise price of $2 which would vest 25% at date of grant and 25% annually thereafter and expire on March 1, 2013. These options expired unexercised.

NOTE 11. - COMMITMENTS AND CONTINGENCIES

Leases - The Company leases office and warehouse space under an operating lease which expires on July 31, 2015. Rent expense for the six months ended June 30, 2014 and 2013 amounted to $50,248 and $48,670 and the three months ended June 30, 2014 and 2013 amounted to $25,123 and $24,335, respectively.

Aggregate future minimum lease payments under the non-cancelable operating lease, including annual rent adjustments for direct expenses such as direct costs of operation, maintenance, and repairs are $53,129 for the remainder of 2014 and $62,657 for 2015. The Company has made a $12,253 security deposit included within other assets in the accompanying balance sheets as of June 30, 2014 and December 31, 2013.

Claims - The Company is subject to a claim arising in the normal course of business.  In the opinion of management, the amount of the ultimate liability, if any, with respect this action will not have a material adverse effect on the financial position, results of operation or cash flow of the Company.

Revenue Arrangements - During 2011, the Company leased equipment from vendors under a capital lease for 3 years and entered into an agreement to lease both pieces of equipment to a customer. Following the final lease payment, ownership of the equipment transferred to the customer.  Accordingly, the cost related to the above capital lease and other equipment acquired is included in cost of revenue as related revenue is recognized.  The terms of the agreement with the customer also involve the sale of non-leased equipment and allow for additional billings related to installation, integration, and training, as well as royalties related to usage of the equipment.

In accordance with Accounting for Multiple-Deliverable Revenue Arrangements (ASC 805), the significant deliverables qualify as separate units of accounting.  In conjunction with the agreement, the customer could return the equipment if acceptance criteria are not met for a partial refund.  ASC 805 states the amount of revenue allocable to the delivered unit or units of accounting is limited to the amount that is not contingent upon the delivery of additional items or meeting other specified performance conditions.

All of the equipment under this agreement was delivered during the year ended December 31, 2012 and customer acceptance occurred in the first quarter of 2013, at which time deferred revenue in the amount of $210,000 was recognized as revenue and customer contracts in progress in the amount of $200,000 was recognized as cost of revenue.

F-67

GYROTRON TECHNOLOGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2014

NOTE 12. – SUBSEQUENT EVENTS

Subsequent to June 30, 2014, the Company received proceeds of $61,005 from the sale of 1,743 Series B-1 preferred units at $35 per unit.

Subsequent to June 30, 2014, the Company entered into an agreement to lease a new gyrotron and associated equipment from a vendor pursuant to a capital lease. The lease requires four payments aggregating $220,000, of which $40,000 is due up-front, $45,000 is due upon successful launch, and $75,000 and $60,000 is due at the first and second anniversary of launch, respectively. The lease contains a $1 bargain purchase option following the completion of payments made by the Company.

F-68

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None

Item 15. Financial Statements and Exhibits

(a) Financial Statements

(b) The exhibits listed below are filed as part of this Form 10.

Exhibits	Description

3.1	Certificate of Incorporation dated April 30, 1998

3.2	Amendment to Certificate of Incorporation dated April 17, 2000

3.3	Second Amendment to Certificate of Incorporation dated May 31, 2006

3.4	Amended and Restated Certificate of Designation of 10% Convertible Redeemable Series A Preferred Stock

3.5	Amended and Restated Certificate of Designation of 10% Convertible Redeemable Series A1 Preferred Stock

3.6	Amended and Restated Certificate of Designation of 10% Convertible Redeemable Series B Preferred Stock

3.7	Amendment to Amended and Restated Certificate of Designation of 10% Convertible Redeemable Series B Preferred Stock

3.8	Amendment to Certificate of Designation of 10% Convertible Redeemable Series B1 Preferred Stock

3.9	Bylaws

3.10	Form of Warrant Agreement expiring March 2015

3.11	Form of Warrant Agreement expiring March 2016

10.1	Loan Agreement with Benjamin Franklin Technology Center of Southeast Pennsylvania

10.2	Equipment/Lease Purchase Agreement dated May 30, 2014 between Gycom Ltd. and Gyrotron Technology, Inc.

10.3	Lease Agreement between Expressway 95 Business Center, LP and Gyrotron Technology, Inc.

10.4	Form of Subscription Agreement with Most Favored Nations provision

10.5	Form of Subscription Agreement

32

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GYROTRON TECHNOLOGY, INC.

Dated: October 15, 2014	By:	/s/ Vlad Sklyarevich
	Name:	Vlad Sklyarevich
	Title:	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)

33